                                                                 EXHIBIT 10.1.11

                                                               EXECUTION VERSION

================================================================================

                                CREDIT AGREEMENT

                          dated as of February 25, 2005

                                      among

                         CALPINE STEAMBOAT HOLDINGS, LLC
                                   (Borrower)

                                   COBANK, ACB
      (Lead Arranger, Co-Syndication Agent, Underwriter and Co-Book Runner)

                             CALYON NEW YORK BRANCH
                 (Lead Arranger, Underwriter, Collateral Agent,
               Administrative Agent, LC Issuer and Co-Book Runner)

                                UFJ BANK LIMITED
             (Lead Arranger, Co-Documentation Agent and Underwriter)

                                 HSH NORDBANK AG
             (Lead Arranger, Co-Documentation Agent and Underwriter)

              BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH (Lead Arranger, Co-Syndication Agent and Underwriter)

                                       and

                    THE FINANCIAL INSTITUTIONS PARTIES HERETO
                                    (Lenders)

                        ---------------------------------

                             Freeport Energy Center
                          250 MW Cogeneration Facility
                                 Freeport, Texas

                              Mankato Energy Center
              375 MW Combined Cycle Electricity Generation Facility
                          Blue Earth County, Minnesota

================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1 DEFINITIONS............................................................................                2

         1.1        Definitions..................................................................                2
         1.2        Rules of Interpretation......................................................                2

ARTICLE 2 THE CREDIT FACILITIES..................................................................                2

         2.1        Loan Facilities..............................................................                2
         2.2        Security Fund LC Facility....................................................               12
         2.3        Total Commitments............................................................               14
         2.4        Fees.........................................................................               15
         2.5        Security Fund LC Fees........................................................               15
         2.6        Other Payment Terms..........................................................               16
         2.7        Pro Rata Treatment...........................................................               20
         2.8        Change of Circumstances......................................................               20
         2.9        Funding Losses...............................................................               23
         2.10       Alternate Office; Minimization of Costs......................................               23

ARTICLE 3 CONDITIONS PRECEDENT...................................................................               24

         3.1        Conditions Precedent to the Closing Date.....................................               24
         3.2        Conditions Precedent to Each Credit Event....................................               33
         3.3        Conditions Precedent to Term-Conversion......................................               37
         3.4        Conditions Precedent to Use of Proceeds Outside of Initial Allocated
                    Portions.....................................................................               39
         3.5        No Approval of Work..........................................................               40
         3.6        Adjustment of Drawdown Requests..............................................               40

ARTICLE 4 REPRESENTATIONS AND WARRANTIES.........................................................               40

         4.1        Organization.................................................................               40
         4.2        Authorization; No Conflict...................................................               42
         4.3        Enforceability...............................................................               43
         4.4        Compliance with Law..........................................................               44
         4.5        Business, Debt, Contracts, Joint Ventures Etc................................               45
         4.6        Adverse Change...............................................................               46
         4.7        Investment Company Act.......................................................               46
         4.8        ERISA........................................................................               47
         4.9        Permits......................................................................               47
         4.10       Hazardous Substances.........................................................               48
         4.11       Litigation...................................................................               49
         4.12       Labor Disputes and Acts of God...............................................               50
         4.13       Project Documents............................................................               50

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
         4.14       Disclosure...................................................................               50
         4.15       Private Offering by Borrower.................................................               51
         4.16       Taxes........................................................................               51
         4.17       Governmental Regulation......................................................               51
         4.18       Regulation U, Etc............................................................               52
         4.19       Budgets; Projections.........................................................               52
         4.20       Financial Statements.........................................................               53
         4.21       No Default...................................................................               53
         4.22       Organizational ID Number; Location of Collateral.............................               53
         4.23       Title and Liens..............................................................               53
         4.24       Intellectual Property........................................................               54
         4.25       Collateral...................................................................               54
         4.26       Sufficiency of Project Documents.............................................               55
         4.27       Utilities....................................................................               56
         4.28       Other Facilities.............................................................               56
         4.29       Proper Subdivision...........................................................               56
         4.30       Flood Zone Disclosure........................................................               56
         4.31       Tax Shelter Regulations......................................................               56

ARTICLE 5 AFFIRMATIVE COVENANTS..................................................................               57

         5.1        Use of Proceeds, Equity Contributions and Project Revenues...................               57
         5.2        Payment......................................................................               58
         5.3        Warranty of Title............................................................               58
         5.4        Notices......................................................................               58
         5.5        Financial Statements.........................................................               61
         5.6        Books, Records, Access.......................................................               62
         5.7        Compliance with Laws, Instruments, Applicable Permits, Etc...................               63
         5.8        Reports......................................................................               63
         5.9        Existence, Conduct of Business, Properties, Etc..............................               64
         5.10       Debt Service Coverage Ratio; Debt to Equity Ratio............................               64
         5.11       Indemnification..............................................................               65
         5.12       Exemption from Regulation....................................................               68
         5.13       Construction of the Projects.................................................               68
         5.14       Operation and Maintenance of Projects; Annual Operating Budget...............               69
         5.15       Preservation of Rights; Further Assurances...................................               70
         5.16       Additional Consents..........................................................               72
         5.17       Drawstop Funds...............................................................               72
         5.18       Maintenance of Insurance.....................................................               72
         5.19       Taxes, Other Government Charges and Utility Charges..........................               72
         5.20       Event of Eminent Domain......................................................               73
         5.21       Interest Rate Protection.....................................................               73
         5.22       Additional Permits...........................................................               74
         5.23       Special Purpose Entity.......................................................               74

         5.24       The Patriot Act..............................................................               75
         5.25       Certain Rights Under Dow Agreements..........................................               75
         5.26       Project Representative.......................................................               75
         5.27       Alternate Waterline Easements................................................               75

ARTICLE 6 NEGATIVE COVENANTS.....................................................................               76

         6.1        Contingent Liabilities.......................................................               76
         6.2        Limitations on Liens.........................................................               76
         6.3        Indebtedness.................................................................               76
         6.4        Sale or Lease of Assets......................................................               76
         6.5        Changes......................................................................               77
         6.6        Distributions................................................................               77
         6.7        Investments..................................................................               80
         6.8        Transactions With Affiliates; Subordination Agreements.......................               80
         6.9        Regulations..................................................................               80
         6.10       Partnerships, etc............................................................               80
         6.11       Dissolution; Merger..........................................................               80
         6.12       Amendments; Change Orders; Completion........................................               81
         6.13       Name and Location; Fiscal Year...............................................               84
         6.14       Use of Sites.................................................................               84
         6.15       Assignment...................................................................               84
         6.16       Accounts.....................................................................               84
         6.17       Hazardous Substances.........................................................               84
         6.18       Additional Project Documents.................................................               84
         6.19       Project Budget Amendments....................................................               85
         6.20       Assignment By Third Parties..................................................               85
         6.21       Acquisition of Real Property.................................................               85
         6.22       Employee Benefit Plans.......................................................               86
         6.23       No Merchant Sales............................................................               86
         6.24       Flow of Funds................................................................               86
         6.25       Tax Election.................................................................               86
         6.26       Tax Sharing Agreements.......................................................               86

ARTICLE 7 EVENTS OF DEFAULT; REMEDIES............................................................               87

         7.1        Events of Default............................................................               87
         7.2        Remedies.....................................................................               95

ARTICLE 8 SCOPE OF LIABILITY.....................................................................               97

ARTICLE 9 AGENTS; SUBSTITUTION...................................................................               98

         9.1        Appointment, Powers and Immunities...........................................               98
         9.2        Reliance.....................................................................              100

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
         9.3        Non-Reliance.................................................................              100
         9.4        Defaults; Material Adverse Change............................................              100
         9.5        Indemnification..............................................................              101
         9.6        Successor Agent..............................................................              101
         9.7        Authorization................................................................              102
         9.8        Other Roles..................................................................              103
         9.9        Amendments; Waivers..........................................................              103
         9.10       Withholding Tax..............................................................              104
         9.11       General Provisions as to Payments............................................              104
         9.12       Substitution of Lender.......................................................              105
         9.13       Participation................................................................              105
         9.14       Transfer of Commitment.......................................................              106
         9.15       Laws.........................................................................              107
         9.16       Assignability as Collateral..................................................              107
         9.17       Notices to Lenders...........................................................              108
         9.18       Collateral Agent.............................................................              108

ARTICLE 10 INDEPENDENT CONSULTANTS...............................................................              108

         10.1       Removal and Fees.............................................................              108
         10.2       Duties.......................................................................              109
         10.3       Independent Consultants' Certificates........................................              109
         10.4       Certification of Dates.......................................................              110

ARTICLE 11 MISCELLANEOUS.........................................................................              110

         11.1       Addresses....................................................................              110
         11.2       Additional Security; Right to Set-Off........................................              111
         11.3       Delay and Waiver.............................................................              112
         11.4       Costs, Expenses and Attorneys' Fees; Syndication.............................              112
         11.5       Entire Agreement.............................................................              113
         11.6       Governing Law................................................................              113
         11.7       Severability.................................................................              113
         11.8       Headings.....................................................................              113
         11.9       Accounting Terms.............................................................              114
         11.10      Additional Financing.........................................................              114
         11.11      No Partnership, Etc..........................................................              114
         11.12      Deed of Trust/Collateral Documents...........................................              114
         11.13      Limitation on Liability......................................................              114
         11.14      Waiver of Jury Trial.........................................................              115
         11.15      Consent to Jurisdiction......................................................              115
         11.16      Knowledge and Attribution....................................................              116
         11.17      Successors and Assigns.......................................................              116
         11.18      Counterparts.................................................................              116
         11.19      Usury........................................................................              116

         11.20      Survival.....................................................................              116
         11.21      Patriot Act Notice...........................................................              117
         11.22      Treatment of Certain Information; Confidentiality............................              117
         11.23      Release of Project...........................................................              118
         11.24      Project Expansion............................................................              119

                                INDEX OF EXHIBITS

Exhibit A         Definitions and Rules of Interpretation

                  NOTES

Exhibit B-1       Form of Construction Note
Exhibit B-2       Form of Term Note
Exhibit B-3       Form of FEC Note
Exhibit B-4       Form of MEC Note
Exhibit B-5       Form of Security Fund Letter of Credit
Exhibit B-6       Form of Security Fund LC Loan Note

                  LOAN DISBURSEMENT PROCEDURES

Exhibit C-1       Form of Notice of Construction Loan Borrowing
Exhibit C-2       Form of Notice of Term-Conversion
Exhibit C-3       Form of Confirmation of Interest Period Selection
Exhibit C-4       Form of Notice of Conversion of Loan Type
Exhibit C-5       Form of Drawdown Certificate
Exhibit C-6(a)    Form of Independent Engineer's Drawdown Certificate (Mankato)
Exhibit C-6(b)    Form of Independent Engineer's Drawdown Certificate (Freeport)
Exhibit C-7       Form of Notice of Security Fund LC Loan

                  CREDIT AND SECURITY-RELATED DOCUMENTS

Exhibit D-1       Form of FEC Deed of Trust
Exhibit D-2       Form of MEC Mortgage
Exhibit D-3       Form of Security Agreement
Exhibit D-4       Form of Borrower Depositary Agreement
Exhibit D-5       Form of FEC Depositary Agreement
Exhibit D-6       Form of MEC Depositary Agreement
Exhibit D-7       Form of Subordination Agreement
Exhibit D-8       Form of NSP Acknowledgment of Subordination
Exhibit D-9       Schedule of Security Filings
Exhibit D-10      Form of Group Pledge and Security Agreement
Exhibit D-11      Intentionally Deleted
Exhibit D-12      Form of Interest Rate Agreement
Exhibit D-13      Form of FEC Guaranty
Exhibit D-14      Form of MEC Secured Guaranty
Exhibit D-15      Form of MEC Security Agreement
Exhibit D-16      Form of FEC Security Agreement
Exhibit D-17      Form of FEC-GP Guaranty
Exhibit D-18      Form of FEC-LP Guaranty
Exhibit D-19      Form of MEC Unsecured Guaranty

                                    CONSENTS

Exhibit E-1       Form of Consent for Contracting Party

                  CLOSING CERTIFICATES

Exhibit F-1       Form of Borrower's Closing Certificate
Exhibit F-2       Form of FEC's Closing Certificate
Exhibit F-3       Form of MEC's Closing Certificate
Exhibit F-4       Intentionally Deleted
Exhibit F-5       Form of Insurance Consultant's Certificate
Exhibit F-6       Form of Independent Engineer's Certificate
Exhibit F-7       Form of Power Market Consultant's Certificate

                  PROJECT DESCRIPTION EXHIBITS

Exhibit G-1       Schedule of Applicable Permits
Exhibit G-2       Project Budget
Exhibit G-3       Base Case Project Projections
Exhibit G-4       Project Schedule
Exhibit G-5       Pending Litigation
Exhibit G-6       Hazardous Substances Disclosure
Exhibit G-7       Pending Change Orders
Exhibit G-8       Template Operating Report
Exhibit G-9       Real Estate Rights

                  OTHER

Exhibit H         Lenders Proportionate Shares
Exhibit I         Amortization Schedule
Exhibit J         Form of Non-Bank Certificate
Exhibit K         Insurance Requirements
Exhibit L         Form of Annual Insurance Certificate
Exhibit M         Form of Confidentiality Agreement

                                                               EXECUTION VERSION

            This CREDIT AGREEMENT, dated as of February 25, 2005 (this "Agreement"), is entered into among CALPINE STEAMBOAT HOLDINGS, LLC, a Delaware limited liability company, as borrower ("Borrower"), the financial institutions listed on Exhibit H or who later become a party hereto, as Lenders (the financial institutions party to this Agreement being collectively referred to as the "Lenders"), CALYON NEW YORK BRANCH, as a Lead Arranger, underwriter, co-book runner and administrative agent for the Lenders (in such capacity, "Administrative Agent"), as collateral agent for the Secured Parties (in such capacity, "Collateral Agent") and as issuer of the Security Fund LC (in such capacity, "LC Issuer"), COBANK, ACB, as a Lead Arranger, underwriter, co-syndication agent and co-book runner, HSH NORDBANK AG, as a Lead Arranger, underwriter and co-documentation agent, UFJ BANK LIMITED, as a Lead Arranger, underwriter and co-documentation agent, and BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH, as a Lead Arranger, underwriter and co-syndication agent.

                                    RECITALS

            A. Borrower is the direct, 100% owner of Mankato Energy Center, LLC ("MEC"), the owner of a combined cycle electric generating facility, capable of generating approximately 375 MW of electric power, to be located in Blue Earth County, Minnesota (the "Mankato Project").

            B. Borrower is also the direct 100% owner of both FEC-GP and FEC-LP. FEC-GP is the sole 1%-owning general partner of Freeport Energy Center, LP ("FEC" and together with MEC, the "Project Companies"), and FEC-LP is the sole 99%-owning limited partner of FEC, the owner of a 250 MW cogeneration facility to be located on an 8-acre site inside the Plant B industrial complex owned by The Dow Chemical Company in Freeport, Texas (the "Freeport Project").

            C. Borrower has requested that the Lenders provide a portion of the construction and term financing for the Mankato Project and the Freeport Project (together, the "Projects"), which proceeds Borrower shall on-lend to the Project Companies for the development and construction of the Projects.

            D. The Lenders are willing to provide such financing upon the terms and subject to the conditions set forth herein and in the other Credit Documents.

            E. The credit facilities provided hereunder will be secured by, among other things, the Freeport Project and the Mankato Project and guaranteed by the Project Companies; and the Lenders would not be willing to extend such credit facilities to Borrower, and allow Borrower to on-lend the proceeds thereof to the Project Companies, without being provided such security and such guaranties.

                                    AGREEMENT

            In consideration of the agreements herein and in the other Credit Documents and in reliance upon the representations and warranties set forth herein and therein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1   DEFINITIONS.

            Except as otherwise expressly provided, capitalized terms used in this Agreement (including its exhibits and schedules) shall have the meanings given to such terms in Exhibit A.

      1.2   RULES OF INTERPRETATION.

            Except as otherwise expressly provided, the rules of interpretation set forth in Exhibit A shall apply to this Agreement and the other Credit Documents.

                                    ARTICLE 2
                              THE CREDIT FACILITIES

      2.1   LOAN FACILITIES.

            2.1.1 Construction Loan Facility.

            (a) Availability. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrower set forth herein and of the Project Companies set forth in the Project Company Guaranties, each Lender severally agrees to advance to Borrower from time to time during the Construction Loan Availability Period such loans as Borrower may request pursuant to this Section 2.1.1 (individually, a "Construction Loan" and, collectively, the "Construction Loans"), in an aggregate principal amount which, when added to such Lender's Proportionate Share of the aggregate principal amount of all prior Construction Loans made under this Agreement, does not exceed such Lender's Construction Loan Commitment. Unless the conditions under Section 3.4 are satisfied, no more of the Construction Loans than $215,000,000 (the "Initial MEC Allocated Portion") may be applied toward Project Costs of the Mankato Project, and no more than $251,500,000 (the "Initial FEC Allocated Portion") may be applied toward Project Costs of the Freeport Project.

            (b) Notice of Construction Loan Borrowing. Borrower shall request Construction Loans by delivering to Administrative Agent a written notice in the form of Exhibit C-1, appropriately completed (a "Notice of Construction Loan Borrowing"), which contains or specifies, among other things:

                  (i) the portion of the requested Construction Loan which shall bear interest as is provided in (A) Section 2.1.1(c)(i) (individually, a "Base Rate Construction Loan" and, collectively, the "Base Rate Construction Loans") or (B) Section 2.1.1(c)(ii) (individually, a "LIBOR Construction Loan" and, collectively, the "LIBOR Construction Loans");

                  (ii) the aggregate principal amount of the requested Construction Loan, which shall be in the minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; provided that such minimum amount shall not apply to the Punchlist Drawing, Dow Change Order Drawing, Dow Performance Test Drawing or the True-Up Drawing (if any);

                  (iii) the proposed date of the requested Construction Loan (which shall be a Banking Day);

                  (iv) in the case of any requested Construction Loan to be made as a LIBOR Construction Loan, the initial Interest Period requested therefor (which shall be an Interest Period contemplated by Section 2.1.3(c));

                  (v) a certification by Borrower that, as of the date such requested Construction Loan is proposed to be made, the Construction Loan proposed to be made on such date, when added together with all other Construction Loans made under this Agreement, does not either (A) exceed the Total Construction Loan Commitment or (B) cause Construction Loans applied to Project Costs of MEC to exceed the Initial MEC Allocated Portion or Construction Loans applied to Project Costs of FEC to exceed the Initial FEC Allocated Portion; and

                  (vi) the amount of the requested Construction Loan that shall be designated to constitute part of the MEC Allocated Portion and the FEC Allocated Portion.

            Borrower shall request no more than one Construction Loan per month. Borrower shall give each Notice of Construction Loan Borrowing to Administrative Agent so as to provide not less than the Minimum Notice Period applicable to Construction Loans of the Type requested. Any Notice of Construction Loan Borrowing may be modified or revoked by Borrower through the Banking Day prior to the Minimum Notice Period, and shall thereafter be irrevocable. Each Notice of Construction Loan Borrowing shall be delivered in the manner provided in
Section 11.1.

            (c) Construction Loan Interest. Subject to Section 2.6.3, Borrower shall pay interest on the unpaid principal amount of each Construction Loan from the date of Borrowing of such Construction Loan until the maturity or prepayment thereof at the following rates per annum:

                  (i) With respect to the principal portion of such Construction Loan which is, and during such periods as such Construction Loan is, a Base Rate Construction Loan, at a rate per annum equal to the Base Rate (such rate to change from time to time as the Base Rate shall change) plus the applicable Rate Margin minus 0.75%.

                  (ii) With respect to the principal portion of such Construction Loan which is, and during such periods as such Construction Loan is, a LIBOR Construction Loan, at a rate per annum, at all times during each Interest Period for such LIBOR Construction Loan, equal to the LIBO Rate for such Interest Period plus the applicable Rate Margin.

            (d) Construction Loan Principal Payments. Borrower shall repay to Administrative Agent, for the account of each Lender, in full on the Construction Loan Maturity Date the unpaid principal amount of all Construction Loans made by such Lender which will not be Term-Converted to Term Loans at such time as is provided in Section 2.1.2(a). Borrower may not re-borrow the principal amount of any Construction Loan so repaid.

            (e) Cancellation and Return of Construction Notes. Upon payment in full or Term-Conversion in full of the aggregate principal amount of the Construction Loans and all accrued and unpaid interest thereon, each Lender shall promptly mark as canceled any Construction Notes issued to it under
Section 2.1.4 or 9.14 then outstanding and return such canceled Construction Notes to Borrower.

            2.1.2 Term Loan Facility.

            (a) Availability. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, each Lender severally agrees to make to Borrower on the Term Period Commencement Date, at the request of Borrower, a term loan under this Section 2.1.2 (individually a "Term Loan" and, collectively, the "Term Loans") in an aggregate principal amount equal to the aggregate principal amount of outstanding Construction Loans made by such Lender. Each Lender shall make its Term Loan by converting the principal amount of outstanding Construction Loans made by such Lender to a Term Loan.

            (b) Notice of Term-Conversion. Borrower shall request
Term-Conversion by delivering to Administrative Agent a written notice in the form of Exhibit C-2, appropriately completed (the "Notice of Term-Conversion"), which specifies, among other things:

                  (i) the principal portion of the requested Term Loans which shall bear interest as provided in (A) Section 2.1.2(c)(i) (individually, a "Base Rate Term Loan" and, collectively, the "Base Rate Term Loans") or (B)
Section 2.1.2(c)(ii) (individually, a "LIBOR Term Loan" and, collectively, the "LIBOR Term Loans");

                  (ii) the aggregate principal amount of the requested Term Loans, which shall not exceed the aggregate principal amount of all Construction Loans outstanding on the Term Period Commencement Date (which amount shall be calculated immediately prior to Term-Conversion, after giving effect to the Punchlist Drawing (if any), the Dow Change Order Drawing (if any), the Dow Performance Test Drawing (if any), the True-Up Drawing (if any), and the application of all liquidated damages and other amounts required to be applied to the prepayment of Construction Loans pursuant to the Depositary Agreements);

                  (iii) the proposed date of Term-Conversion (which shall be a Banking Day on or before the Construction Loan Maturity Date); and

                  (iv) in the case of any requested Term Loan to be made as a LIBOR Term Loan, the initial Interest Period requested therefor (which shall be an Interest Period contemplated by Section 2.1.3(c)).

            Borrower shall deliver the Notice of Term-Conversion to Administrative Agent so as to provide at least the Minimum Notice Period applicable to Loans of the Type requested upon Term-Conversion; provided that not later than 10 Banking Days prior to delivery of the Notice of Term-Conversion, Borrower shall deliver to Administrative Agent a draft of such Notice of Term-Conversion and evidence documenting that the conditions to Term-Conversion set forth in Section 3.3 will be satisfied by the proposed date of Term-Conversion. The Notice of Term-Conversion may be modified or revoked by Borrower through the Banking Day prior to the Minimum Notice Period, and shall thereafter be irrevocable. The Notice of Term-Conversion shall be delivered in the manner provided in Section 11.1.

            (c) Term Loan Interest. Subject to Section 2.6.3, Borrower shall pay interest on the unpaid principal amount of each Term Loan from the date of Borrowing of such Term Loan until the maturity or prepayment thereof at one of the following rates per annum:

                  (i) With respect to the principal portion of such Term Loan which is, and during such periods as such Term Loan is, a Base Rate Term Loan, at a rate per annum equal to the Base Rate (such rate to change from time to time as the Base Rate shall change) plus the applicable Rate Margin minus 0.75%.

                  (ii) With respect to the principal portion of such Term Loan which is, and during such periods as such Term Loan is, a LIBOR Term Loan, at a rate per annum during each Interest Period for such LIBOR Term Loan equal to the LIBO Rate for such Interest Period plus the applicable Rate Margin.

            (d) Term Loan Principal Payment. Beginning on the Initial Principal Repayment Date and on each Principal Repayment Date thereafter, Borrower shall repay to Administrative Agent, for the account of each Lender, the aggregate unpaid principal amount of the Term Loan made by such Lender in installments in accordance with the repayment schedule set forth on Exhibit I, with any remaining unpaid principal, interest, fees and costs due and payable on the Term Loan Maturity Date. Borrower may not re-borrow the principal amount of any Term Loan so repaid. Upon scheduled repayment of the principal of Term Loans, the Allocated Portions shall be reduced in accordance with the scheduled amortization thereof as set forth in the Base Case Project Projections.

            (e) Initial Principal Repayment Date Prior to Term Period Commencement Date. If the Initial Principal Repayment Date occurs prior to the Term Period Commencement Date, then Construction Loans in the required amount shall be repaid first from any funds in the Borrower Revenue Account. After application of all such funds, if there remains any required payment, then to the extent that Administrative Agent reasonably concludes that reducing the Total Construction Loan Commitment would not cause a failure to satisfy the condition set forth in Section 3.2.16, then the Total Construction Loan Commitment shall be reduced by up to such required amount, and to the extent of such reduction, the payment will be deemed made.

            2.1.3 Interest Provisions Relating to All Loans.

            (a) Applicable Interest Rate. Subject to Section 2.6.3, the applicable basis for determining the rate of interest with respect to any Construction Loan or Term Loan shall be selected by Borrower initially at the time a Notice of Construction Loan Borrowing or Notice of Term-Conversion is given pursuant to Section 2.1.1 or 2.1.2, as the case may be, and with respect to a Security Fund LC Loan, by delivery to the Administrative Agent of a notice in the form of Exhibit C-7, appropriately completed to notify the Lenders of the Interest Period. The basis for determining the interest rate with respect to any Loan may be changed from time to time as specified in a Notice of Conversion of Loan Type delivered pursuant to Section 2.1.6. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day such Loan shall bear interest determined by reference to the Base Rate. Borrower shall not request, and the Lenders shall not be obligated to make, LIBOR Loans at any time an Event of Default exists.

            (b) Interest Payment Dates. Borrower shall pay accrued interest on the unpaid principal amount of each Loan (i) in the case of each Base Rate Loan, on the last Banking Day of each calendar quarter, (ii) in the case of each LIBOR Loan, on the last day of each Interest Period related to such LIBOR Loan and, with respect to Interest Periods longer than three months, the last Banking Day of each third month in which such LIBOR Loan is outstanding, and (iii) in all cases, upon repayment or prepayment (to the extent thereof and including any optional prepayments or Mandatory Prepayments), upon conversion from one Type of Loan to another Type of Loan and at maturity (whether by acceleration or otherwise).

            (c) LIBOR Loan Interest Periods.

                  (i) The initial and subsequent Interest Periods for LIBOR Loans shall be a maximum of one month until the date which falls four months after the Closing Date (or such earlier date as may otherwise be agreed to by Administrative Agent and Borrower). Thereafter, each subsequent Interest Period selected by Borrower for all LIBOR Loans shall be one, three or six months. Notwithstanding anything to the contrary in either of the two preceding sentences, (A) any Interest Period which would otherwise end on a day which is not a Banking Day shall be extended to the next succeeding Banking Day unless such next Banking Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Banking Day, (B) any Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month, (C) Borrower may not select Interest Periods which would leave a greater principal amount of Loans subject to Interest Periods ending after a date upon which Loans are or may be required to be repaid (including the Construction Loan Maturity Date, the Term Loan Maturity Date and each Principal Repayment Date) than the principal amount of Loans scheduled to be outstanding after such date and for purposes of this clause, Borrower shall assume that all Security Fund LC Loans will be repaid on the next Principal Repayment Date, (D) unless Term-Conversion has occurred, any Interest Period for a Construction Loan which would otherwise end after the

Construction Loan Maturity Date shall end on the Construction Loan Maturity Date, (E) any Interest Period for a Term Loan which would otherwise end after the Term Loan Maturity Date shall end on the Term Loan Maturity Date, (F) LIBOR Loans for each Interest Period shall be in the minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof, (G) Borrower may not at any time have outstanding more than six different Interest Periods relating to LIBOR Loans, and (H) Borrower shall select Types and Interest Periods for Construction Loans and Term Loans corresponding to the "types" and "interest periods" used for floating rate payments in the Interest Rate Agreements so as to create, to the greatest extent possible, a complete hedge.

                  (ii) Borrower may contact Administrative Agent at any time prior to the end of an Interest Period for a quotation of Interest Rates in effect at such time for given Interest Periods and Administrative Agent shall promptly provide such quotation. Borrower may select an Interest Period telephonically or by electronic mail within the time periods specified in
Section 2.1.6, which selection shall be irrevocable on and after commencement of the applicable Minimum Notice Period. Borrower shall confirm such telephonic or electronic mail notice to Administrative Agent by facsimile on the day such notice is given by delivery to Administrative Agent of a written notice in substantially the form of Exhibit C-3, appropriately completed (a "Confirmation of Interest Period Selection"). Borrower shall promptly deliver to Administrative Agent the original of the Confirmation of Interest Period Selection initially delivered by facsimile. If Borrower fails to notify Administrative Agent of the next Interest Period for any LIBOR Loans in accordance with this Section 2.1.3(c)(ii), such Loans shall automatically convert to Base Rate Loans on the last day of the current Interest Period therefor. Administrative Agent shall as soon as practicable (and, in any case, within two Banking Days after delivery of the Confirmation of Interest Period Selection) notify Borrower of each determination of the Interest Rate applicable to each Loan.

            (d) Interest Computations. All computations of interest on Base Rate Loans shall be based upon a year of 365 days or, in the case of a leap year, 366 days, shall be payable for the actual days elapsed (including the first day but excluding the last day), and shall be adjusted in accordance with any changes in the Base Rate to take effect on the beginning of the day of such change in the Base Rate. All computations of interest on LIBOR Loans shall be based upon a year of 360 days and shall be payable for the actual days elapsed (including the first day but excluding the last day). Borrower agrees that all computations by Administrative Agent of interest shall be conclusive and binding in the absence of manifest error.

            2.1.4 Promissory Notes. The obligation of Borrower to repay the Loans made by a Lender and to pay interest thereon at the rates provided herein shall, upon the written request of such Lender, be evidenced by promissory notes in the form of Exhibit B-1 (individually, a "Construction Note" and, collectively, the "Construction Notes"), Exhibit B-2 (individually, a "Term Note" and, collectively, the "Term Notes") and Exhibit B-6 (individually, a "Security Fund LC Loan Note" and, collectively, the "Security Fund LC Loan Notes"), each payable to the order of such requesting Lender and in the principal amount of such Lender's Construction Loan Commitment, Term Loan Commitment and Security Fund LC Commitment, respectively. Borrower authorizes each such requesting Lender to record on the schedule annexed to such

Lender's Note or Notes, the date and amount of each Loan made by such requesting Lender, and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided that in the event of any inconsistency between the records or books of Administrative Agent and any Lender's records or Notes, the records of Administrative Agent shall be conclusive and binding in the absence of manifest error. Borrower further authorizes each such requesting Lender to attach to and make a part of such requesting Lender's Note or Notes continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower's obligations to repay the full unpaid principal amount of the Loans or the duties of Borrower hereunder or thereunder. Upon the payment in full in cash of the aggregate principal amount of, and all accrued and unpaid interest on, the Loans, or in the case of Construction Notes, upon Term-Conversion, the Lenders holding such Notes shall promptly mark the applicable Notes cancelled and return such cancelled Notes to Borrower.

            2.1.5 Loan Funding.

            (a) Notice. Each Notice of Construction Loan Borrowing, Notice of Term-Conversion and Notice of Conversion of Loan Type shall be delivered to Administrative Agent in accordance with Sections 2.1.1(b), 2.1.2(b) and 2.1.6, respectively. Administrative Agent shall promptly notify each Lender of the contents of each Notice of Construction Loan Borrowing, Notice of Term-Conversion and Notice of Conversion of Loan Type.

            (b) Pro Rata Loans. All Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Shares of such Loans, with each Borrowing to consist of a Loan by each Lender equal to such Lender's Proportionate Share of such Loan.

            (c) Lender Funding. Each Lender shall, before 1:00 p.m. on the date of each Borrowing of a Construction Loan or Term Loan, make available to Administrative Agent by wire transfer of immediately available funds in Dollars to the account of Administrative Agent most recently designated by it for such purpose, such Lender's Proportionate Share of the Construction Loan or Term Loan (as the case may be) to be made on such date. The failure of any Lender to make the Construction Loan or Term Loan (as the case may be) to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Construction Loan or Term Loan (as the case may be) on the date of such Loan. No Lender shall be responsible for the failure of any other Lender to make the Construction Loan or Term Loan (as the case may be) to be made by such other Lender on the date of any Borrowing.

            (d) Failure of Lender to Fund. Unless Administrative Agent shall have been notified by any Lender prior to the applicable date of a Borrowing of a Construction Loan or Term Loan that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Proportionate Share of the Construction Loan or Term Loan (as the case may be) requested on such date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such date in accordance with the prior paragraph and Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand (and, in any event, within two Banking Days from the applicable date of such Borrowing) from such Lender together with interest thereon, for each day from the applicable date of such Borrowing until the date such amount is paid to Administrative Agent, at the Federal Funds Rate for the first two Banking Days after such date. If such Lender pays such amount to Administrative Agent, then such amount (excluding any interest paid to Administrative Agent thereon) shall constitute such Lender's Proportionate Share of such Construction Loan or Term Loan (as the case may be) included in such Construction Loan or Term Loan (as the case may be). If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor or within two Banking Days from the applicable date of such Borrowing of a Construction Loan or Term Loan (as the case may be), Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the applicable date of such Borrowing until the date such amount is paid to Administrative Agent, at the rate then payable under this Agreement for Base Rate Loans. Nothing in this Section 2.1.5(d) shall be deemed to relieve any Lender from its obligation to fulfill its obligations hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

            (e) Construction Accounts. No later than 2:00 p.m. on the date specified in each Notice of Construction Loan Borrowing, if the applicable conditions precedent listed in Article 3 have been satisfied or waived in accordance with the terms thereof and, subject to Section 2.1.5(d), to the extent Administrative Agent shall have received the appropriate funds from the Lenders, Administrative Agent shall make available the Construction Loans requested in such Notice of Construction Loan Borrowing (as may be adjusted pursuant to Section 3.6) in Dollars and in immediately available funds, at Administrative Agent's New York Branch, and shall deposit or cause to be deposited the proceeds of such Construction Loans into the Construction Accounts.

            2.1.6 Conversion of Loans. Borrower may convert Loans from one Type of Loan to another Type of Loan; provided, however, that (a) any conversion of LIBOR Loans into Base Rate Loans shall be effective on, and only on, the first day after expiration of an Interest Period for such LIBOR Loans, and (b) Loans shall be converted only in amounts of $500,000 and increments of $100,000 in excess thereof. Borrower shall request such a conversion by delivering to Administrative Agent a written notice in the form of Exhibit C-4, appropriately completed (a "Notice of Conversion of Loan Type"), which contains or specifies, among other things:

                  (i) the Loans, or portion thereof, which are to be converted;

                  (ii) the Type of Loans into which such Loans, or portion thereof, are to be converted;

                  (iii) if such Loans are to be converted into LIBOR Loans, the initial

Interest Period selected by Borrower for such Loans (which Interest Period shall be selected in accordance with Section 2.1.3(c));

                  (iv) the proposed date of the requested conversion (which shall be a Banking Day and otherwise in accordance with this Section 2.1.6); and

                  (v) a certification by Borrower that no Event of Default has occurred and is continuing.

Borrower shall so deliver each Notice of Conversion of Loan Type so as to provide at least the applicable Minimum Notice Period. Any Notice of Conversion of Loan Type may be modified or revoked by Borrower through the Banking Day prior to the Minimum Notice Period, and shall thereafter be irrevocable. Each Notice of Conversion of Loan Type shall be delivered in the manner provided in
Section 11.1. Administrative Agent shall promptly notify each Lender of the contents of each Notice of Conversion of Loan Type.

            2.1.7 Prepayments.

            (a)   Terms of All Prepayments.

                  (i) Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.1.7(b) or a Mandatory Prepayment), Borrower shall pay to Administrative Agent for the account of the Lender which made such Loan and/or Hedge Bank, as applicable, (A) all accrued interest to the date of such prepayment on the amount of such Loan prepaid, (B) all accrued fees to the date of such prepayment relating to the amount of such Loan being prepaid, (C) to the extent required by the terms of the applicable Interest Rate Agreement, all Hedge Breaking Fees owed by Borrower to such Hedge Bank as a result of such prepayment, and (D) if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all Liquidation Costs incurred by such Lender as a result of such prepayment (pursuant to the terms of Section 2.9).

                  (ii) Notwithstanding the foregoing, but only in respect of any Mandatory Prepayment, Borrower shall have the right, by giving five Banking Days' notice to Administrative Agent, in lieu of prepaying a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, to deposit or cause Administrative Agent to deposit into an account to be held by Depositary Agent (which account shall be subjected to the Lien of the Collateral Documents in a manner reasonably satisfactory to Collateral Agent) an amount equal to the LIBOR Loans to be prepaid. Such funds shall be held in such account until the expiration of the Interest Period applicable to the LIBOR Loan to be prepaid at which time the amount deposited in such account shall be used to prepay such LIBOR Loan and any interest accrued on such amount shall be deposited into the Borrower Revenue Account. The deposit of amounts into such account shall not constitute a prepayment of Loans and all Loans to be prepaid using the proceeds from such account shall continue to accrue interest at the then applicable interest rate for such Loans until actually prepaid. All amounts in such account shall only be invested in Permitted Investments as directed by and at the expense and risk of Borrower.

                  (iii) Except as otherwise specifically set forth herein, all prepayments of Term Loans shall be applied to reduce the remaining payments required under Section 2.1.2(d) in inverse order of maturity. Prepayment of Term Loans with proceeds of the Purchase Option or Put Option pursuant to Section 3.6 of the Borrower Depositary Agreement shall be applied as described in such section. Any prepayments made pursuant to Sections 3.5.4(f) and 3.7.1 of the applicable Project Company Depositary Agreement shall be applied to reduce the Allocated Portion for the Project with respect to which such prepayments have been received. Prepayment of Term Loans with proceeds of Construction Contractor Performance LDs pursuant to Section 3.7 of the applicable Project Company Depositary Agreement and Section 3.8 of the Borrower Depositary Agreement shall be applied to all maturities of the Term Loans ratably. Borrower may not re-borrow the principal amount of any Construction Loan or Term Loan which is prepaid. In connection with any prepayment of loans made pursuant to Section 3.4.2(c) of the Borrower Depositary Agreement, the Allocated Portions shall be reduced in proportion to their size relative to the aggregate Term Loan.

            (b) Optional Prepayments. Subject to Section 2.1.7(a), Borrower may, at its option and without premium or penalty, upon five Banking Days' notice to Administrative Agent, prepay (i) any Construction Loans in whole or from time to time in part in minimum amounts of $1,000,000 or an incremental multiple of $100,000 in excess thereof (provided that such minimum amounts shall not apply to a prepayment of all outstanding Construction Loans), (ii) any Term Loans in whole or from time to time in part in minimum amounts of $1,000,000 or an incremental multiple of $100,000 in excess thereof (provided that such minimum amounts shall not apply to a prepayment of all outstanding Term Loans), or (iii) any Security Fund LC Loans in whole or from time to time in part in minimum amounts of $1,000,000 or an incremental multiple of $100,000 in excess thereof (provided that such minimum amounts shall not apply to a prepayment of all outstanding Security Fund LC Loans); provided, however, that as a condition to Borrower's right to make any prepayment of Construction Loans, Borrower shall reduce the Total Construction Loan Commitment in accordance with Section 2.3.3 of this Agreement by such amount that the Available Construction Loan Commitment equals zero after giving effect to such prepayment. In connection with any optional prepayments, Borrower shall terminate or partially terminate Hedge Transactions such that the notional amount under all of the Hedge Transactions does not exceed, in the aggregate, the principal amount of Loans outstanding immediately after giving effect to such prepayment. In connection with any optional prepayments, Borrower may at the time of such prepayment specify the portions by which Allocated Portions shall be reduced thereby, and absent such specification, the Allocated Portions shall be reduced in proportion to their size relative to the aggregate Term Loan.

            (c) Mandatory Prepayments. Borrower shall prepay (or cause to be prepaid) Loans to the extent required by Section 11.23, Sections 3.2.2(d), 3.4.2(c) (second sentence), 3.4.2(e), 3.6 or 3.8 of the Borrower Depositary Agreement, Sections 2.2(b), 3.5.4(e), 3.5.4(f) or 3.7.1(b) of the Project Company Depositary Agreements (by virtue of requiring transfer of funds to the Mandatory Prepayment Account), Section 3.1.6(b) of the FEC Depositary Agreement, or any other provision of any Credit Document which expressly requires such prepayment (such prepayment, a "Mandatory Prepayment").

            2.1.8 Register. Administrative Agent shall maintain, at its address referred to in Section 11.1, a register for the recordation of the names and addresses of the Lenders, the Commitments and Loans of each Lender from time to time and the name of each Lender which holds a Note, as well as a record of which payments or prepayments have been applied to which Allocated Portions from time to time (the "Register"). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register (a) the Commitments and the Loans from time to time of each Lender, (b) the interest rates applicable to all Loans and the effective dates of all changes thereto,
(c) the Interest Period for each LIBOR Loan, (d) the date and amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, (e) each repayment or prepayment in respect of the principal amount of the Loans of each Lender, (f) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, (g) on each Principal Repayment Date or any other time any principal of the Loans is paid or prepaid, the Allocated Portion to which any such principal payment or prepayment is being applied, as well as the resulting revised Allocated Portions, and (h) such other information as Administrative Agent may determine is necessary for the administering of the Loans and this Agreement. Any such recording shall be conclusive and binding in the absence of manifest error; provided that neither the failure to make any such recordation, nor any error in such recordation, shall affect any Lender's Commitment or Borrower's Obligations in respect of any applicable Loans or otherwise; and provided further that in the event of any inconsistency between the Register and any Lender's records, the Register shall govern absent manifest error.

      2.2   SECURITY FUND LC FACILITY.

            2.2.1 Issuance of the Security Fund LC. Subject to the terms and conditions set forth in this Agreement, on the Closing Date the LC Issuer shall issue a letter of credit in the form of Exhibit B-5 (the "Security Fund LC") for the account of Borrower and for the benefit of NSP, in the initial stated amount of $18,250,000. The Security Fund LC shall be made available solely in lieu of the "HGC" portion of the Security Fund pursuant to Section 11.1 of the Power Purchase Agreement. If such section requires or permits that the stated amount of the Security Fund LC be modified, based on the Sponsor's Credit Rating (as defined in the Power Purchase Agreement) changing, Borrower shall request of LC Issuer (and, if a reduction, NSP) to effect such change, and LC Issuer shall effect such change, it being understood that the stated amount of the Security Fund LC shall never be increased to exceed $23,500,000 (if prior to the Facility Acceptance Date for the Mankato Project), or $19,200,000 (if following the Facility Acceptance Date for the Mankato Project).

            2.2.2 Security Fund LC Loans. To the extent provided in Section 2.2.5, each Lender severally agrees to advance to LC Issuer, for the account of Borrower, such Lender's Proportionate Share of the full amount of any Drawing Payment under the Security Fund LC. Upon such advance, the Drawing Payment shall be deemed to constitute a loan made by such Lender to Borrower in the amount advanced (a "Security Fund LC Loan"). All Security Fund

LC Loans shall be repaid in accordance with Section 3.2.2 of the Borrower Depositary Agreement, with any remaining unpaid principal, interest, fees and costs due and payable on the Term Loan Maturity Date. Borrower may not re-borrow the principal amount of any Security Fund LC Loan so repaid.

            2.2.3 Security Fund LC Loan Interest. Borrower shall pay interest on the unpaid principal amount of each Security Fund LC Loan from the date of the applicable Drawing Payment until the maturity or repayment thereof at the following rates per annum:

                  (a) with respect to the principal portion of such Security Fund LC Loan which is, and during such periods as such Security Fund LC Loan is, a Base Rate Security Fund LC Loan, at a rate per annum equal to the Base Rate (such rate to change from time to time as the Base Rate shall change) plus the applicable Rate Margin minus 0.75%; and

                  (b) with respect to the principal portion of such Security Fund LC Loan which is, and during such periods as such Security Fund LC Loan is, a LIBOR Security Fund LC Loan, at a rate per annum during each Interest Period for such LIBOR Security Fund LC Loan equal to the LIBO Rate for such Interest Period plus the applicable Rate Margin.

            2.2.4 Reduction and Reinstatement of Stated Amount. The Stated Amount of the Security Fund LC shall be reduced by the amount of Drawing Payments made in respect thereof. After a draw upon the Security Fund LC, where the terms of Section 11.1(E) of the Power Purchase Agreement (as in effect on the Closing Date) require the Stated Amount to thereafter be increased, without further condition or consent of the Lenders, the Stated Amount of the Security Fund LC shall be increased in the required amount by the LC Issuer issuing to NSP an amendment in the form attached to the Security Fund LC, any such increases not to exceed the Unutilized Security Fund LC Commitment.

            2.2.5 Lender Participation. Each Lender severally agrees to participate with LC Issuer in the extension of credit arising from the issuance of the Security Fund LC in an amount equal to such Lender's Proportionate Share of the Total Security Fund LC Commitment, and the issuance of the Security Fund LC shall be deemed a confirmation to LC Issuer of such participation in such amount. LC Issuer may request the Lenders to pay to LC Issuer their respective Proportionate Shares of all or any portion of any Drawing Payment made or to be made by LC Issuer under the Security Fund LC by contacting each Lender and Administrative Agent telephonically (promptly confirmed in writing) at any time after LC Issuer has received notice of or request for such Drawing Payment, and specifying the amount of such Drawing Payment, such Lender's Proportionate Share thereof, and the date on which such Drawing Payment is to be made or was made. Upon receipt of any such request for payment from LC Issuer, each Lender shall pay to LC Issuer such Lender's Proportionate Share of the unreimbursed portion of such Drawing Payment, together with interest thereon at a per annum rate equal to the Federal Funds Rate, as in effect from time to time, from the date of such Drawing Payment to the date on which such Lender makes payment. Each Lender's obligation to make each such payment to LC Issuer shall be absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including the occurrence or continuance of any Inchoate Default or Event of Default, or the failure of any other Lender to make any payment under this Section 2.2.5, and each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Nothing in this Section 2.2.5 shall limit or affect the obligation of the LC Issuer to make any Drawing Payment pursuant to the Security Fund LC.

      2.3   TOTAL COMMITMENTS.

            2.3.1 Security Fund Letter of Credit. The initial stated amount of the Security Fund LC shall be as set forth in Section 2.2.1, and any increases in the stated amount thereof shall not exceed at any time the Unutilized Security Fund LC Commitment.

            2.3.2 Loan Commitment Amounts.

            (a) Total Construction Loan Commitment. Notwithstanding anything that may be construed to the contrary in this Agreement, the aggregate principal amount of all Construction Loans made by the Lenders shall not exceed the lesser of (i) $466,500,000 and (ii) if such total amount is reduced by Borrower pursuant to Section 2.3.3, such lower amount (such amount, so reduced from time to time, the "Total Construction Loan Commitment").

            (b) Total Term Loan Commitment. Notwithstanding anything that may be construed to the contrary in this Agreement, the aggregate principal amount of all Term Loans outstanding at any time shall not exceed the aggregate amount of Construction Loans outstanding on the Term-Period Commencement Date after giving effect to any Punchlist Drawing, any Dow Change Order Drawing, any Dow Performance Test Drawing and any True-Up Drawing (such amount, as reduced from time to time, the "Total Term Loan Commitment").

            2.3.3 Reductions and Cancellations. Borrower may, from time to time upon five Banking Days written notice to Administrative Agent, permanently reduce (without premium or penalty), by an amount of $1,000,000 or an integral multiple of $100,000 in excess thereof or cancel in its entirety the Total Construction Loan Commitment, subject to the provisions of this Section 2.3.3. Borrower may not reduce the Total Security Fund LC Commitment or the Unutilized Security Fund LC Commitment. Borrower may not reduce or cancel the Total Construction Loan Commitment if, after giving effect to such reduction or cancellation, (a) the aggregate principal amount of all Construction Loans then outstanding would exceed the Total Construction Loan Commitment, (b) the Available Construction Funds would not, in the reasonable judgment of Administrative Agent and the Independent Engineer, exceed remaining Project Costs (including budgeted contingency (or the appropriate part thereof) and anticipated Liquidation Costs and anticipated Hedge Breaking Fees arising from any prepayment related to such reduction or cancellation), or (c) such reduction or cancellation would cause an Inchoate Default, Event of Default or have a Material Adverse Effect. Borrower shall pay to Administrative Agent any Commitment Fees then due in respect of the canceled portion of the applicable Commitment upon any cancellation and, from the effective date of any cancellation or reduction, the Commitment Fees shall be computed on the basis of the Available Construction

Loan Commitment as so canceled or reduced. Once reduced or canceled, the Total Construction Loan Commitment may not be increased or reinstated. Any reductions pursuant to this Section 2.3.3 shall be applied ratably to each Lender's respective Commitments in accordance with Section 2.7.1.

      2.4   FEES.

            2.4.1 Administrative Agent's Fees. Borrower shall pay to Administrative Agent solely for Administrative Agent's account the fees and other amounts described in the Administrative Agent Fee Letter.

            2.4.2 Commitment Fees.

            (a) Construction Loan Commitment Fees. On each Quarterly Payment Date on and until the Construction Loan Maturity Date (or, if the Total Construction Loan Commitment is canceled prior to such date, on the date of such cancellation), Borrower shall pay to Administrative Agent, for the benefit of the Lenders, accruing from the Closing Date or the first day of such quarter, as the case may be, a commitment fee (the "Commitment Fee") for such quarter (or portion thereof) then ending equal to the product of (i) the daily average unutilized Construction Loan Commitment for such quarter (or portion thereof) multiplied by (ii) a fraction, the numerator of which is the number of days in that calendar quarter and the denominator of which is 360 multiplied by (iii) 0.50%, payable quarterly in arrears through Term-Conversion.

            (b) Unutilized Security Fund LC Commitment Fee. On each Quarterly Payment Date, Borrower shall pay to Administrative Agent, for the benefit of the Lenders, accruing from the Closing Date or the first day of the Payment Period, as the case may be, a commitment fee for such quarter (or portion thereof) then ending equal to the product of (i) the daily average Unutilized Security Fund LC Commitment for such quarter (or portion thereof) multiplied by (ii) a fraction, the numerator of which is the number of days in that calendar quarter and the denominator of which is 360 multiplied by (iii) 0.50%, payable quarterly in arrears.

      2.5   SECURITY FUND LC FEES.

            2.5.1 Security Fund LC Fee. On each Quarterly Payment Date, Borrower shall pay to Administrative Agent for the benefit of the Lenders, a Security Fund LC fee (the "Security Fund LC Fee") for each Payment Period (or portion thereof) then ending, equal to the product of (a) the daily average Stated Amount of the Security Fund LC for such Payment Period (or portion thereof) multiplied by (b) a fraction, the numerator of which is the number of days in such Payment Period (or portion thereof) and the denominator of which is 360, multiplied by (c) the applicable Rate Margin.

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

            2.5.2 Fronting Fee. On each Quarterly Payment Date, Borrower shall pay to Administrative Agent, solely for LC Issuer's account, a letter of credit fronting fee for the corresponding Payment Period (or portion thereof) equal to the product of (a) the daily average Stated Amount of the Security Fund LC multiplied by (b) 0.20% multiplied by (c) a fraction, the numerator of which is the number of days in that calendar quarter and the denominator of which is 360.

      2.6   OTHER PAYMENT TERMS.

            2.6.1 Place and Manner. Except as otherwise provided in the Arrangement Fee Letter, the Administrative Agent Fee Letter or any other provision contained in any of the Credit Documents, Borrower shall make all payments due to any Lender, Collateral Agent or Administrative Agent hereunder to Administrative Agent, for the account of such Lender, Collateral Agent or Administrative Agent (as the case may be), to the account in the name of Loan Servicing, Account No. 01-88179-2145-00, ABA No. 026-008-073, Reference: Calpine Steamboat Holdings, LLC, or such other account as Administrative Agent shall notify Borrower from time to time, in Dollars and in immediately available funds not later than 12:00 noon on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on the Banking Day after such payment is received. Administrative Agent shall disburse to each Lender or Collateral Agent (as the case may be) each such payment received by Administrative Agent for such Lender or Collateral Agent (as the case may be), such disbursement to occur on the day such payment is received if received by 12:00 noon or if otherwise reasonably possible, or otherwise on the next Banking Day.

            2.6.2 Date. Whenever any payment due hereunder shall fall due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall be included in the computation of interest or fees, as the case may be, without duplication of any interest or fees so paid in the next subsequent calculation of interest or fees payable.

            2.6.3 Default Interest. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable Legal Requirements, any accrued but unpaid interest payments thereon and any accrued but unpaid fees, and other amounts hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under applicable Bankruptcy Laws) payable upon demand, and the Security Fund LC Fees shall be increased, at a rate that is (a) 2% per annum in excess of the interest rate and Security Fund LC Fees then otherwise payable under this Agreement with respect to the applicable Loans and Security Fund LC, or (b) in the case of any such fees and other amounts, at a rate that is 2% per annum in excess of the interest rate then otherwise payable under this Agreement for Base Rate Loans (the "Default Rate"); provided that, in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such LIBOR Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate that is 2% per annum in excess of the interest rate then otherwise payable under this Agreement for Base Rate Loans.

            2.6.4 Net of Taxes, Etc.

            (a) Taxes. Any and all payments to or for the benefit of Administrative Agent or any Lender by Borrower hereunder or under any other Credit Document shall be made free and clear of and without deduction or withholding, setoff or counterclaim of any kind whatsoever and in such amounts as may be necessary in order that all such payments, after deduction for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (excluding net income and franchise taxes, which include taxes imposed on or measured by the net income, net profits or capital of Administrative Agent or such Lender by any jurisdiction or any political subdivision or taxing authority thereof or therein as a result of a connection between such Lender and such jurisdiction or political subdivision, unless such connection results solely from such Lender's executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any Note) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"), shall be equal to the amounts otherwise specified to be paid under this Agreement and the other Credit Documents. If any Taxes are required to be deducted or withheld from or in respect of any sum payable hereunder or under any other Credit Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.6.4), Administrative Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make (or cause to be made) such deductions, and (iii) Borrower shall pay (or cause to be paid) the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Legal Requirements. In addition, Borrower agrees to pay any present or future stamp, recording or documentary taxes and any other excise or property taxes, charges or similar levies (not including income or franchise taxes) that arise under the laws of the United States of America, the State of New York, the State of Texas or the State of Minnesota from any payment made hereunder or under any other Credit Document or from the execution or delivery or otherwise with respect to this Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

            (b) Tax Indemnity. Borrower shall indemnify each Lender for and hold it harmless against the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.6.4) paid by any Lender, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided that Borrower shall not be obligated to indemnify any Lender for any penalties, interest or expenses relating to Taxes or Other Taxes arising from such Lender's gross negligence or willful misconduct. Each Lender agrees to give written notice to Borrower of the assertion of any claim against such Lender relating to such Taxes or Other Taxes as promptly as is practicable after being notified of such assertion, and in no event later than 180 days after the principal officer of such Lender responsible for administering this Agreement obtains knowledge thereof; provided that any Lender's failure to notify Borrower of such assertion within such 180 day period shall not relieve Borrower of its obligation under this Section 2.6.4 with respect to Taxes or Other Taxes, penalties, interest or expenses arising prior to the end of such period, but shall relieve Borrower of its obligations under this Section 2.6.4 with respect to Taxes or Other Taxes, penalties, interest or expenses between the end of such period and such time as Borrower receives notice from such Lender as provided herein. Payments by Borrower pursuant to this indemnification shall be made within 30 days from the date such Lender makes written demand therefor (submitted through Administrative Agent), which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof.

            (c) Notice. Within 30 days after the date of any payment of Taxes by Borrower, Borrower shall furnish to Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof or, if such receipt is not obtainable, other evidence of such payment by Borrower reasonably satisfactory to Administrative Agent. Borrower shall compensate each Lender for all reasonable losses and expenses sustained by such Lender as a result of any failure by Borrower to so furnish such copy of such receipt.

            (d) Conduit Financing. Notwithstanding anything to the contrary contained in this Section 2.6.4, if a Lender is a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(l) of the Code and the Treasury Regulations issued thereunder) with respect to any payments made by Borrower under this Agreement and under any Note, Borrower shall not be obligated to pay additional amounts to such Lender pursuant to this Section
2.6.4 to the extent that the amount of Taxes exceeds the amount that would have otherwise been payable were such Lender not a conduit entity participating in a conduit financing arrangement.

            (e) Reimbursement by Lenders. If any Lender receives an indemnification payment pursuant to Section 2.6.4(b) and if such Lender is able, in its sole opinion, to apply or otherwise take advantage of any refund or tax credit arising out of or in conjunction with any Taxes or Other Taxes which give rise to such indemnification, such Lender shall, to the extent that in its sole opinion it can do so without prejudice to the retention of the amount of such refund or credit and without any other adverse tax consequences for such Lender, reimburse to Borrower at such time as such tax refund or credit shall have actually been received by such Lender such amount as the Lender shall, in its sole opinion, have determined to be attributable to the relevant Taxes or Other Taxes and as will leave such Lender in no better or worse position than it would have been in if the payment of such Taxes or Other Taxes had not been required. Nothing in this Section 2.6.4(e) shall oblige any Lender to disclose to Borrower or any other Person any information regarding its tax affairs or tax computations, or shall interfere with Lender's absolute discretion to arrange its tax affairs in whatever manner it thinks fit. In particular, no Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in credits or deductions available to it and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion.

            (f) Survival of Obligations. The obligations of Borrower under this
Section 2.6.4 shall survive the termination of this Agreement and the repayment of Borrower's Obligations.

            2.6.5 Application of Payments. Except as otherwise expressly provided herein or in the other Credit Documents, payments made under this Agreement or the other Credit Documents and other amounts received by Administrative Agent, Collateral Agent, Depositary Agent or the Lenders under this Agreement or the other Credit Documents shall first be applied to any fees, costs, charges or expenses payable to Administrative Agent, Collateral Agent, Depositary Agent or the Lenders hereunder or under the other Credit Documents, next to any accrued but unpaid interest then due and owing, and then to outstanding principal then due and owing or otherwise to be prepaid (in each case, such application to be made on a pro rata basis among such applicable Persons).

            2.6.6 Withholding Exemption Certificates. Administrative Agent on the Closing Date, each Lender upon becoming a Lender and each Person to which any Lender grants a participation (or otherwise transfers its interest in this Agreement) agree that they will deliver to Administrative Agent and Borrower either (a) if such Lender or Person is a United States person (other than a corporation established under the laws of the United States or any political subdivision thereof), an executed copy of a United States Internal Revenue Service Form W-9, or (b) if such Lender or Person is not a corporation established under the laws of the United States or any political subdivision thereof, two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be (certifying therein an entitlement to an exemption from, United States withholding taxes) plus, in the case of a Lender or a Person using the so-called "portfolio interest exemption," a duly completed and executed non-bank certificate in the form of Exhibit J, if applicable. Each Lender which delivers to Borrower and Administrative Agent a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to Borrower and Administrative Agent further copies of the Form W-8BEN or W-8ECI, or successor applicable forms, or other manner of certification or procedure, as the case may be, on or before the date that any such form expires or becomes obsolete or within a reasonable time after gaining knowledge of the occurrence of any event requiring a change in the most recent forms previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. Borrower shall not be obligated, however, to pay any additional amounts in respect of United States federal income tax pursuant to
Section 2.6.4 (or make an indemnification payment pursuant to Section 2.6.4) to any Lender (including any entity to which any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement) if

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

the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure of such Lender to comply with its obligations under this Section 2.6.6.

      2.7   PRO RATA TREATMENT.

            2.7.1 Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein, (a) each Borrowing consisting of Construction Loans, Term Loans, Security Fund LC Loans or each Drawing Payment under the Security Fund LC and each reduction of the Total Construction Loan Commitment, Total Term Loan Commitment or Total Security Fund LC Commitment shall be made or allocated among the Lenders pro rata according to their respective Proportionate Shares of such Loans or Commitments, as the case may be, (b) each payment of principal of and interest on Construction Loans, Term Loans or Security Fund LC Loans shall be made or shared among the Lenders holding such Loans or Commitments pro rata according to their respective unpaid principal amounts of such Loans or Commitments held by such Lenders, and (c) each payment of Commitment Fees shall be shared among the Lenders pro rata according to (i) their respective Proportionate Shares of the Commitments to which such fees apply, and (ii) in the case of each Lender which becomes a party to this Agreement hereunder after the Closing Date, the date upon which such Lender so became a party hereunder.

            2.7.2 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans owed to it, in excess of its Proportionate Share of payments on account of such Loans obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participation in the Loans, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from such Lender shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's Proportionate Share (according to the proportion of (a) the amount of such other Lender's required repayment to
(b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.7.2 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

      2.8   CHANGE OF CIRCUMSTANCES.

            2.8.1 Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loans, (a) Administrative Agent determines that the LIBO Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market, or (b) Lenders holding aggregate Proportionate Shares of 33-1/3% or more of the Commitments shall advise Administrative Agent that (i) the rates of interest for such LIBOR Loans do not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans, or (ii) deposits in Dollars in the London interbank market are not available to such Lenders (as conclusively certified by each such Lender in good faith in writing to Administrative Agent and to Borrower) in the ordinary course of business in sufficient amounts to make and/or maintain their LIBOR Loans, then Administrative Agent shall immediately give notice of such condition to Borrower. After the giving of any such notice and until Administrative Agent shall otherwise notify Borrower that the circumstances giving rise to such condition no longer exist, Borrower's right to request the making of or conversion to, and the Lenders' obligations to make or convert to, LIBOR Loans shall be suspended. Any LIBOR Loans outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such Loans into Base Rate Loans unless such suspension has then ended.

            2.8.2 Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender or Borrower with any request or directive (whether or not having the force of law, but if not having the force of law, being of a type with which a Lender customarily complies) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan, then such Lender shall immediately notify Administrative Agent and Borrower of such Change of Law. Upon receipt of such notice, (a) Borrower's right to request the making of or conversion to, and the Lender's obligations to make or convert to, LIBOR Loans shall be suspended for so long as such condition shall exist, and (b) Borrower shall, at the request of such Lender, either (i) pursuant to Section 2.1.6, convert any then outstanding LIBOR Loans into Base Rate Loans at the end of the current Interest Periods for such Loans, or (ii) immediately repay LIBOR Loans pursuant to Section 2.1.7 or convert LIBOR Loans into Base Rate Loans if such Lender shall notify Borrower that such Lender may not lawfully continue to fund and maintain such Loans. Any conversion or prepayment of LIBOR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans shall be deemed a prepayment thereof for purposes of Section 2.9.

            2.8.3 Increased Costs. If, after the date of this Agreement, any Change of Law:

            (a) shall subject any Lender or LC Issuer (the term "Lender" as used below in this Section to include LC Issuer) to any tax, duty or other charge with respect to any LIBOR Loan or Commitment in respect thereof, or shall change the basis of taxation of payments by Borrower to any Lender on such a Loan or with respect to any such Commitment (except for Taxes, Other Taxes or changes in the rate of taxation on the overall net income of any Lender); or

            (b) shall impose, modify or hold applicable any reserve, special deposit or similar requirement (without duplication of any reserve requirement included within the applicable Interest Rate through the definition of "Reserve Requirement") against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan; or

            (c) shall impose on any Lender any other condition directly related to any LIBOR Loan or Commitment in respect thereof;

and the effect of any of the foregoing is to increase the cost to such Lender of making, issuing, creating, renewing, participating in (subject to the limitations in Section 9.13) or maintaining any such LIBOR Loan or Commitment in respect thereof or to reduce any amount receivable by such Lender hereunder, then Borrower shall from time to time, within 10 days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts and the basis for determination of such amount, submitted by such Lender to Borrower, shall, in the absence of manifest error, be conclusive and binding on Borrower for purposes of this Agreement.

            2.8.4 Capital Requirements. If any Lender determines that (a) any Change of Law after the date of this Agreement increases the amount of capital required or expected to be maintained by such Lender, or the Lending Office of such Lender or any Person controlling such Lender (a "Capital Adequacy Requirement"), and (b) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender's or such Person's policies with respect to capital adequacy), then Borrower shall pay to such Lender or such Person, within 10 days after delivery of demand by such Lender or such Person, such amounts as such Lender or such Person shall reasonably determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital. A certificate of such Lender or such Person, setting forth in reasonable detail the computation of any such increased costs, delivered to Borrower by such Lender or such Person shall, in the absence of manifest error, be conclusive and binding on Borrower for purposes of this Agreement.

            2.8.5 Notice; Participating Lenders' Rights. Each Lender shall notify Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this Section 2.8, as promptly as practicable, and in no event later than 180 days after the principal officer of such Lender responsible for administering this Agreement obtains knowledge thereof; provided that any Lender's failure to notify Borrower within such 180 day period shall not relieve Borrower of its obligation under this
Section 2.8 with respect to claims arising prior to the end of such period, but shall relieve Borrower of its obligations under this Section 2.8 with respect to the time between the end of such period and such time as Borrower receives notice from the indemnitee as provided herein. No Person purchasing from a Lender a participation in any Commitment (as opposed to an assignment) shall be entitled to any payment from or on behalf of Borrower pursuant to Section 2.8.3 or Section 2.8.4 which would be in excess of the applicable proportionate amount (based on the portion of the Commitment in which such Person is participating) which would then be payable to such Lender if such Lender had not sold a participation in that portion of the Commitment.

      2.9   FUNDING LOSSES.

            If Borrower shall (a) repay or prepay any LIBOR Loans on any day other than the last day of an Interest Period for such Loans (whether an optional prepayment or a Mandatory Prepayment), (b) fail to borrow any LIBOR Loans in accordance with a Notice of Construction Loan Borrowing delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) after such Notice of Construction Loan Borrowing has become irrevocable, (c) fail to convert any Loans into LIBOR Loans in accordance with a Notice of Conversion of Loan Type delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) after such Notice of Conversion of Loan Type has become irrevocable, (d) fail to continue a LIBOR Loan in accordance with a Confirmation of Interest Period Selection delivered to Administrative Agent, (e) fail to convert any Construction Loans into Term Loans in accordance with a Notice of Term Conversion delivered to Administrative Agent (whether as a result of a failure to satisfy any applicable conditions or otherwise), or (f) fail to make any prepayment in accordance with any notice of prepayment delivered to Administrative Agent, then Borrower shall, within 10 days after demand by any Lender, reimburse such Lender for all reasonable costs and losses incurred by such Lender as a result of such repayment, prepayment or failure ("Liquidation Costs"). Borrower understands that such costs and losses may include losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund LIBOR Loans (other than non-receipt of the margin applicable to such LIBOR Loans). Each Lender demanding payment under this Section 2.9 shall deliver to Borrower a certificate setting forth in reasonable detail the basis for and the amount of costs and losses for which demand is made. Such a certificate so delivered to Borrower shall, in the absence of manifest error, be conclusive and binding as to the amount of such loss for purposes of this Agreement.

      2.10  ALTERNATE OFFICE; MINIMIZATION OF COSTS.

            2.10.1 To the extent reasonably possible, each Lender shall designate an alternative Lending Office with respect to its LIBOR Loans and otherwise take any reasonable actions to reduce any liability of Borrower to any Lender under Section 2.6.4, 2.8.3, 2.8.4 or 2.9, or to avoid the unavailability of any Type of Loans under Section 2.8.2 so long as (in the case of the designation of an alternative Lending Office) such Lender, in its sole discretion, determines that (a) such designation is not disadvantageous to such Lender and (b) such actions would eliminate or reduce liability to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or actions within 10 Banking Days of demand thereof to Borrower.

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

            2.10.2 If and with respect to each occasion that a Lender either makes a demand for compensation pursuant to Section 2.6.4, 2.8.3 or 2.8.4 or is unable for a period of three consecutive months to fund LIBOR Loans pursuant to
Section 2.8.2 or such Lender wrongfully fails to fund a Loan, then Borrower may, upon at least five Banking Days' prior irrevocable written notice to each of such Lender and Administrative Agent, in whole permanently replace the Loans and Commitments of such Lender; provided that Borrower shall replace such Loans and Commitments with the Loans and Commitments of a commercial bank reasonably satisfactory to Administrative Agent, and with respect to the Security Fund LC Commitment, reasonably satisfactory to the LC Issuer. Such replacement Lender shall upon the effective date of replacement purchase the Borrower's Obligations hereunder owed to such replaced Lender for the aggregate amount thereof and shall thereupon for all purposes become a "Lender" hereunder. Such notice from Borrower shall specify an effective date for the replacement of such Lender's Loans and Commitments, which date shall not be later than the fourteenth day after the day such notice is given. On the effective date of any replacement of such Lender's Loans and Commitments pursuant to this Section 2.10.2, Borrower shall pay to Administrative Agent for the account of such Lender (a) any fees due to such Lender to the date of such replacement, (b) the principal of and accrued interest on the principal amount of outstanding Loans held by such Lender to the date of such replacement (such amount to be represented by the purchase of the Borrower's Obligations hereunder of such replaced Lender by the replacing Lender and not as a prepayment of such Loans), and (c) the amount or amounts due to such Lender pursuant to each of Sections 2.6.4, 2.8.3 and 2.8.4, as applicable, and any other amount then payable hereunder to such Lender. Borrower will remain liable to such replaced Lender for any Liquidation Costs that such Lender sustains or incurs as a consequence of the purchase of such Lender's Loans (unless such Lender has defaulted on its obligation to fund a Loan hereunder). Upon the effective date of the purchase of any Lender's Loans owed to such Lender and termination of such Lender's Commitments pursuant to this Section 2.10.2, such Lender shall cease to be a Lender hereunder. No such termination of any such Lender's Commitments and the purchase of such Lender's Loans pursuant to this Section 2.10.2 shall affect (i) any liability or obligation of Borrower or any other Lender to such terminated Lender, or any liability or obligation of such terminated Lender to Borrower or any other Lender, which accrued on or prior to the date of such termination, or (ii) such terminated Lender's rights hereunder in respect of any such liability or obligation.

            2.10.3 Upon written notice to Administrative Agent, any Lender may designate a Lending Office other than the Lending Office most recently designated to Administrative Agent and may assign all of its interests under the Credit Documents and its Notes (if any) to such Lending Office; provided that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of Borrower under
Section 2.6.4, 2.8.3 or 2.8.4 or make an Interest Rate option unavailable pursuant to Section 2.8.2.

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

      3.1   CONDITIONS PRECEDENT TO THE CLOSING DATE.

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

            The obligation of each Lender to enter into this Agreement and to make the initial Construction Loans under this Agreement and of the LC Issuer to issue the Security Fund LC is subject to the prior satisfaction of each of the following conditions (unless waived in writing by Administrative Agent with the consent of the Lenders) (the date such conditions precedent are so satisfied or waived being referred to as the "Closing Date"):

            3.1.1 Resolutions. Delivery to the Lead Arrangers of a copy of one or more resolutions or other authorizations, in form and substance reasonably satisfactory to the Lenders, of each Borrower Party, each other Affiliate of Borrower that is a party to an Operative Document as of the Closing Date (each such Affiliate, an "Affiliated Major Project Participant" and, together with each Borrower Party, the "Calpine Entities") certified by a Responsible Officer of each such Calpine Entity as being in full force and effect on the Closing Date, authorizing, as applicable and among other things, the Borrowings herein provided for, the granting of the Liens under the Collateral Documents, the contribution of equity to the Project Companies and the execution, delivery and performance of this Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to which such Calpine Entity is a party.

            3.1.2 Incumbency. Delivery to the Lead Arrangers of a certificate, in form and substance reasonably satisfactory to the Lenders, from each Calpine Entity signed by the appropriate authorized officer or manager of each such Calpine Entity and dated as of the Closing Date, as to the incumbency of the natural Persons authorized to execute and deliver this Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to which such Calpine Entity is a party.

            3.1.3 Formation Documents. Delivery to the Lead Arrangers of (a) copies of the articles of incorporation, certificate of incorporation, charter or other state certified constituent documents of each Calpine Entity, certified by the secretary of state of such Calpine Entity's state of incorporation or formation, as applicable, and (b) copies of the bylaws, limited liability company operating agreement or other comparable constituent documents, if applicable, of each Calpine Entity, certified by a Responsible Officer of such Calpine Entity as being true, correct and complete on the Closing Date.

            3.1.4 Good Standing Certificates. Delivery to the Lead Arrangers of certificates issued by (a) the secretary of state of the state in which each Calpine Entity is formed or incorporated, as applicable, (b) in the case of each Affiliated Major Project Participant (other than Calpine and FEC-LP) which is a party to a FEC Major Project Document, the Secretary of the State of Texas or the Comptroller of the State of Texas, as the case may be, and (c) in the case of each Affiliated Major Project Participant (other than Calpine) which is a party to a MEC Major Project Document, the Secretary of State of the State of Minnesota, in each case (i) dated a date reasonably close prior to the Closing Date and (ii) certifying that such Calpine Entity is in good standing and, if necessary in connection with performance of its obligations under the applicable Major Project Document, is qualified to do business in, and has paid all franchise taxes or similar taxes due to, such states.

            3.1.5 Third Party Approvals. The Lead Arrangers shall have received all information and copies of all documents and copies of any approval by any Person (including any Governmental Authority) reasonably required in connection with any transaction herein contemplated or contemplated in any other Credit Document, which the Lead Arrangers may reasonably have requested in connection herewith.

            3.1.6 Credit Documents and Project Documents. Delivery to the Lead Arrangers of (a) executed originals of this Agreement and each other Credit Document to be executed on the Closing Date and any supplements or amendments thereto, all of which shall be in form and substance reasonably satisfactory to the Lenders, (b) a certified list of, and true, correct and complete copies of, each FEC Project Document (other than any FEC Project Document which is only incidental to the development, construction, leasing, ownership or operation of the Freeport Project) executed on or prior to the Closing Date (together with any supplements or amendments thereto), all of which shall be in form and substance reasonably satisfactory to the Lenders, and all of which shall have been duly authorized, executed and delivered by the parties thereto, and all of which FEC Project Documents shall be certified by a Responsible Officer of FEC as being true, complete and correct and in full force and effect on the Closing Date pursuant to the certificate delivered pursuant to Section 3.1.7, and (c) a certified list of, and true, correct and complete copies of, each MEC Project Document (other than any MEC Project Document which is only incidental to the development, construction, leasing, ownership or operation of the Mankato Project) executed on or prior to the Closing Date (together with any supplements or amendments thereto, all of which shall be in form and substance reasonably satisfactory to the Lenders, and all of which shall have been duly authorized, executed and delivered by the parties thereto, and all of which MEC Project Documents shall be certified by a Responsible Officer of MEC as being true, complete and correct and in full force and effect on the Closing Date pursuant to the certificate delivered pursuant to Section 3.1.7.

            3.1.7 Closing Certificates.

            (a) Certificate of Borrower. Delivery to the Lead Arrangers of a certificate, dated as of the Closing Date, duly executed by a Responsible Officer of Borrower, in substantially the form of Exhibit F-1.

            (b) Certificate of FEC. Borrower shall cause FEC to deliver to the Lead Arrangers a certificate, dated as of the Closing Date, duly executed by a Responsible Officer of FEC, in substantially the form of Exhibit F-2, which certificate shall, among other things, (a) state that neither FEC nor, to FEC's knowledge, any other party to any FEC Project Document (other than any FEC Project Document which is only incidental to the development, construction, leasing, ownership or operation of the Freeport Project) is or, but for the passage of time or giving of notice or both will be, in breach of any material obligation thereunder, except as otherwise set forth in the Dow Consent, (b) state that all conditions precedent to the performance of FEC, and, to FEC's knowledge, all conditions precedent to the performance of the other parties under such FEC Project Documents then required to have been performed shall have been satisfied, except as disclosed in writing by FEC prior to the Closing Date, and

(c) contain each other certification required to be made by a Responsible Officer of FEC on the Closing Date pursuant to Sections 3.1.6 and 3.1.16.

            (c) Certificate of MEC. Borrower shall cause MEC to deliver to the Lead Arrangers a certificate, dated as of the Closing Date, duly executed by a Responsible Officer of MEC, in substantially the form of Exhibit F-3, which certificate shall, among other things, (a) state that neither MEC nor, to MEC's knowledge, any other party to any MEC Project Document (other than any MEC Project Document which is only incidental to the development, construction, leasing, ownership or operation of the Mankato Project) is or, but for the passage of time or giving of notice or both will be, in breach of any material obligation thereunder, (b) state that all conditions precedent to the performance of MEC, and, to MEC's knowledge, all conditions precedent to the performance of the other parties under such MEC Project Documents then required to have been performed shall have been satisfied, except as otherwise disclosed in writing by MEC prior to the Closing Date, and (c) contain each other certification required to be made by a Responsible Officer of MEC on the Closing Date pursuant to Sections 3.1.6 and 3.1.16.

            (d) Certificates of FEC-GP and FEC-LP. Borrower shall cause each of FEC-GP and FEC-LP to deliver to the Lead Arrangers a certificate, dated as of the Closing Date, duly executed by a Responsible Officer of FEC-GP and FEC-LP, respectively, in substantially the form of Exhibit F-8, which certificate shall contain each certification required to be made by a Responsible Officer of FEC-GP and FEC-LP on the Closing Date pursuant to Section 3.1.16.

            3.1.8 Legal Opinions. Delivery to the Lead Arrangers of legal opinions of counsel to the Calpine Entities and each Major Project Participant (other than NSP (with respect to the MEC Interconnection Agreement) and NNG), in each case in form and substance reasonably satisfactory to the Lenders.

            3.1.9 Certificate of Insurance Consultant. Delivery to the Lead Arrangers of the Insurance Consultant's certificate, dated as of the Closing Date and in substantially the form of Exhibit F-5, together with the Insurance Consultant's report, in form and substance reasonably satisfactory to the Lenders, attached thereto.

            3.1.10 Insurance. Insurance complying with terms and conditions set forth in Exhibit K shall be in full force and effect and the Lead Arrangers and the Insurance Consultant shall have received (a) a certificate from FEC and MEC's insurance broker(s), dated as of the Closing Date and in form and substance reasonably satisfactory to the Lenders, (i) identifying underwriters, type of insurance, insurance limits and policy terms, (ii) listing the special provisions required as set forth in Exhibit K, (iii) describing the insurance obtained and (iv) stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that, in the opinion of such broker(s), such insurance complies with the terms and conditions set forth in Exhibit K, and (b) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer), each in form and substance reasonably satisfactory to the Lenders.

            3.1.11 Certificate of the Independent Engineer. Delivery to the Lead Arrangers of the Independent Engineer's certificate, dated as of the Closing Date and in substantially the form of Exhibit F-6, together with the Independent Engineer's report, in form and substance reasonably satisfactory to the Lenders, attached thereto.

            3.1.12 Certificate of Power Market Consultant. Delivery to the Lead Arrangers of the Power Market Consultant's certificate, dated as of the Closing Date and in substantially the form of Exhibit F-7, together with the Power Market Consultant's report, in form and substance reasonably satisfactory to the Lenders, attached thereto.

            3.1.13 Schedule of Applicable Permits.

            (a) Delivery to the Lead Arrangers of Exhibit G-1, the schedule of Permits required by any Borrower Party or Dow to develop, construct, lease, own and operate the Projects, in form and substance reasonably satisfactory to the Lenders. Borrower shall also deliver and cause FEC and MEC to deliver to the Lead Arrangers copies of each Permit listed in Part I of Exhibit G-1 in form and substance reasonably satisfactory to the Lenders. Except as disclosed in Exhibit G-1, each Applicable Permit listed in Part I of Exhibit G-1 shall (A) constitute in the Lead Arrangers' reasonable opinion all of the Applicable Permits as of the Closing Date, (B) have been duly obtained or been assigned in Dow, FEC or MEC's name as applicable, (C) be in full force and effect, (D) not be subject to any current legal proceeding, and (E) not be subject to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation of such Applicable Permit, and all applicable appeal periods with respect to each such Applicable Permit shall have expired.

            (b) Part II of Exhibit G-1 shall list all other Permits that are not Applicable Permits (as of the Closing Date) required by any Borrower Party or Dow to develop, construct, lease, own and operate the Projects as contemplated by the Operative Documents. The Permits listed in Part II of Exhibit G-1 shall, in the Lead Arrangers' reasonable opinion, be timely obtainable (i) on or before the date any Borrower Party or Dow requires such Permit, (ii) without delay materially in excess of the time provided therefor in the Project Schedule (if applicable), and (iii) without expense materially in excess of the amounts provided therefor in the Project Budget by FEC or MEC as applicable.

            (c) Except as disclosed in Exhibit G-1, the Permits listed in Part I of Exhibit G-1 shall not be subject to any restriction, condition, limitation or other provision which could reasonably be expected to have a Material Adverse Effect or result in the Projects being operated in a manner substantially inconsistent with the assumptions underlying the Base Case Project Projections.

            3.1.14 Absence of Litigation. Except as disclosed on Exhibit G-5, no action, suit, proceeding or investigation shall have been instituted or threatened in writing against any Borrower Party. No action, suit, proceeding or investigation shall have been instituted or, to Borrower's knowledge, threatened in writing against any other Major Project Participant that (for purposes of this Section 3.1.14, in the Lead Arrangers' sole discretion) could reasonably be expected to (a) have a Material Adverse Effect, or (b) cause or deem the Lenders, Administrative Agent, Collateral Agent, the Lead Arrangers or any Borrower Party or any Affiliate of any of them to be subject to, or not exempted from, regulation under PUHCA, or treated as a public utility under the laws of the State of Minnesota (in the case of the Mankato Project) or of Texas (in the case of the Freeport Project), as constituted and construed by the courts of Minnesota or Texas as applicable, respecting the rates or the financial or organizational regulation of electric utilities.

            3.1.15 Payment of Fees. All taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 3.1 and due on the Closing Date shall have been paid in full or, as approved by the Lenders, provided for. Borrower shall have paid (or caused to be paid) all outstanding amounts due, as of the Closing Date, and owing to (a) the Lenders, Administrative Agent or the Lead Arrangers under any fee or other letter, including without limitation the Arrangement Fee Letter and the Upfront Fee Letter, or pursuant to Section 2.4.1,
(b) the Lenders' attorneys and consultants (including the Independent Consultants) and the Title Insurers for all services rendered and billed prior to the Closing Date, (c) the Depositary Agent under the Depositary Agreements, and (d) Administrative Agent for any other amounts required to be paid or deposited by Borrower on the Closing Date.

            3.1.16 Financial Statements. Delivery to the Lead Arrangers of accurate and complete copies of the most recent (a) unaudited annual financial statements of each Borrower Party (other than Borrower) for the year ended December 31, 2004, (b) audited annual financial statements or Form 10-K of Sponsor, Dow and NSP, for the year ended December 31, 2003, (c) unaudited quarterly financial statements or Form 10-Q of Sponsor for the fiscal quarter ended on September 30, 2004, (d) unaudited profit and loss statement and balance sheet for CCMCI, Operator and CES for the fiscal quarter ended September 30, 2004 and (e) for each Borrower Party, unaudited pro forma income statement, balance sheet, cash flow statement (other than Borrower, FEC-GP and FEC-LP) and reconciliation of net worth of each such Borrower Party as of the Closing Date, together with, in the case of each such Borrower Party, a certificate from the appropriate Responsible Officer thereof, dated as of the Closing Date and in substantially the form of Exhibit F-2 (in the case of FEC), Exhibit F-3 (in the case of MEC) or Exhibit F-8 (in the case of FEC-GP and FEC-LP), stating that no Material Adverse Change in the consolidated assets, liabilities, operations or financial condition of such Person has occurred from those set forth in the most recent financial statements provided to the Lead Arrangers.

            3.1.17 UCC Reports. Delivery to the Lead Arrangers of a UCC report of a date no less recent than 30 days before the Closing Date for each of the jurisdictions in which the UCC-1 financing statements and the fixture filings are intended to be filed in respect of the Collateral, showing that upon due filing or recordation (assuming such filing or recordation occurred on the date of such respective reports), as the case may be, the security interests created under the Collateral Documents, with respect to such Collateral, will be prior to all other financing statements, future filings or other security documents wherein the security interest is perfected by filing or recording in respect of the Collateral.

            3.1.18 Project Budget. Delivery to the Lead Arrangers of a budget in the form of Exhibit G-2 (the "Project Budget") for all anticipated costs to be incurred in connection with the development, construction, installation, start-up and testing of each Project, which Project Budget shall be satisfactory to the Lenders.

            3.1.19 Base Case Project Projections. Delivery to the Lead Arrangers of the Base Case Project Projections of operating expenses and cash flow for each Project in the form of Exhibit G-3, which Base Case Project Projections shall be in form and substance satisfactory to the Lenders.

            3.1.20 No Material Adverse Change. Since December 31, 2003, no Material Adverse Change has occurred and is continuing.

            3.1.21 A.L.T.A. Surveys. Administrative Agent shall have received A.L.T.A. surveys of the Sites (which surveys shall be reasonably current and in form and substance reasonably satisfactory to the Lenders and the Title Insurer), certified to FEC or MEC, as applicable, Administrative Agent and the Title Insurer by a licensed Texas surveyor (in the case of the Freeport Project) or a licensed Minnesota surveyor (in the case of the Mankato Project) reasonably satisfactory to the Lenders, showing, among other things, (a) as to the Sites, the location and dimensions thereof (including (i) the location of all means of access thereto and all easements or encumbrances relating thereto, and (ii) the perimeter within which all improvements are to be located), (b) the existing utility facilities servicing the Projects (including water, electricity, fuel, telephone, sanitary sewer and storm water distribution and detention facilities), (c) other than Permitted Liens, no existing or contemplated improvements encroach or interfere with adjacent property or existing easements or other rights (whether on, above or below ground), and that there are no gaps, gores, projections, protrusions or other survey defects, (d) whether the MEC Site or any portion thereof is located in a special flood hazard zone, and (e) no other matters constituting a defect in title other than Title Exceptions; provided, however, that the matters described in clauses (a)(ii) and (d) above may be shown by separate maps, surveys or other information reasonably satisfactory to the Lenders, and the surveyor shall not be required to certify as to the location of any easements, improvements, encroachments utilities or other matters which do not exist as of the Closing Date.

            3.1.22 Title Policies. Delivery to the Lead Arrangers of a lender's A.L.T.A. extended coverage policy of title insurance with respect to the Mankato Project and a Mortgagee Policy of Title Insurance with respect to the Freeport Project (collectively, the "Title Policies") (with any standard coverage exception reasonably acceptable to the Lead Arrangers but without a mechanics' and materialmen's exception included therein (except where applicable Governmental Rules prevent the deletion of such exception) necessary to cause the Title Insurer to issue affirmative coverage for mechanics' and materialmens' liens in form and substance reasonably satisfactory to the Lenders), together with such endorsements thereto as are reasonably required by the Lead Arrangers and otherwise available in the applicable state, or the unconditional and irrevocable commitment of the Title Insurer to issue such policies, dated as of the Closing Date, in an amount equal to 50% of Project Costs for the Freeport Project and 50% of Project Costs for the Mankato Project (with such reinsurance as is reasonably satisfactory to the Lenders) issued by the applicable Title Insurer in form and substance satisfactory to the Lead Arrangers, insuring (or agreeing to insure) that:

            (a) FEC has good and indefeasible right to occupy and use the FEC Site and the FEC Easements as lessee and easement holder, in each case free and clear of all Liens and exceptions to title whatsoever, other than (i) the Title Exceptions, and (ii) such Liens or other exceptions to title as are reasonably satisfactory to the Lenders;

            (b) MEC has a good, marketable and insurable (i) fee simple interest in the MEC Site, and (ii) easement interest in the MEC Easements, in each case free and clear of Liens or other exceptions to title, other than (A) the Title Exceptions, and (B) such Liens or other exceptions to title as are reasonably satisfactory to the Lenders;

            (c) the FEC Deed of Trust is (or will be when recorded) a valid first lien on FEC's leasehold interest in the FEC Mortgaged Property, free and clear of all Liens and exceptions to title whatsoever, other than (i) the Title Exceptions, and (ii) such Liens or other exceptions to title as are reasonably satisfactory to the Lenders; and

            (d) the MEC Mortgage is (or will be when recorded, so long as the NSP Acknowledgement of Subordination is recorded prior thereto) a valid first lien on MEC's interest in the MEC Mortgaged Property, free and clear of all Liens and exceptions to title whatsoever, other than (i) the Title Exceptions, and (ii) such Liens or other exceptions to title as are reasonably satisfactory to the Lenders.

            3.1.23 Real Estate Rights. Except as disclosed on Exhibit G-9, each Borrower Party and each other Major Project Participant shall have obtained and shall hold all fee interests, leasehold interests, easements or other possessory rights in real estate, together with necessary real property permits and crossing rights (collectively, "Rights of Way") necessary for (a) performance in full of each such Person's obligations under the Operative Documents to which such Person is a party and each Permit to which such Person or its assets is bound by, and (b) the development, leasing, construction and operation of the Projects in accordance with the Base Case Project Projections. The use of such Rights of Way shall not encroach on or interfere with property adjacent to such Rights of Way or existing easements or other rights (whether on, above or below ground), except for Permitted Liens, and the full length of the Rights of Way shall be continuous, without break, gap or interruption.

            3.1.24 Regulatory Status. Delivery to the Lead Arrangers of (a) an order issued by FERC confirming that MEC is an Exempt Wholesale Generator, (b) an order issued by FERC authorizing MEC to sell electricity at market-based rates and granting MEC all waivers of regulations and blanket authorizations as are customarily granted by FERC to entities with market-based rate authority,
(c) evidence reasonably satisfactory to the Lead Arrangers confirming that the Freeport Project is a Qualifying Facility, and (d) all necessary approvals from any Governmental Authority in respect of the MEC Interconnection Agreement, the Power Purchase Agreement and the Capacity Sales Agreement, to the extent applicable.

            3.1.25 Notice to Proceed. The Construction Contractor shall have been given (or shall be given simultaneously with the Closing Date) an unconditional notice to proceed or otherwise been unconditionally directed (or shall be directed simultaneously with the Closing Date) to begin performance under the Project Documents to which such Person is a party and the Lead Arrangers shall have received reasonably satisfactory evidence thereof.

            3.1.26 Establishment of Accounts. The Accounts required to be established as of the Closing Date for the Projects under the Control Agreements and the Depositary Agreements shall have been established to the satisfaction of the Lead Arrangers.

            3.1.27 Representations and Warranties. Each representation and warranty of each Borrower Party and each other Calpine Entity under the Credit Documents shall be true and correct as of the Closing Date.

            3.1.28 No Default. No Event of Default or Inchoate Default shall have occurred and be continuing as of the Closing Date.

            3.1.29 Utilities. Delivery to the Lead Arrangers of reasonably satisfactory evidence that all potable water, sewer, telephone, electric and all other utility services necessary for the development, construction, ownership and operation of the Projects are either contracted for, or are readily available on commercially reasonable terms, at the Projects.

            3.1.30 Project Schedule. Delivery to the Lead Arrangers of the Project Schedule in the form of Exhibit G-4, which Project Schedule shall be reasonably satisfactory to the Lenders.

            3.1.31 Consents. Delivery to the Lead Arrangers of executed Consents from each of the Major Project Participants, which Consents shall be in substantially the form of Exhibit E-1 or such other form agreed to by Borrower and the Lead Arrangers, and otherwise reasonably satisfactory to the Lenders.

            3.1.32 Process Agents. Delivery to the Lead Arrangers of evidence reasonably acceptable to the Lead Arrangers that each Calpine Entity has appointed Corporation Service Company as its respective agent for service of process in the State of New York in respect of each Credit Document to which such Person is a party which is governed by the laws of the State of New York.

            3.1.33 PPA Security Fund. The Security Fund shall have been provided to NSP in compliance with all applicable requirements under the Power Purchase Agreement and shall be in full force and effect.

            3.1.34 Undertaking Support LCs. Collateral Agent shall have been absolutely assigned, and shall be in possession of, the Undertaking Support LCs, subject to Collateral Agent's continuing obligations with respect to such Undertaking Support LCs as set forth in Section 3.7 of the Borrower Depositary Agreement.

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

            3.1.35 Use of Equity. Borrower shall have certified to the Lead Arrangers (in form and substance reasonably satisfactory to the Lenders) and the Lead Arrangers and the Independent Engineer shall have confirmed, that FEC and MEC have applied the proceeds of cash equity contributions made by Sponsor to the payment of Project Costs in an aggregate amount not less than the Base Equity Requirement.

      3.2 CONDITIONS PRECEDENT TO EACH CREDIT EVENT.

            The obligation of the Lenders to make each Construction Loan (including the first Construction Loan, and any Punchlist Drawing, Dow Change Order Drawing, Dow Performance Test Drawing or True-Up Drawing), of the LC Issuer to issue the Security Fund LC, and of Collateral Agent to authorize release of Project Revenues from the Construction Account for application to Project Costs (each such loan and issuance, a "Credit Event"), is subject to the prior satisfaction (or written waiver by Administrative Agent with the consent of the Majority Lenders) of each of the following conditions:

            3.2.1 Representations and Warranties. Each representation and warranty made by or on behalf of Borrower and each Benefiting Project Company in any of the Credit Documents (other than representations and warranties relating solely to a Project Company which is not a Benefiting Project Company) shall be true and correct in all material respects as if made on the date of such Credit Event, unless such representation or warranty expressly relates solely to an earlier date. Each representation and warranty of each Major Project Participant (other than any Person which is a Major Project Participant solely by virtue of its relationship with a Project Company which is not a Benefiting Project Company) contained in the Operative Documents (other than this Agreement) shall be true and correct in all material respects as if made on the date of such Credit Event, unless such representation and warranty expressly relates solely to an earlier date, and except where the untruth of such representation and warranty could not reasonably be expected to have a Material Adverse Effect.

            3.2.2 No Default. No Event of Default or Inchoate Default shall have occurred and be continuing or will result from such Credit Event.

            3.2.3 Operative Documents in Effect. Each Credit Document and Major Project Document relating to the Benefiting Project Company shall remain in full force and effect in accordance with its terms (except for any Major Project Document that has expired or been terminated in accordance with the terms thereof and, if applicable, the relevant Consent).

            3.2.4 No Material Adverse Change. Since the Closing Date, no Material Adverse Change shall have occurred and be continuing.

            3.2.5 Notice of Construction Loan Borrowing; Calculations. Borrower shall have delivered a Notice of Construction Loan Borrowing to Administrative Agent in accordance with the procedures specified in Section 2.1.1, provided that no Notice of Construction Loan Borrowing shall be required if the sole Credit Event occurring is release of Project Revenues toward payment of Project Costs. To the extent that the proceeds of the requested Construction Loan are intended to be used to reimburse Sponsor for certain equity contributions made by it as contemplated by Section 5.1.1, then Borrower shall have delivered the calculations and other information described in Section 5.10 as and when required thereby.

            3.2.6 Drawdown Certificate and Independent Engineer's Certificate.

            (a) At least six Banking Days prior to each Credit Event, Borrower shall have provided Administrative Agent and the Independent Engineer with a duly executed copy of the Drawdown Certificate, dated the date of delivery of such certificate, setting forth the date of the proposed occurrence of such Credit Event and signed by a Responsible Officer of Borrower, substantially in the form of Exhibit C-5.

            (b) At least four Banking Days prior to each Credit Event, the Independent Engineer shall have provided Administrative Agent with a certificate of the Independent Engineer, dated the date of delivery of such certificate, setting forth the date of the proposed occurrence of such Credit Event and signed by an authorized representative of the Independent Engineer, substantially in the form of Exhibit C-6 (the "Independent Engineer's Drawdown Certificate").

            (c) Borrower shall use reasonable efforts to provide Administrative Agent and the Independent Engineer with drafts of any certificates and other materials to be delivered pursuant to this Section 3.2.6 in advance of the time frames listed above as reasonably requested in writing by Administrative Agent.

            3.2.7 Amount. Construction Loans made on any single date of Borrowing shall not exceed an aggregate amount equal to the lesser of (a) the Available Construction Loan Commitment determined as of such date, and (b) such amounts as shall ensure that uncommitted funds remaining in the Construction Accounts other than the subaccounts thereof shall be disbursed to the greatest extent possible, subject to the requirements of Section 2.1.1(b)(ii).

            3.2.8 Title Policy Endorsements. Borrower shall provide, or Administrative Agent shall be adequately assured, that (A) at the time of each Credit Event where MEC is the Benefiting Project Company, the Title Insurer is committed to issue to Administrative Agent a date-down endorsement of the Title Policy insuring the MEC Mortgage, dated as of the date of such Credit Event, insuring the continuing first priority of the MEC Mortgage (subject only to (a) the exceptions to title contained in the title policy delivered pursuant to
Section 3.1.22, (b) Permitted Liens described in clause (b) of the definition thereof (to the extent the same are afforded priority over the Lien of the MEC Mortgage by operation of law), and (c) any other exceptions to title as are reasonably acceptable to Administrative Agent), and otherwise in form and substance reasonably satisfactory to Administrative Agent, and (B) at the time of each Credit Event where FEC is the Benefiting Project Company, that the Title Insurer is committed to issue to Administrative Agent a letter addressed to Administrative Agent addressing matters of record which may have arisen since the last Credit Event, provided that no such commitment, endorsement or letter shall be required if the sole Credit Event occurring is release of Project Revenues toward payment of Project Costs.

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

            3.2.9 Lien Releases. If requested by Administrative Agent and subject to the Benefiting Project Company's right to contest liens as described in the definition of "Permitted Liens," the Benefiting Project Company shall have delivered to Administrative Agent duly executed acknowledgments of payments and releases of mechanics' and materialmen's liens, in the form attached to the relevant Project Document or otherwise in form and substance reasonably acceptable to Administrative Agent and the Title Insurer, from each contractor or vendor that is a Major Project Participant of the Benefiting Project Company for all work, services and materials (including equipment and fixtures of all kinds, done, previously performed or furnished for the construction of such Project), for which the disbursement of Construction Loan or non-Loan funds (as the case may be) is being requested; provided, however, that such releases may be conditioned upon receipt of payment with respect to work, services and materials to be paid for with the proceeds of the requested Construction Loan or disbursement of non-Loan proceeds, as applicable.

            3.2.10 Applicable Permits.

            (a) All Applicable Permits, required to have been obtained by the Benefiting Project Company and, if the Benefiting Project Company is FEC, Dow by the date of such Credit Event from any Governmental Authority shall have been issued and be in full force and effect and not subject to current legal proceedings or to any Unsatisfied Conditions that could reasonably be expected to result in material modification or revocation, and all applicable appeal periods with respect thereto shall have expired.

            (b) With respect to any of the Permits not yet obtained and listed in Part II of Exhibit G-1, to Borrower's knowledge, no fact or circumstance shall exist which makes it likely that any such Permit will not be timely obtainable by the Benefiting Project Company and, if the Benefiting Project Company is FEC, Dow (i) prior to the time that it becomes an Applicable Permit, as applicable, (ii) without delay materially in excess of the time periods thereof in the Project Schedule (if applicable), and (iii) without expense materially in excess of the amounts provided therefor in the then-current Project Budget by FEC or MEC as applicable.

            (c) Except as disclosed in Exhibit G-1, the Permits listed in Exhibit G-1 which have been obtained by the Benefiting Project Company and, if the Benefiting Project Company is FEC, Dow, shall not be subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect.

            3.2.11 Additional Documentation. With respect to Additional Project Documents entered into or obtained, transferred or required (whether because of the status of the development, construction or operation of the Projects or otherwise) since the date of the most recent Credit Event by the Benefiting Project Company, there shall be (a) redelivery of such matters as are described in Section 3.1.6(b) to the extent applicable to such Additional Project Documents, and (b) if reasonably requested by Administrative Agent, delivery of such matters as are described in Sections 3.1.1 and 3.1.8 from the applicable Borrower Party, and Sections 3.1.8 and, to the extent required by Section 5.16,
Section 3.1.31, from the counterparty to such Additional Project Document; provided that references to such matters being satisfactory to the

Lead Arrangers shall, for purposes of this Section 3.2.11, be deemed to be references to such matters being reasonably satisfactory to Administrative Agent.

            3.2.12 Acceptable Work; No Liens. All work that has been done on the Project owned by the Benefiting Project Company has been done in a good and workmanlike manner and in accordance with the applicable Construction Contract, and in accordance with the standard of care set forth in the applicable Construction Contract, and there shall not have been filed against any of the Collateral relating to the Benefiting Project Company or otherwise filed with or served upon Borrower or the Benefiting Project Company with respect to the applicable Project or any part thereof, notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released by payment or bonding or otherwise or which will not be released with the payment of such obligation out of such Construction Loan or non-Loan proceeds, other than Permitted Liens.

            3.2.13 Casualty. If at the time of any Credit Event any Benefiting Project Company shall have suffered a Major Casualty Event, Depositary Agent shall have received funds (including applicable Loss Proceeds or equity funds irrevocably committed on terms and conditions reasonably satisfactory to Administrative Agent and, if in excess of $5,000,000, supported by a Qualified Letter of Credit) sufficient in the reasonable judgment of Administrative Agent and the Independent Engineer to assure (i) restoration of such Project to substantially the same operating and performance parameters (including applicable O&M Costs required to operate such Project) as were in effect immediately prior to such Major Casualty Event, and (ii) Completion of such Project prior to the Construction Loan Maturity Date.

            3.2.14 Absence of Litigation. Except as set forth on Exhibit G-5, no action, suit, proceeding or investigation shall have been instituted or threatened in writing against Borrower, the Benefiting Project Company, the applicable Major Project Participants or the applicable Project which could reasonably be expected to (a) have a Material Adverse Effect, or (b) cause or deem the Lenders, Administrative Agent, Collateral Agent, the Lead Arrangers or, except to the extent provided in the first sentence of Section 4.17, any Borrower Party or any Affiliate of any of them to be subject to, or not exempted from, regulation under PUHCA, or treated as a public utility under the laws of the State of Texas (in the case of the Freeport Project), or Minnesota (in the case of the Mankato Project), as constituted and construed by the courts of Texas or Minnesota, as applicable, respecting the rates or the financial or organizational regulation of electric utilities.

            3.2.15 Insurance. Insurance complying with the requirements of
Section 5.18 shall be in effect for the Borrower and the Benefiting Project Company, and, upon the reasonable written request of Administrative Agent, evidence thereof shall have been provided to Administrative Agent.

            3.2.16 Available Construction Funds. After taking into consideration the making of the applicable Credit Event, Administrative Agent (based on consultation with the Independent Engineer) shall have reasonably determined that Available Construction Funds allocable to the Benefiting Project Company shall not be less than the aggregate unpaid amount required to cause the Completion Date for such Project to occur in accordance with all Legal Requirements, the applicable Construction Contract, each other applicable Project Document pursuant to which construction work with respect to the applicable Project is being performed, and the Credit Documents, prior to the Construction Loan Maturity Date and to pay or provide for all anticipated non-construction Project Costs of the Benefiting Project Company, all as set forth in the then-current Project Budget with respect to such Benefiting Project Company.

            3.2.17 Delivery of First Amendment to PPA. Where MEC is the Benefiting Project Company, for any Credit Events to occur more than seven months following the Closing Date, delivery to the Lead Arrangers of the First Amendment to PPA, fully executed and approved by all necessary Governmental Authorities.

      3.3   CONDITIONS PRECEDENT TO TERM-CONVERSION.

            No Construction Loans shall Term-Convert unless the following conditions shall have been satisfied or waived in writing by Administrative Agent with consent of the Majority Lenders (the date such conditions are so satisfied or waived being referred to as the "Term Period Commencement Date"):

            3.3.1 Credit Event Conditions. The conditions set forth in Section 3.2, with the exception of Sections 3.2.5-3.2.9 and 3.2.16, shall have been satisfied as of the date of Term-Conversion.

            3.3.2 Payment of Obligations. Borrower shall have paid to Administrative Agent the principal amount of the Construction Loans outstanding which will not be Term-Converted to Term Loans as provided in Section 2.1.2, plus all interest due and owing through such date on such Construction Loans and all other Obligations of Borrower due and owing through such date to Administrative Agent, Collateral Agent and the Lenders hereunder or under any other Credit Document.

            3.3.3 Punchlist Drawing; Dow Change Order Drawing; Dow Performance Test Drawing; True-Up Drawing.

            (a) Punchlist Drawing. Prior to Term-Conversion, Borrower shall have made a drawing up to any then-remaining Available Construction Loan Commitment (the "Punchlist Drawing") in an amount equal to, when aggregated with any amounts then on deposit (or being simultaneously deposited) in the respective Construction Accounts immediately prior to such Punchlist Drawing, the amount necessary to fund in full the payments set forth in Section 3.1.3 of the Project Company Depositary Agreements for Punchlist and other items necessary to achieve Final Completion of both Projects. The amounts drawn for Punchlist items pursuant to this Section 3.3.3(a) shall be deposited into the applicable Project Company Construction Account.

            (b) Dow Change Order Drawing. If, after giving effect to the making of the Punchlist Drawing (if any), (i) there remains any Available Construction Loan Commitment on

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

the Term Period Commencement Date and (ii) Dow has elected less than $5,000,000 of changes pursuant to Section 2.3.2 of the Capacity Sales Agreement, then Borrower, at its election, may draw additional Construction Loans at or prior to Term-Conversion (the "Dow Change Order Drawing"), in an amount up to the lesser of (A) $5,000,000 minus the cost of changes which Dow did elect pursuant to such section, and (B) $4,000,000. Such amount shall be deposited into Borrower's Revenue Account.

            (c) Dow Performance Test Drawing. Solely in the event that any performance tests at the Freeport Project have been deferred pursuant to Sections 4.3.2 and 4.3.3 of the Capacity Sales Agreement (a "Dow Test Deferral"), then if, after giving effect to the making of the Punchlist Drawing (if any) and Dow Change Order Drawing (if any), there remains any Available Construction Loan Commitment, then Borrower shall draw additional Construction Loans on the Term Period Commencement Date in an amount equal to the lesser of
(i) the Available Construction Loan Commitment and (ii) the Dow Performance Test Exposure. The amount of such drawing (the "Dow Performance Test Drawing Amount" shall be deposited into the First Step Construction Sub-Account pursuant to
Section 3.1.1(h) of the FEC Depositary Agreement.

            (d) True-Up Drawing. If, after giving effect to the making of the Punchlist Drawing (if any), the Dow Change Order Drawing (if any), and the Dow Performance Test Drawing (if any), (i) there remains any Available Construction Loan Commitment and (ii) the Debt to Equity Ratio (as determined in accordance with Section 5.10(b)) is less than the Target Debt to Equity Ratio, then Borrower, at its election, may draw additional Construction Loans on the Term Period Commencement Date (the "True-Up Drawing") in an amount up to the lesser of (i) the amount of the then-remaining Available Construction Loan Commitment, and (ii) an amount which, after giving effect to the making of the Punchlist Drawing (if any), the Dow Change Order Drawing (if any), and the Dow Performance Test Drawing (if any), yields the Target Debt to Equity Ratio. Such amount shall be deposited into the Borrower Revenue Account. After the True-Up Drawing, any remaining Construction Loan Commitment shall be cancelled.

            3.3.4 Completion. Completion with respect to each Project shall have occurred and Borrower shall have delivered to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, a certification that Completion with respect to each Project has occurred.

            3.3.5 Annual Budget. Administrative Agent shall have received the Annual Operating Budget for each Project as required under Section 5.14.3 for the period from the Term Period Commencement Date through the end of the calendar year in which Term-Conversion is to occur; provided that if such period is less than three months, Administrative Agent shall have also received the Annual Operating Budget for each Project for the first full calendar year thereafter. In the event that either such Annual Operating Budget does not, in Administrative Agent's reasonable opinion acting in consultation with the Independent Engineer, properly reflect the operation of the applicable Project during such calendar year as a result of the actual date of Term-Conversion being different from the date anticipated therefor and set forth in such

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

Annual Operating Budget, Administrative Agent shall have received an amendment to such Annual Operating Budget properly reflecting the actual date of Term-Conversion upon written request to Borrower for the same.

            3.3.6 Debt Service Reserve Account. On the Term Period Commencement Date, the amount on deposit in or credited to the Debt Service Reserve Account, together with the stated amount of any Qualified Letter of Credit available for payment to Administrative Agent for disbursement to the Debt Service Reserve Account, shall be not less than 50% of the DSR Required Balance, and each Project Company has available to it in its O&M Account or in use as working capital the amount of working capital required under the applicable Depositary Agreement.

            3.3.7 Term Notes. Borrower shall have delivered duly executed Term Notes to each Lender, if any Lender shall have requested such Term Notes in writing pursuant to Section 2.1.4 or 9.14.

            3.3.8 Delivery of Documents. Administrative Agent shall have received, in form and substance reasonably satisfactory to Administrative Agent, such date-down opinions, resolutions, certificates and other evidence as Administrative Agent may reasonably request in writing to ensure Administrative Agent's reasonable satisfaction with the matters covered in Sections 3.1.8 (with respect solely to Borrower Parties), 3.1.6 (with respect to any Credit Document or Project Document not previously delivered) and 3.1.10.

            3.3.9 Sufficient Funds for Initial Principal Repayment Date. In the event that Term-Conversion takes place less than three months prior to the Initial Principal Repayment Date, Borrower shall have demonstrated to Administrative Agent's reasonable satisfaction that amounts retained in the Revenue Accounts after Term-Conversion plus anticipated Project Revenues prior to the Initial Principal Repayment Date will be sufficient to make the payments of principal and interest due on the Initial Principal Repayment Date.

      3.4 CONDITIONS PRECEDENT TO USE OF PROCEEDS OUTSIDE OF INITIAL ALLOCATED PORTIONS.

            Prior to "Substantial Completion" under the MEC Construction Contract and funding of the Punchlist Drawing for the Mankato Project, Borrower may not draw any Construction Loan in an amount which would cause a violation of the Initial Allocated Portion requirements set forth in Section 2.1.1(a), unless the following conditions shall have been satisfied or waived in writing by Administrative Agent with consent of the Majority Lenders:

            3.4.1 The Initial Allocated Portion of the Project Company requiring additional funds shall have been fully expended.

            3.4.2 The Independent Engineer shall have certified that the remaining Commitments are sufficient for Completion of both Projects, and the Administrative Agent shall have provided consent for the additional draw based upon the Independent Engineer's certification.

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

      3.5   NO APPROVAL OF WORK.

                  The making of any Loan hereunder shall in no event be deemed an approval or acceptance by Administrative Agent, Collateral Agent, the Lenders or any other Secured Party of any work, labor, supplies, materials or equipment furnished or supplied with respect to the Projects.

      3.6   ADJUSTMENT OF DRAWDOWN REQUESTS.

                  In the event Administrative Agent determines that any item listed in a Drawdown Certificate as a Project Cost is not properly included in such Drawdown Certificate, Administrative Agent may in its reasonable discretion cause to be made a Loan or Loans in the amount requested in such Drawdown Certificate less the amount of such item or may reduce the amount of Loans made pursuant to any subsequent Drawdown Certificate. In the event that Borrower prevails in any dispute as to whether such Project Costs were properly included in such Drawdown Certificate, Loans in the amount requested but not initially made shall forthwith be made.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

            Borrower makes the following representations and warranties on behalf of each Borrower Party to and in favor of the Secured Parties as of the Closing Date (unless such representation and warranty expressly relates solely to another time) and, to the extent set forth in Article 3, as of the date of each Credit Event, all of which shall survive the Closing Date and the making of the Loans:

      4.1   ORGANIZATION.

            4.1.1 Borrower is (a) a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and (b) is duly qualified as a foreign limited liability company, and is in good standing, in each other jurisdiction in which such qualification is required by law. Borrower has all requisite limited liability company power and authority to
(i) own or hold under lease and operate the property it purports to own or hold under lease, (ii) carry on its business as now being conducted and as now proposed to be conducted in respect of the Projects, (iii) execute, deliver and perform each Operative Document to which it is a party, and (iv) take each action as may be necessary to consummate the transactions contemplated thereunder.

            4.1.2 (a) The capital of Borrower is adequate for the business and undertakings of Borrower; (b) Borrower's funds and assets are not, and will not be, commingled with those of any other entity; (c) the Governing Documents of Borrower require it to maintain proper books of account and minutes of meetings and other proceedings of its directors; and (d) Borrower has not entered into any transactions or conducted any business unrelated to the transactions contemplated by this Agreement.

            4.1.3 FEC is (a) a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, and (b) is duly qualified as a foreign limited partnership, and is in good standing, in each jurisdiction in which such qualification is required by law. FEC has all requisite limited partnership power and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease, (ii) carry on its business as now being conducted and as now proposed to be conducted in respect of the Freeport Project, (iii) execute, deliver and perform each Operative Document to which it is a party, and (iv) take each action as may be necessary to consummate the transactions contemplated thereunder. As of the Closing Date, Borrower is the 100% owner of FEC-LP, the 100% owner of FEC-GP, and the 100% indirect owner of FEC.

            4.1.4 FEC-GP is (a) a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and (b) is duly qualified as a foreign limited liability company, and is in good standing, in each jurisdiction in which such qualification is required by law. FEC-GP has all requisite limited liability company power and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease, (ii) carry on its business as now being conducted and as now proposed to be conducted in respect of the Freeport Project, (iii) execute, deliver and perform each Operative Document to which it is a party, and (iv) take each action as may be necessary to consummate the transactions contemplated thereunder. As of the Closing Date, FEC-GP is the 1%-owning general partner of FEC.

            4.1.5 FEC-LP is (a) a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and (b) is duly qualified as a foreign limited liability company, and is in good standing, in each jurisdiction in which such qualification is required by law. FEC-LP has all requisite limited liability company power and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease, (ii) carry on its business as now being conducted and as now proposed to be conducted in respect of the Freeport Project, (iii) execute, deliver and perform each Operative Document to which it is a party, and (iv) take each action as may be necessary to consummate the transactions contemplated thereunder. As of the Closing Date, FEC-LP is the 99%-owning limited partner of FEC.

            4.1.6 MEC is (a) a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and (b) is duly qualified as a foreign limited liability company, and is in good standing, in each jurisdiction in which such qualification is required by law. MEC has all requisite limited liability company power and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease, (ii) carry on its business as now being conducted and as now proposed to be conducted in respect of the Mankato Project, (iii) execute, deliver and perform each Operative Document to which it is a party, and (iv) take each action as may be necessary to consummate the transactions contemplated thereunder. As of the Closing Date, MEC is directly wholly-owned by Borrower.

      4.2   AUTHORIZATION; NO CONFLICT.

            4.2.1 Borrower has duly authorized, executed and delivered each Operative Document to which Borrower is a party (or such Operative Documents have been duly and validly assigned to Borrower and Borrower has authorized the assumption thereof, and has assumed the obligations of the assignor thereunder) and neither Borrower's execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof
(a) does or will contravene the Governing Documents or any other Legal Requirement applicable to or binding on Borrower or any of its properties which, in the case of such Legal Requirements, could reasonably be expected to have a Material Adverse Effect, (b) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (c) does or will require the consent or approval of any Person, and with respect to any Governmental Authority, does or will require any registration with, or notice to, or any other action of, with or by any applicable Governmental Authority, in each case which has not already been obtained and disclosed in writing to Administrative Agent (except as set forth on Exhibit G-1 or otherwise provided in Section 4.9).

            4.2.2 FEC has duly authorized, executed and delivered each Operative Document to which FEC is a party and neither FEC's execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) does or will contravene the Governing Documents or any other Legal Requirement applicable to or binding on FEC or any of its properties which, in the case of such Legal Requirements, could reasonably be expected to have a Material Adverse Effect, (b) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (c) does or will require the consent or approval of any Person, and with respect to any Governmental Authority, does or will require any registration with, or notice to, or any other action of, with or by any applicable Governmental Authority, in each case which has not already been obtained and disclosed in writing to Administrative Agent (except as set forth on Exhibit G-1 or otherwise provided in Section 4.9).

            4.2.3 FEC-GP has duly authorized, executed and delivered each Operative Document to which FEC-GP is a party and neither FEC-GP's execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) does or will contravene the Governing Documents or any other Legal Requirement applicable to or binding on FEC-GP or any of its properties which, in the case of such Legal Requirements, could reasonably be expected to have a Material Adverse Effect, (b) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (c) does or will require the consent or approval of any Person, and with respect to any Governmental Authority, does or will require any registration with, or notice to, or any other action of, with or by any applicable Governmental Authority, in each case which has not already been obtained and disclosed in writing to Administrative Agent (except as set forth on Exhibit G-1 or otherwise provided in Section 4.9).

            4.2.4 FEC-LP has duly authorized, executed and delivered each Operative Document to which FEC-LP is a party and neither FEC-LP's execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) does or will contravene the Governing Documents or any other Legal Requirement applicable to or binding on FEC-LP or any of its properties which, in the case of such Legal Requirements, could reasonably be expected to have a Material Adverse Effect, (b) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (c) does or will require the consent or approval of any Person, and with respect to any Governmental Authority, does or will require any registration with, or notice to, or any other action of, with or by any applicable Governmental Authority, in each case which has not already been obtained and disclosed in writing to Administrative Agent (except as set forth on Exhibit G-1 or otherwise provided in Section 4.9).

            4.2.5 MEC has duly authorized, executed and delivered each Operative Document to which MEC is a party (or such Operative Documents have been duly and validly assigned to MEC and MEC has authorized the assumption thereof, and has assumed the obligations of the assignor thereunder) and neither MEC's execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) does or will contravene the Governing Documents or any other Legal Requirement applicable to or binding on MEC or any of its properties which, in the case of such Legal Requirements, could reasonably be expected to have a Material Adverse Effect, (b) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (c) does or will require the consent or approval of any Person, and with respect to any Governmental Authority, does or will require any registration with, or notice to, or any other action of, with or by any applicable Governmental Authority, in each case which has not already been obtained and disclosed in writing to Administrative Agent (except as set forth on Exhibit G-1 or otherwise provided in Section 4.9).

      4.3   ENFORCEABILITY.

            4.3.1 Each of the Operative Documents to which Borrower is a party is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights or by the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). None of the Operative Documents to which Borrower is a party has been amended or modified after the Closing Date except in accordance with this Agreement.

            4.3.2 Each of the Operative Documents to which FEC is a party is a legal, valid and binding obligation of FEC, enforceable against FEC in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights or by the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). None of the Operative Documents to which FEC is a party has been amended or modified after the Closing Date except in accordance with this Agreement.

            4.3.3 Each of the Operative Documents to which FEC-GP is a party is a legal, valid and binding obligation of FEC-GP, enforceable against FEC-GP in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights or by the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). None of the Operative Documents to which FEC-GP is a party has been amended or modified after the Closing Date except in accordance with this Agreement.

            4.3.4 Each of the Operative Documents to which FEC-LP is a party is a legal, valid and binding obligation of FEC-LP, enforceable against FEC-LP in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights or by the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). None of the Operative Documents to which FEC-LP is a party has been amended or modified after the Closing Date except in accordance with this Agreement.

            4.3.5 Each of the Operative Documents to which MEC is a party is a legal, valid and binding obligation of MEC, enforceable against MEC in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights or by the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). None of the Operative Documents to which MEC is a party has been amended or modified after the Closing Date except in accordance with this Agreement.

      4.4   COMPLIANCE WITH LAW.

            4.4.1 There are no material violations by Borrower or, to Borrower's knowledge, any Calpine Entity, of any Legal Requirement (including any Hazardous Substance Laws).

Except as otherwise have been delivered to Administrative Agent, no notices of any material violation of any Legal Requirement (including any Hazardous Substance Laws) relating to the Projects or the Sites have been issued, entered or received by Borrower or, to Borrower's knowledge, any Calpine Entity.

            4.4.2 There are no material violations by FEC of any Legal Requirement (including any Hazardous Substance Laws). Except as otherwise have been delivered to Administrative Agent or set forth on Exhibit G-6, no notices of any material violation of any Legal Requirement (including any Hazardous Substance Laws) relating to the Freeport Project or the FEC Site have been issued, entered or received by FEC or, to Borrower's knowledge, any Calpine Entity.

            4.4.3 There are no material violations by FEC-GP of any Legal Requirement (including any Hazardous Substance Laws). Except as otherwise have been delivered to Administrative Agent or set forth on Exhibit G-6, no notices of any material violation of any Legal Requirement (including any Hazardous Substance Laws) relating to the Freeport Project or the FEC Site have been issued, entered or received by FEC-GP or, to Borrower's knowledge, any Calpine Entity.

            4.4.4 There are no material violations by FEC-LP of any Legal Requirement (including any Hazardous Substance Laws). Except as otherwise have been delivered to Administrative Agent or set forth on Exhibit G-6, no notices of any material violation of any Legal Requirement (including any Hazardous Substance Laws) relating to the Freeport Project or the FEC Site have been issued, entered or received by FEC-GP or, to Borrower's knowledge, any Calpine Entity.

            4.4.5 There are no material violations by MEC of any Legal Requirement (including any Hazardous Substance Laws). Except as otherwise have been delivered to Administrative Agent, no notices of any material violation of any Legal Requirement (including any Hazardous Substance Laws) relating to the Mankato Project or the MEC Site have been issued, entered or received by MEC or, to Borrower's knowledge, any Calpine Entity.

      4.5   BUSINESS, DEBT, CONTRACTS, JOINT VENTURES ETC.

            4.5.1 Borrower has not conducted any business other than the business contemplated by the Operative Documents, does not have any outstanding Debt or other material liabilities other than pursuant to or allowed by the Operative Documents, and Borrower is not a party to or bound by any material contract other than the Operative Documents.

            4.5.2 Borrower is not a general partner or a limited partner in any general or limited partnership or a joint venturer in any joint venture other than the sole member of MEC, FEC-LP and FEC-GP.

            4.5.3 Borrower does not have any Subsidiaries other than FEC-LP, FEC-GP, FEC and MEC.

            4.5.4 FEC has not conducted any business other than the business contemplated by the Operative Documents, does not have any outstanding Debt other than pursuant to or allowed by the Credit Documents or other material liabilities other than pursuant to the Operative Documents to which it is a party, and FEC is not a party to or bound by any material contract other than the Operative Documents.

            4.5.5 FEC does not have any Subsidiaries.

            4.5.6 FEC-GP has not conducted any business other than the business contemplated by the Operative Documents, does not have any outstanding Debt or other material liabilities, and FEC-GP is not a party to or bound by any material contract other than the Credit Documents, the FEC Partnership Agreement, or the Operative Documents to which FEC is a party by reason of FEC-GP being the general partner of FEC.

            4.5.7 FEC-GP does not have any Subsidiaries other than FEC.

            4.5.8 FEC-LP has not conducted any business other than the business contemplated by the Operative Documents, does not have any outstanding Debt or other material liabilities, and FEC-LP is not a party to or bound by any material contract other than the Credit Documents, the FEC Partnership Agreement and the Operative Documents to which FEC is a party by reason of FEC-LP being the limited partner of FEC.

            4.5.9 FEC-LP does not have any Subsidiaries other than FEC.

            4.5.10 MEC has not conducted any business other than the business contemplated by the Operative Documents, does not have any outstanding Debt other than pursuant to or allowed by the Credit Documents or other material liabilities other than pursuant to the Operative Documents to which it is a party, and MEC is not a party to or bound by any material contract other than the Operative Documents.

            4.5.11 MEC is not a general partner or a limited partner in any general or limited partnership or a joint venturer in any joint venture.

            4.5.12 MEC does not have any Subsidiaries.

            4.5.13 No Borrower Party has any deposit or other accounts other than as created under the Depositary Agreements, the MEC Checking Account and the FEC Checking Account.

      4.6   ADVERSE CHANGE.

            To Borrower's knowledge, since the Closing Date there has occurred no event or circumstance which could reasonably be expected to have a Material Adverse Effect, except as disclosed to Administrative Agent in writing at or prior to the time the representation in this Section 4.6 is being made.

      4.7   INVESTMENT COMPANY ACT.

            None of the Borrower Parties or any other Calpine Entity is an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

      4.8   ERISA.

            Either (a) there are no ERISA Plans or Multiemployer Plans for any Calpine Entity or any ERISA Affiliate, or (b) (i) each Calpine Entity and each ERISA Affiliate have fulfilled their obligations (if any) under the minimum funding standards of ERISA and the Code for each ERISA Plan, (ii) each such Plan is in compliance in all material respects with the currently applicable provisions of ERISA and the Code, and (iii) neither any Calpine Entity nor any ERISA Affiliate has incurred any liability to the PBGC or an ERISA Plan or Multiemployer Plan under Title IV of ERISA (other than liability for premiums due in the ordinary course). None of any Calpine Entity's assets constitute assets of an employee benefit plan within the meaning of 29 C.F.R. Section 2510.3-101. No Borrower Party maintains or contributes to, and is obligated to contribute to, or has at any point of its existence maintained or contributed to, or been obligated to contribute to, any employee benefit plan subject to ERISA.

      4.9   PERMITS.

            There are no Permits under existing Legal Requirements as the Projects are currently designed that are or will become Applicable Permits other than the Permits listed in Exhibit G-1 (as such Exhibit may be supplemented by Borrower Parties to reflect any Change of Law or the issuance or modification of any Permit after the Closing Date). Except as disclosed in Exhibit G-1 (as so supplemented), each Permit listed in Part I of Exhibit G-1 is in full force and effect and is not subject to any current legal proceeding or to any Unsatisfied Condition that could reasonably be expected to have a Material Adverse Effect, and all applicable appeal periods with respect thereto have expired. Each Permit listed in Part II of Exhibit G-1 is of a type that is routinely granted upon submission of a timely application and demonstration that the Projects comply with applicable standards and Legal Requirements. No Permit listed in Part II is required under applicable Legal Requirements or Project Documents to be obtained before the time contemplated to be obtained by the applicable Borrower Party or Dow. No fact or circumstance exists, to any Borrower Party's knowledge, which makes it likely that any Permit identified in Part II of Exhibit G-1 shall not be timely obtainable by the applicable Borrower Party or Dow before it becomes an Applicable Permit without expense in excess of amounts provided therefor in the then-current Project Budget or the then-current Annual Operating Budget, as the case may be, and without delay materially in excess of the time provided therefor in the Project Schedule (if applicable). Each Borrower Party and Dow is in compliance with all Applicable Permits except to the extent such noncompliance could not reasonably be expected to have a Material Adverse Effect.

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

      4.10  HAZARDOUS SUBSTANCES.

            4.10.1 Except as set forth in Exhibit G-6: After giving effect to the environmental indemnity provided by Dow under Section 17.2.2 of the FEC Ground Lease and Dow's curative actions performed under Section 17.3.2 of the FEC Ground Lease, (a) each Project Company, with respect to the Sites, Improvements, other FEC Mortgaged Property or other MEC Mortgaged Property, is not and has not in the past been in violation of any Hazardous Substance Law which violation could reasonably be expected to result in a material liability to any Borrower Party or its properties and assets or in an inability of any Borrower Party to perform its obligations under the Operative Documents, (b) no Project Company or, to Borrower's knowledge, any other Person has used, Released, generated, manufactured, produced or stored in, on, under, or about the Sites, Improvements, other FEC Mortgaged Property or other MEC Mortgaged Property, or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to subject any Secured Party to liability or any Borrower Party to material liability under any Hazardous Substance Law, (c) to Borrower's knowledge, there are no underground tanks, whether operative or temporarily or permanently closed, located on the Sites, Improvements, other FEC Mortgaged Property or other MEC Mortgaged Property that could reasonably be expected to subject any Secured Party to liability, or Borrower to material liability under any Hazardous Substances Laws, (d) there are no Hazardous Substances used, stored or present at or on the Sites, Improvements, other FEC Mortgaged Property or other MEC Mortgaged Property, except in compliance with Hazardous Substance Laws and other Legal Requirements or, in the case of MEC, as disclosed in the Environmental Reports or, in the case of FEC, that could not reasonably be expected to have a Material Adverse Effect or to subject any Secured Party to liability or any Borrower Party to liability under any Hazardous Substance Laws, (e) to Borrower's knowledge, there are no Hazardous Substances that could reasonably be expected to migrate onto the Sites, Improvements, other FEC Mortgaged Property or other MEC Mortgaged Property that could reasonably be expected to impose on any Borrower Party a material liability, except, in the case of MEC, as disclosed in the Environmental Reports or, in the case of FEC, that could not reasonably be expected to have a Material Adverse Effect and (f) to Borrower's knowledge there neither is nor has been any condition, circumstance, action, activity or event that could reasonably be expected to be, or result in, a material violation by any Borrower Party of any Hazardous Substance Law, or to result in liability to any Secured Party or material liability to any Borrower Party under any Hazardous Substance Law.

            4.10.2 Except as set forth on Exhibit G-5 or Exhibit G-6 and after giving effect to the environmental indemnity provided by Dow under Section
17.2.2 of the FEC Ground Lease and Dow's curative actions performed under
Section 17.3.2 of the FEC Ground Lease, (a) as of the Closing Date, there is no pending or, to Borrower's knowledge, threatened in writing, action or proceeding by any Governmental Authority (including the Minnesota Public Utilities Commission, Blue Earth County, Minnesota, Brazoria County, Texas, U.S. Army Corps of Engineers and U.S. Environmental Protection Agency) or any other Person which is not a Governmental Authority with respect to the presence or Release of Hazardous Substances in, on, from or to the Sites, Improvements, other FEC Mortgaged Property or other MEC Mortgaged

Property and, (b) thereafter, there is no pending or, to Borrower's knowledge, threatened in writing, action or proceeding by any Governmental Authority (including the Minnesota Public Utilities Commission, Blue Earth County, Minnesota, Freeport County, Texas, U.S. Army Corps of Engineers and U.S. Environmental Protection Agency) or any non-governmental third party with respect to the presence or Release of Hazardous Substances in, on, from or to the Sites, Improvements, other FEC Mortgaged Property or other MEC Mortgaged Property which could reasonably be expected to have a Material Adverse Effect.

            4.10.3 Except as set forth in the Environmental Report and after giving effect to the environmental indemnity provided by Dow under Section
17.2.2 of the FEC Ground Lease and Dow's curative actions performed under
Section 17.3.2 of the FEC Ground Lease, to Borrower's knowledge, there are no past violations that have not been finally resolved or existing violations of any Hazardous Substances Laws by any Person affecting the Sites, Improvements, other FEC Mortgaged Property or other MEC Mortgaged Property, which violations could reasonably be expected to result in a material liability to any Borrower Party.

      4.11  LITIGATION.

            (a) Except as set forth on Exhibit G-5, as of the Closing Date, no action, suit, proceeding or investigation has been instituted or, to Borrower's knowledge, threatened in writing against any Borrower Party.

            (b) Except as set forth on Exhibit G-5, as of the Closing Date, Borrower has no knowledge of (i) any action, suit, proceeding or investigation that has been instituted or threatened in writing against, any Calpine Entity or any other Major Project Participant, or by which any of them or their properties are bound, which could reasonably be expected to have a Material Adverse Effect, or (ii) any order, judgment or decree that has been issued or proposed to be issued by any Governmental Authority that, as a result of the construction, development, ownership or operation of the Projects by any Borrower Party, the sale of electricity or steam therefrom by any Borrower Party or the entering into of any Operative Document or any transaction contemplated hereby or thereby, could reasonably be expected to cause or deem the Lenders, Administrative Agent, Collateral Agent, the Lead Arrangers or any Borrower Party or any Affiliate of any of them to be subject to, or not exempted from, regulation under PUHCA, or treated as a public utility under the laws of the State of Texas (in the case of the Freeport Project) or Minnesota (in the case of the Mankato Project) as presently constituted and as construed by the courts of Texas or Minnesota, as applicable, respecting the rates or the financial or organizational regulation of electric utilities.

            (c) After the Closing Date, there are no pending or, to Borrower's knowledge, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which each Borrower Party is a party or is subject, or by which any of them or any of their properties are bound, which could reasonably be expected to have a

Material Adverse Effect and which have not been disclosed by Borrower Parties to Administrative Agent in accordance with, and to the extent required by, Section 5.4.

      4.12  LABOR DISPUTES AND ACTS OF GOD.

            Neither the business nor the properties of any Borrower Party or, to Borrower's knowledge, Dow or NSP are currently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect.

      4.13  PROJECT DOCUMENTS.

            4.13.1 Copies of all of the Major Project Documents and Major Equipment Contracts executed on or prior to such date have been delivered to Administrative Agent. Since the Closing Date, except as has been disclosed to Administrative Agent in writing and as permitted hereunder, as of such date, none of such Major Project Documents has been amended, modified or terminated (other than expiration thereof in accordance with its terms and the Credit Documents).

            4.13.2 To Borrower's knowledge, except as disclosed to Administrative Agent in writing at or prior to the time the representation and warranty in this Section 4.13.2 is being made, the representations and warranties of the Major Project Participants contained in the Operative Documents (other than this Agreement) are true and correct in all material respects except where the untruth of such representation and warranty could not reasonably be expected to have a Material Adverse Effect.

      4.14  DISCLOSURE.

            Neither this Agreement nor any certificate or other documentation (other than the Project Budgets, the Annual Operating Budgets or the Base Case Project Projections) furnished or verified by a Borrower Party to the Lead Arrangers, Administrative Agent, Collateral Agent, or the Lenders, or to any consultant submitting a report to Administrative Agent, the Lead Arrangers or the Lenders, by or, to Borrower's knowledge, on behalf of any Borrower Party with respect to the Projects, the Borrower Parties or any other Calpine Entity or in connection with the transactions contemplated by this Agreement, the other Credit Documents or the design, construction, description or operation of the Projects, contained (at the time of delivery or verification thereof) any untrue statement of a material fact or omitted (at the time of delivery or verification thereof) to state a material fact necessary in order to make the statements contained herein or therein not misleading under the circumstances in which they were made at the time such statements were made (other than any information that was corrected or updated in writing to the Lead Arrangers prior to the Closing
Date). As of the Closing Date, there is no fact known to Borrower which has had or could reasonably be expected to have a Material Adverse Effect which has not been disclosed in writing to Administrative Agent, the Lead Arrangers,

Collateral Agent, or the Lenders by or on behalf of any Borrower Party on or prior to the Closing Date in connection with the transactions contemplated hereby.

      4.15  PRIVATE OFFERING BY BORROWER.

            Assuming that each Lender is acquiring its Notes for investment purposes only, and not for purposes of resale or distribution thereof except for assignments or participations as provided in Sections 9.13 and 9.14, no registration of such Notes under the Securities Act of 1933, as amended, or under the securities laws of the States of Texas, Minnesota or New York is required in connection with the offering, issuance and sale of such Notes hereunder. No Borrower Party or anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of any Notes to
Section 5 of the Securities Act of 1933, as amended.

      4.16  TAXES.

            (a) Each Borrower Party has timely filed, or caused to be filed, all federal, state and local tax returns and reports that it is required to file, has paid all taxes, material assessments, utility charges, fees and other governmental charges it is required to pay to the extent due (other than those taxes that it is contesting in good faith and by appropriate proceedings in accordance with the requirements of Section 5.20). Borrower knows of no proposed tax assessment against any Borrower Party or any other Calpine Entity which could reasonably be expected to have a Material Adverse Effect (other than those proposed tax assessments that any Borrower Party is contesting in good faith and by appropriate proceedings in accordance with the requirements of Section 5.20). In either case, to the extent such taxes, assessments, charges and fees are not due, the applicable Calpine Entity has established reserves that are adequate for the payment thereof in conformity with GAAP.

            (b) At all times since its formation, each Borrower Party has been an entity with a single owner (with the exception of FEC which has two owners) that is disregarded as separate from its owner for federal tax purposes. No Form 8832 has ever been filed with respect to any Borrower Party as other than a disregarded entity and no such election shall have been made.

            (c) No Borrower Party has liability for the taxes of any Person (other than such Borrower Party) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

            (d) No Borrower Party intends to treat the Loans (including the incurrence thereof) as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4).

      4.17  GOVERNMENTAL REGULATION.

            None of Borrower Parties, Administrative Agent, Collateral Agent, or any Lender, nor any Affiliate of any of them will, solely as a result of the construction, ownership, leasing or operation of the Projects, the sale of electricity, steam, capacity or ancillary services therefrom or the entering into any Operative Document in respect of the Projects or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities, except that
(a) MEC is subject to the compliance requirements under PUHCA applicable to an Exempt Wholesale Generator and an owner of an Eligible Facility, (b) each of MEC and CES is a "public utility" subject to FERC jurisdiction under the FPA with authority to sell wholesale electric power at market based rates, and with all waivers of regulations and blanket authorizations as are customarily granted by FERC to a "public utility" that sells wholesale electric power and ancillary services at market based rates, (c) FEC is subject to the requirements under PURPA and the regulations of FERC promulgated thereunder, as amended from time to time, necessary to be a Qualifying Facility, (d) FEC is subject to state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities to the extent contemplated by 18 C.F.R. Section 292.602(c), and (e) the exercise of remedies, as provided for under the Collateral Documents, with respect to MEC and the Mankato Project may be subject to Section 32 of PUHCA and Section 203, 204 and/or 205 of the FPA. Except to the extent provided in the first sentence of this Section 4.17, no Borrower Party will be deemed by any Governmental Authority having jurisdiction to be subject to financial, organizational or rate regulation as an "electric utility", "electric corporation", "electrical company", "public utility", "holding company", or "public utility holding company" or any similar Person under any applicable Governmental Rule then in effect.

      4.18  REGULATION U, ETC.

            No Borrower Party is engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of "buying", "carrying" or "purchasing" margin stock (each as defined in Regulations T, U or X of the Federal Reserve Board), and no part of the proceeds of the Loans or the Project Revenues will be used by any Borrower Party for the purpose of "buying", "carrying" or "purchasing" any such margin stock or for any other purpose which violates the provisions of the regulations of the Federal Reserve Board.

      4.19  BUDGETS; PROJECTIONS.

            Borrower has prepared the Project Budgets, the Annual Operating Budgets and the Base Case Project Projections and is responsible for developing the assumptions on which such Project Budgets, Annual Operating Budgets and the Base Case Project Projections are based; and such Project Budgets, Annual Operating Budgets and the Base Case Project Projections (a) as of the date delivered, updated or supplemented are based on reasonable assumptions (including as to all legal and factual matters material to the estimates set forth therein), (b) as of the date delivered, updated or supplemented are consistent in all material respects with the provisions of the Project Documents executed on or prior to such date, and (c) as of the date delivered, updated or supplemented indicate that the estimated aggregate Project Costs will not exceed Available Construction Funds.

      4.20  FINANCIAL STATEMENTS.

            In the case of each financial statement of each Borrower Party (other than the financial statements delivered by any Borrower Party pursuant to Sections 3.1.16(a) and (e)) and accompanying information delivered by each Borrower Party under the Credit Documents (insofar as financial statements relate to each such Borrower Party), each such financial statement and information has been prepared in conformity with GAAP and fairly presents, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of each Borrower Party, as the case may be, described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of each Borrower Party, as the case may be, described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure. Except for obligations under the Operative Documents to which it is a party, each Borrower Party does not (and will not following the funding of the initial Loans) have any contingent obligations, unmatured liabilities, contingent liability or liability for taxes, long-term lease or forward or long-term commitment required to be shown under GAAP that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, results of operations, properties, financial condition or prospects of each Borrower Party.

      4.21  NO DEFAULT.

            No Event of Default or Inchoate Default which has not been disclosed to Administrative Agent in writing has occurred and is continuing.

      4.22  ORGANIZATIONAL ID NUMBER; LOCATION OF COLLATERAL.

            4.22.1 (a) Borrower's organizational identification number is 3899075; (b) FEC's organizational identification number is 3754988; (c) FEC-GP's organizational identification number is 3754613; (d) FEC-LP's organization identification number is 3754610; and (e) MEC's organizational identification number is 3861873.

            4.22.2 All of the Collateral (other than the Accounts, the membership interests in any Borrower Party, general intangibles and the Siemens Turbines) is, or when installed pursuant to the Project Documents will be, located on the Sites or the Easements or at the applicable Borrower Party's address set forth in Section 11.1; provided that certain equipment may be temporarily removed from the Sites and/or Easements from time to time in the ordinary course of business and equipment owned by Borrower may be located at other sites as indicated in writing to the Collateral Agent, who shall have the right to inspect such equipment from time to time.

      4.23  TITLE AND LIENS.

            Borrower has good, legal and valid title to the Collateral in which it grants the Collateral Agent a Lien. FEC has good and indefeasible title to the Collateral in which it grants the Collateral Agent a Lien and a valid and enforceable leasehold interest in the FEC Site and its interest in the Easements, in each case free and clear of all Liens, encumbrances or other exceptions to title other than Permitted Liens. MEC has good, marketable and insurable fee simple interest in the Collateral in which it grants the Collateral Agent a Lien, in each case free and clear of all Liens, encumbrances or other exceptions to title other than Permitted Liens. The Lien of the Collateral Documents constitutes a valid and subsisting first priority lien of record on all the FEC Mortgaged Property described in the FEC Deed of Trust and MEC Mortgage described in the MEC Mortgage and a first priority perfected security interest in all the personal property described in the Collateral Documents, subject to no Liens except Permitted Liens.

      4.24  INTELLECTUAL PROPERTY.

            Except as disclosed in Exhibit G-5:

            (a) Each Borrower Party owns, possesses or has entered into contracts with others who possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are necessary for the operation of its business, without known conflict with the rights of others.

            (b) No product of any Borrower Party infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

            (c) There is no violation by any Person of any right of any Borrower Party with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by any Borrower Party.

            (d) There exists no pending or threatened claim or litigation against or affecting any Borrower Party contesting its right to sell or use any such product, process, method, substance, part or other material.

      4.25  COLLATERAL.

            The respective liens and security interests granted to Collateral Agent (for the benefit of the Secured Parties) pursuant to the Collateral Documents (a) constitute as to personal property included in the Collateral a valid security interest, and (b) constitute as to the FEC Mortgaged Property and the MEC Mortgaged Property included in the Collateral a valid lien and security interest in the FEC Mortgaged Property and the MEC Mortgaged Property, respectively. The security interest granted to Collateral Agent (for the benefit of the Secured Parties) pursuant to the Collateral Documents in the Collateral consisting of personal property will be perfected (i) with respect to any property that can be perfected by filing, upon the filing of financing statements in the filing offices identified in Exhibit D-9, (ii) with respect to any property that can be perfected by control, upon execution of the Control Agreements and the Depositary Agreements, and (iii) with respect to any property (if any) that can be perfected by possession, upon Collateral Agent receiving possession thereof, and in each case such security interest will be, as to Collateral perfected under the UCC or otherwise as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, except (i) Title Exceptions and Permitted Liens described in clauses (a) and (e) of the definition of "Permitted Liens", and (ii) to the extent required by Governmental Rule, those matters described in clauses (b), (c) and (g) of the definition of "Permitted Liens". Except to the extent possession of portions of the Collateral is required for perfection, all such action as is necessary has been taken to establish and perfect Collateral Agent's rights in and to the Collateral in existence on such date to the extent Collateral Agent's security interest can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action. As of the Closing Date, no filing, recordation, re-filing or re-recording other than those listed on Exhibit D-9 hereto is necessary to perfect and maintain the perfection of the interest, title or Liens of the Collateral Documents, and on the Closing Date all such filings or recordings will have been made to the extent Collateral Agent's security interest can be perfected by filing. Each Borrower Party has properly delivered or caused to be delivered, or provided control, to Collateral Agent or Depositary Agent with respect to all Collateral that permits perfection of the Lien and security interest described above by possession or control.

      4.26  SUFFICIENCY OF PROJECT DOCUMENTS.

            4.26.1 Other than those that can be reasonably expected to be commercially available when and as required, the services to be performed, the materials to be supplied and the real property interests, the Easements and other rights granted, or to be granted, pursuant to the Project Documents in effect as of such date:

            (a) comprise all of the property interests necessary to secure any right material to the acquisition, leasing, development, construction, installation, completion, operation and maintenance of the Projects in accordance with all Legal Requirements and in accordance with the Project Schedule, all without reference to any proprietary information not owned by or available to any Borrower Party;

            (b) are sufficient to enable the Projects to be located, constructed and operated on the Sites and the Easements; and

            (c) provide adequate ingress and egress from the Sites for any reasonable purpose in connection with the construction and operation of the Projects.

            4.26.2 There are no services, materials or rights required for the construction or operation of the Projects in accordance with the Construction Contracts, the other Major Project Documents and the assumptions that form the basis of Base Case Project Projections, other than those (a) to be provided under the Project Documents, or (b) that can reasonably be expected to be commercially available at or for delivery to the Sites on commercially reasonable terms

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consistent with the then-current Project Budget, the then-current Annual
Operating Budget and the Base Case Project Projections.

      4.27  UTILITIES.

            All utility services necessary for the construction and the operation of each Project for its intended purposes are available at each such Project or can reasonably be expected to be so available as and when required upon commercially reasonable terms consistent with the then-current Project Budget, Project Schedule, the then-current Annual Operating Budget and the Base Case Project Projections.

      4.28  OTHER FACILITIES.

            4.28.1 All roads necessary for the construction and full utilization of each Project for its intended purposes have either been completed or the applicable Borrower Party possesses the necessary rights of way therefor, other than rights of way that can reasonably be expected to be available on commercially reasonable terms as and when needed.

            4.28.2 Each Borrower Party possesses, or the counterparties to the Major Project Documents (including the Power Purchase Agreement and the Capacity Sales Agreement) pursuant to which interconnection facilities will be constructed if necessary and, if applicable, operated for the benefit of each Project, possess and are obligated to provide or make available to the applicable Project Company, all necessary equipment, easements, rights of way, licenses, agreements and/or other rights, as necessary, for the construction, interconnection and utilization of the interconnection facilities (including fuel, water, wastewater and electrical).

      4.29  PROPER SUBDIVISION.

            The MEC Site has been subdivided or entitled to exception therefrom. For all purposes, the MEC Site may be mortgaged, conveyed and otherwise dealt with as separate legal lot or parcel. FEC's leasehold interest in the FEC Site may be mortgaged and conveyed.

      4.30  FLOOD ZONE DISCLOSURE.

            No material portion of the Collateral includes Improvements that are or will be located in an area that has been identified by the Federal Emergency Management Agency as an area having special flood or mudslide hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended.

      4.31  TAX SHELTER REGULATIONS.

            Borrower does not intend to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation section 1.6011-4). If Borrower determines to take any action inconsistent with such intention, it will promptly notify

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the Administrative Agent thereof. Borrower acknowledges that the Administrative
Agent or one or more of the Lenders may treat the Loans as part of a transaction that is subject to Treasury Regulation section 1.6011-4 or section 301.6112 - 1 (or any successor sections), and the Administrative Agent and such Lender or Lenders, as applicable, may file such Internal Revenue Service forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

            Borrower covenants and agrees that until the repayment in full in cash of all of Borrower's Obligations (other than those contingent Obligations that are intended to survive the termination of this Agreement or the other applicable Credit Documents), return and cancellation of the Security Fund LC and the expiration or termination of all Commitments and Interest Rate Agreements to which any Secured Party is a party, Borrower shall, or as applicable shall cause (whether directly or through FEC-GP and FEC-LP) the applicable Project Company to:

      5.1   USE OF PROCEEDS, EQUITY CONTRIBUTIONS AND PROJECT REVENUES.

            5.1.1 Proceeds and Equity Contributions.

            (a) Unless otherwise applied by Administrative Agent pursuant to this Agreement and the other Credit Documents, (i) Borrower shall on-lend proceeds of the Construction Loans to the Project Companies in accordance with an approved drawdown request, (ii) each Project Company shall deposit the proceeds of the Construction Loans and any cash equity contributions (including Additional Borrower Equity) in its Construction Account, (iii) subject to
Section 5.1.1(b), use them solely to pay Project Costs, and in accordance with the Credit Documents.

            (b) Notwithstanding anything to the contrary herein, Borrower shall be permitted to use the proceeds of the initial Construction Loans, the Dow Change Order Drawing and the True-Up Drawing, to reimburse Sponsor for (i) Project Costs paid (A) by Sponsor, or (B) by a Project Company with the proceeds of cash or in-kind equity contributions made by Sponsor to such Project Company (in each case, as verified by the Independent Engineer) on or before the date of the initial Construction Loan, and (ii) Construction Loans made pursuant to
Section 5.17 to reimburse Sponsor for Drawstop Funds in accordance with Section 5.17.

            5.1.2 Revenues. Unless otherwise applied by Administrative Agent or Collateral Agent pursuant to the terms of this Agreement or the other Credit Documents, each Borrower Party shall apply any Project Revenues, equity contributions, Loan proceeds, Insurance Proceeds, Eminent Domain Proceeds and damage payments solely for the purpose, and in the order and manner, provided for in the Depositary Agreements.

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

      5.2   PAYMENT.

            5.2.1 Credit Documents. Borrower shall pay all sums due under this Agreement and the other Credit Documents to which it is a party according to the terms hereof and thereof. Each Project Company shall pay all sums due under the Intercompany Note to which it is a party, to the extent of funds available therefor at the applicable Waterfall Levels under the Project Company Depositary Agreements.

            5.2.2 Project Documents. Each Project Company shall pay all of its obligations due under the Project Documents, howsoever arising, as and when due and payable, except (a) such as may be contested in good faith or as to which a bona fide dispute may exist; provided that adequate cash reserves have been established in conformity with GAAP, or Administrative Agent is satisfied in its reasonable discretion that non-payment of such obligation pending the resolution of such contest or dispute will not in any way endanger its Project or result in a Material Adverse Change or that provision is made to the satisfaction of Administrative Agent in its reasonable discretion for the posting of security (other than the Collateral) for or the bonding of such obligations or the prompt payment thereof in the event that such obligation is payable, (b) each Project Company's trade payables which shall be paid in the ordinary course of business and (c) such failures as could not reasonably be expected to have a Material Adverse Effect.

      5.3   WARRANTY OF TITLE.

            (a) MEC shall maintain good, marketable and insurable fee simple interest in the MEC Site, (b) FEC shall maintain good, indefeasible and insurable leasehold interest in the FEC Site, and (c) MEC shall maintain (i) good, marketable and insurable easement interest in the MEC Easements, and (ii) good, legal and valid title to all of its other respective material properties and assets (other than properties and assets disposed of in the ordinary course of business or otherwise disposed of in accordance with Section 6.4) and (d) FEC shall maintain (i) a good, indefeasible and insurable easement interest in the FEC Easements, and (ii) good, legal and valid title to all of its other respective material properties and assets (other than properties and assets disposed of in the ordinary course of business or otherwise disposed of in accordance with Section 6.4), in each case free and clear of all Liens other than Permitted Liens.

      5.4   NOTICES.

            Each Borrower Party shall promptly, upon acquiring notice or giving notice (except as otherwise specified below), as the case may be, or obtaining knowledge thereof, give written notice (with copies of any underlying notices, papers, files or related documentation) to Administrative Agent of:

            5.4.1 any litigation pending or, to each Borrower Party's knowledge, threatened in writing against any Borrower Party involving claims against any Borrower Party or either Project in excess of $500,000 individually or $1,000,000 in the aggregate per calendar year or involving any injunctive, declaratory or other equitable relief, such notice to include, if requested

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

in writing by Administrative Agent, copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;

            5.4.2 any dispute or disputes for which written notice has been received by any Borrower Party which may exist between such Borrower Party and any Governmental Authority and which involve (a) claims against such Borrower Party which exceed $500,000 individually or $1,000,000 in the aggregate per calendar year, (b) injunctive or declaratory relief, or (c) revocation, modification, failure to renew or the like of any Applicable Permit;

            5.4.3 any Event of Default or Inchoate Default;

            5.4.4 any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of (a) any Borrower Party, its employees, agents, contractors, consultants or representatives in excess of $500,000 for any one casualty or loss or $1,000,000 in the aggregate in any calendar year, or (b) to each Borrower Party's knowledge, any other Person if such casualty, damage or loss could reasonably be expected to have a Material Adverse Effect;

            5.4.5 any cancellation, suspension or material change in the terms, coverage or amounts of any insurance described in Exhibit K;

            5.4.6 any contractual obligations incurred by any Borrower Party exceeding $500,000 per year in the aggregate for the Projects, not including any obligations incurred pursuant to the Credit Documents or the Project Documents or any obligation contemplated in the then-current Project Budget or the then-current Annual Operating Budget;

            5.4.7 any intentional withholding of compensation to, or any right to withhold compensation claimed by, any Major Project Participant or pursuant to any Major Project Document, other than (a) retention provided by the express terms of any such contracts and (b) any such withholding or right which exceeds $500,000 individually or $1,000,000 in the aggregate;

            5.4.8 any (a) termination (other than expiration in accordance with its terms and any applicable Consent) or material default of which any Borrower Party has knowledge or written notice thereof under any Major Project Document, and (b) material Project Document Modification (with copies of all such Project Document Modifications whether or not requiring approval of Administrative Agent or the Majority Lenders pursuant to Section 6.12);

            5.4.9 any written claim of events of force majeure, change orders in excess of $500,000, or any Borrower Party caused delay under the Construction Contracts or any other Major Project Document (including claims therefor regardless of whether such Borrower Party believes such claim has merit) and, to the extent requested in writing by Administrative Agent, copies of invoices or statements which are reasonably available to such Borrower Party under the Construction Contracts or any other Major Project Document, certified by an authorized representative of such Borrower Party, together with a copy of any supporting documentation,

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

schedule, data or affidavit delivered under the Construction Contracts or such other Major Project Document;

            5.4.10 within one Banking Day after any Borrower Party receives notice pursuant to any Major Project Document of the proposed conduct of Performance Tests for either Project or material portion thereof and promptly prior to the proposed conduct of any subsequent Performance Tests, written notice of such proposed Performance Tests;

            5.4.11 after giving effect to the environmental indemnity provided by Dow under Section 17.2.2 of the FEC Ground Lease and Dow's curative actions performed under Section 17.3.2 of the FEC Ground Lease, any (a) material noncompliance with any Hazardous Substance Law or any material Release of Hazardous Substances on or from the Sites, Improvements, other FEC Mortgaged Property or other MEC Mortgaged Property that has resulted or could reasonably be expected to result in personal injury or material property damage or to have a Material Adverse Effect, (b) pending or, to each Borrower Party's knowledge, threatened in writing, Environmental Claim against any Borrower Party or, to each Borrower Party's knowledge, any of its Affiliates, contractors, lessees or any other Persons, arising in connection with their occupying or conducting operations on or at the Projects, the Sites, the Improvements, other FEC Mortgaged Property or other MEC Mortgaged Property which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or
(c) underground tank, whether operative or temporarily or permanently closed, located on the Sites, Improvements, other FEC Mortgaged Property or other MEC Mortgaged Property;

            5.4.12 promptly, but in no event later than 30 days prior to the time any Person will become a member of any of Borrower Parties or the occurrence of any other change in or transfer of ownership interests in any Borrower Party or the Projects, notice thereof, which notice shall identify such Person and such Person's interest in the Borrower Party or shall describe, in reasonable detail, such other change or transfer;

            5.4.13 any material written notices, reports or information (including any notice that either Project has achieved any completion milestone under the Construction Contracts, the Power Purchase Agreement, or the Capacity Sales Agreement) delivered to or received by any Borrower Party or CCMCI from, the parties to the Major Project Documents;

            5.4.14 initiation of any condemnation proceedings involving either Project or either Site or any material portion thereof;

            5.4.15 promptly, but in no event later than 15 Banking Days after any Borrower Party has knowledge of the execution and delivery thereof, a copy of each Additional Project Document;

            5.4.16 promptly, but in no event later than 30 days after the receipt thereof by any Borrower Party, copies of (a) all Applicable Permits obtained by such Borrower Party after the Closing Date, (b) any material amendment, supplement or other modification to any Applicable Permit received by any Borrower Party after the Closing Date, and (c) all material

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notices relating to either Project received by any Borrower Party from, or delivered by such Borrower Party to, any Governmental Authority;

            5.4.17 promptly, but in no event later than five days after occurrence thereof, notice of any forced outage with an anticipated duration in excess of five days;

            5.4.18 within five Banking Days of receipt thereof, copies of any recovery plan ("Remedial Plan") proposed by the Construction Contractor pursuant to Section 3.3.3 of either Construction Contract for review by Administrative Agent and the Independent Engineer;

            5.4.19 (a) within 10 days prior to the occurrence of a Reportable Event with respect to any ERISA Plan, (b) promptly, but in no event later than 15 days, after the withdrawal of any Calpine Entity or any ERISA Affiliate from a Multiemployer Plan, (c) promptly, but in no event later than five days, after the PBGC institutes any proceedings to terminate any ERISA Plan or takes action to appoint a trustee of any ERISA Plan under Section 4042 of ERISA, (d) promptly, but in no event later than 10 days, after the occurrence of any event which could give rise to a lien in favor of the IRS or the PBGC under any ERISA Plan, (e) promptly, but in no event later than 30 days, after any Calpine Entity or any ERISA Affiliate has knowledge that a Multiemployer Plan is in reorganization, is insolvent or intends to terminate under Section 4041A of ERISA, and (f) promptly, but in no event 10 days prior to the date, any Calpine Entity or any ERISA Affiliate shall fail to fulfill its obligations under the minimum funding standards of ERISA or the Code for any ERISA Plan; and

            5.4.20 promptly, but in no event later than the time period specified in the Construction Contracts, notice of any Material Adverse Change in the Project Schedule or in the economics or feasibility of the Project Companies developing, constructing, owning or operating the Projects, or any other event or circumstance which could reasonably be expected to have a Material Adverse Effect.

      5.5   FINANCIAL STATEMENTS.

            5.5.1 Each Borrower Party shall deliver or cause to be delivered to Administrative Agent, in form and detail reasonably satisfactory to Administrative Agent (except where GAAP is specifically required), except that where a specified financial statement is publicly available due to the issuer's filings with the United States Securities and Exchange Commission, Borrower may so notify Administrative Agent and the specified financial statement will not be required to be delivered hereunder:

            (a) as soon as practicable and in any event within 120 days after the close of each applicable fiscal year (commencing from fiscal year 2004 for each Borrower Party except for the Borrower, and commencing from fiscal year 2005 for Borrower), unaudited annual financial statements of, without duplication, each Borrower Party and the related statements of income, cash flow, and shareholders' or members' equity (as applicable) for such fiscal year, setting forth in each case in comparative form corresponding unaudited figures from the

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

preceding fiscal year, all prepared in accordance with GAAP (subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure);

            (b) as soon as practicable and in any event within 60 days after the end of the first, second and third quarterly accounting periods of its fiscal year, unaudited quarterly financial statements of Sponsor. Such financial statements shall include the related statements of income, cash flow, and shareholders' equity for such quarterly period and (in the case of second and third quarterly periods) for the portion of fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year, all prepared in accordance with GAAP (subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure); and

            (c) as soon as practicable and in any event within 120 days after the close of each applicable fiscal year (commencing from fiscal year 2005), unaudited pro forma income statement, balance sheet, cash flow statement and reconciliation of net worth of, without duplication, each Borrower Party and the related statements of income, cash flow, and shareholders' or members' equity (as applicable) for such fiscal year, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year, all prepared in accordance with GAAP (subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure).

            5.5.2 Cause to be delivered, along with such financial statements of each Borrower Party, a certificate signed by a Responsible Officer of such Borrower Party, as applicable, certifying that (a) such Responsible Officer has made or caused to be made a review of the transactions and financial condition of such Person during the relevant fiscal period and that such review has not, to such Responsible Officer's knowledge, disclosed the existence of any event or condition which constitutes an Event of Default or Inchoate Default, or if any such event or condition existed or exists, the nature thereof and the corrective actions that such Person has taken or proposes to take with respect thereto, (b) such Person is in compliance with all applicable material provisions of each Credit Document to which such Person is a party or, if such is not the case, stating the nature of such non-compliance and the corrective actions which such Person has taken or proposes to take with respect thereto, and (c) such financial statements are true and correct in all material respects and that no material adverse change in the consolidated assets, liabilities, operations, or financial condition of such Person has occurred since the date of the immediately preceding financial statements provided to Administrative Agent or, if a material adverse change has occurred, the nature of such change.

      5.6   BOOKS, RECORDS, ACCESS.

            Borrower and each Project Company shall maintain, or cause to be maintained, adequate books, accounts and records with respect to itself and its Project, as applicable, and prepare all financial statements required hereunder in accordance with GAAP (subject, in the case of unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure) and in compliance with the regulations of

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any Governmental Authority having jurisdiction thereof; and, subject to requirements of Governmental Rules, safety requirements and existing confidentiality restrictions imposed upon any Borrower Party by any other Person, permit employees or agents of Administrative Agent and Independent Engineer at any reasonable times and upon reasonable prior notice to Borrower, the applicable Project Company, Construction Contractor, Dow or Operator, as applicable, to inspect all of Borrower Parties' properties, including the Sites, to examine or audit all of Borrower Parties' books, accounts and records and make copies and memoranda thereof, to communicate with Borrower Parties' auditors outside the presence of such Borrower Party and to witness any Performance Tests.

      5.7   COMPLIANCE WITH LAWS, INSTRUMENTS, APPLICABLE PERMITS, ETC.

            Borrower and each Project Company shall promptly comply, or cause compliance, in all material respects with all Legal Requirements (including Legal Requirements and Applicable Permits relating to pollution control, environmental protection, equal employment opportunity or employee benefit plans, ERISA Plans and employee safety) with respect to itself and its Project, as applicable, and make, or cause to be made, such alterations to its Project and its Site as may be required for such compliance.

      5.8   REPORTS.

            5.8.1 Each Project Company shall promptly after receipt thereof, deliver to Administrative Agent copies of all progress reports of the construction of its Project issued by Construction Contractor and received by any Borrower Party, supplementing such reports in reasonable detail with material information not already included therein, detailing the progress of the development and construction of its Project since the last prior report hereunder (including any change orders then requested by any Borrower Party or Construction Contractor).

            5.8.2 Each Project Company shall deliver to Administrative Agent within 30 days of the end of each calendar quarter after the Project Commercial Operation Date with respect to the Freeport Project and the Facility Acceptance Date with respect to the Mankato Project, a summary operating report with respect to each Project, which shall include, with respect to the period most recently ended, the information set forth on the Template Operating Report, as further described in the annotations thereto.

            5.8.3 Each Project Company shall provide to Administrative Agent promptly upon request such reports, statements, lists of property, accounts, budgets, forecasts and other information concerning its Project and, to the extent reasonably available, the Major Project Participants and at such times as Administrative Agent shall reasonably require, including such reports and information as are reasonably required by the Independent Consultants.

            5.8.4 Each Project Company shall within 30 days after each annual policy renewal date, deliver to Administrative Agent a certificate, substantially in the form of Exhibit L, and otherwise in form and substance reasonably satisfactory to Administrative Agent in

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

consultation with the Insurance Consultant, certifying that the insurance requirements of Exhibit K have been implemented and are being complied with in all material respects.

            5.8.5 If in any year either Project Company's gross merchant revenues (defined as gross revenues deriving from merchant sales, minus the cost of fuel and other direct expenses) amount to less than 80% of the Project's gross merchant revenues set forth in the Base Case Project Projections, then at Borrower's expense, the Administrative Agent may commission the Power Market Consultant or any replacement thereto, to perform a market study for the market in which the Project is located.

      5.9  EXISTENCE, CONDUCT OF BUSINESS, PROPERTIES, ETC.

            Except as otherwise expressly permitted under this Agreement, each Borrower Party shall (a) maintain and preserve its existence as a Delaware limited liability company in the case of Borrower, a Delaware limited partnership in the case of FEC, a Delaware limited liability company in the case of FEC-GP, a Delaware limited liability company in the case of FEC-LP, and a Delaware limited liability company in the case of MEC, and all material rights, privileges and franchises necessary in the normal conduct of its business, (b) subject to Section 5.2.2, perform (to the extent not excused by force majeure events or the nonperformance of the other party and not subject to a good faith dispute) all of its material contractual obligations under the Major Project Documents to which it is party or by which it is bound, (c) maintain and, in the case of FEC, cause Dow to maintain, all Applicable Permits, except to the extent that any such failure to maintain could not reasonably be expected to have a Material Adverse Effect, and (d) at or before the time that any Permit becomes an Applicable Permit, obtain such Permit.

      5.10  DEBT SERVICE COVERAGE RATIO; DEBT TO EQUITY RATIO.

            (a) Following Term-Conversion, no later than 10 Banking Days after each Principal Repayment Date, Borrower shall calculate and deliver to Administrative Agent the Debt Service Coverage Ratio for the Calculation Period for such Principal Repayment Date. The calculations of Debt Service Coverage Ratios hereunder shall be used in determining the application and distribution of funds pursuant to Section 6.6, and Section 3.3 of the Borrower Depositary Agreement.

            (b) No later than five Banking Days prior to the making of any True-Up Drawing pursuant to Section 3.3.3(d), or any distribution pursuant to
Section 3.1.5 of the FEC Depositary Agreement, Borrower shall calculate and deliver to Administrative Agent the Debt to Equity Ratio (after giving effect to the making of the Punchlist Drawing (if any), the Dow Change Order Drawing, (if any) and the Dow Performance Test Drawing (if any)), together with such written information as is necessary for Administrative Agent to verify the Debt to Equity Ratio. Administrative Agent shall notify Borrower in writing of any suggested corrections, changes or adjustments to such calculations within three Banking Days after receipt. Borrower shall incorporate all such corrections, changes or adjustments as are required to accurately reflect the Debt to Equity Ratio, and (if necessary) shall promptly recalculate and resubmit to Administrative Agent such calculations.

      5.11  INDEMNIFICATION.

            5.11.1 Each Borrower Party shall indemnify, defend and hold harmless each Lead Arranger, Administrative Agent, Collateral Agent, LC Issuer, and each Lender, and in their capacities as such, their respective officers, directors, shareholders, controlling Persons, employees, agents and servants (collectively, the "Indemnitees") from and against and reimburse the Indemnitees for:

            (a) any and all claims, obligations, liabilities, losses, damages, injuries (to Person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, costs and expenses (including reasonable attorney's fees) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee (collectively, "Subject Claims") in any way relating to, or arising out of or in connection with this Agreement or the other Operative Documents to which it is a party, except for claims by a Calpine Entity against an Indemnitee that are in whole or in part successful;

            (b) any and all Subject Claims arising in connection with the Release or presence of any Hazardous Substances at either Project, whether foreseeable or unforeseeable, including all costs of removal, investigation, remediation and disposal of such Hazardous Substances, all reasonable costs required to be incurred in (i) determining whether such Project is in compliance, and (ii) causing such Project to be in compliance, with all applicable Legal Requirements, all reasonable costs associated with claims for damages to Persons or property, and reasonable attorneys' and consultants' fees and court costs; and

            (c) any and all Subject Claims in any way relating to, or arising out of or in connection with any claims, suits or liabilities against any Borrower Party or any of its Affiliates to the extent related to the Projects or the transactions contemplated by the Operative Documents.

            5.11.2 The foregoing indemnities shall not apply with respect to an Indemnitee, to the extent arising as a result of the gross negligence or willful misconduct of such Indemnitee, but shall continue to apply to other Indemnitees.

            5.11.3 The provisions of this Section 5.11 shall survive foreclosure of the Collateral Documents and satisfaction or discharge of Borrower's obligations hereunder and under the other Credit Documents to which it is a party, and shall be in addition to any other rights and remedies of the Lead Arrangers, Administrative Agent, Collateral Agent and any Lender.

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

            5.11.4 In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the applicable Borrower Party of the commencement thereof, and such Borrower Party shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that such Borrower Party desires, to assume and control the defense thereof. Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by such Borrower Party. Notwithstanding the foregoing, each Borrower Party shall not be entitled to assume and control the defenses of any such action, suit or proceedings if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a conflict of interest between such Indemnitee and such Borrower Party or between such Indemnitee and another Indemnitee (unless such conflict of interest is waived in writing by the affected Indemnitees), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) such Borrower Party shall pay the reasonable expenses of such Indemnitee in such defense.

            5.11.5 If a Borrower Party has assumed the defense of any action, suit or proceeding pursuant to Section 5.11.4, such Borrower Party shall promptly report to such Indemnitee on the status of such action, suit or proceeding as material developments shall occur and from time to time as requested by such Indemnitee (but not more frequently than every 60 days). Such Borrower Party shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding, and each material document which such Borrower Party possesses relating to such action, suit or proceeding.

            5.11.6 Notwithstanding each Borrower Party's rights hereunder to control certain actions, suits or proceedings:

            (a) if any Indemnitee reasonably determines that failure to compromise or settle any Subject Claim made against such Indemnitee is reasonably likely to subject such Indemnitee to civil, criminal or administrative penalties, to result in the loss, suspension or impairment of a license or Permit held by such Indemnitee or to cause material damage to such Indemnitee's reputation, such Indemnitee shall be entitled to compromise or settle such Subject Claim; and

            (b) if the Majority Lenders reasonably determine that failure to compromise or settle any Subject Claim made against such Indemnitee is reasonably likely to have a Material Adverse Effect, Administrative Agent shall provide the applicable Borrower Party with written notice of a proposed compromise or settlement of such claim specifying in detail the nature and amount of such proposed settlement or compromise. Such Borrower (and any other relevant Calpine Entity) shall be deemed to have approved such proposed compromise or settlement unless, within 30 days after the date such Borrower receives such notice of intended compromise or settlement, such Borrower provides the Lenders with a written legal analysis from counsel reasonably acceptable to the Majority Lenders reasonably concluding that, based on the magnitude of the Subject Claim, the legal basis for such Subject Claim, or the cost of defending such Subject Claim, the amount of such proposed settlement or compromise is not

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within a reasonable range of settlements or compromises for such Subject Claim, and indicating, based on such factors, such counsel's view as to the appropriate amount of a reasonable settlement or compromise for such Subject Claim (the "Settlement Amount"). If the Lenders receive such legal analysis required by this Section 5.11.6 within such 30-day period, then (i) the Majority Lenders may elect to settle or compromise such Subject Claim and such Borrower Party shall be responsible for the payment of all amounts of such compromise or settlement up to 125% of the Settlement Amount, (ii) such Indemnitee shall be responsible for payment of all amounts of such compromise or settlement in excess of such 125% limit, and (iii) such compromise or settlement shall be binding upon the Borrower Party. If the Borrower Party does not provide such legal analysis within such period, or if such legal analysis is not reasonable, in the reasonable determination of the Majority Lenders, then such Indemnitee may settle or compromise such Subject Claim (and such Borrower Party shall cause any other relevant Calpine Entity to agree to the same) and shall be fully indemnified by such Borrower Party therefor. The Lenders shall not otherwise settle or compromise any such Subject Claim other than at their own expense.

            5.11.7 Upon payment of any Subject Claim by the applicable Borrower Party pursuant to this Section 5.11 or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, such Borrower Party, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with such Borrower Party and such Borrower Party's insurance carrier and give such further assurances as are necessary or advisable to enable such Borrower Party vigorously to pursue such claims.

            5.11.8 Any amounts payable by a Borrower Party pursuant to this
Section 5.11 shall be regularly payable within 30 days after such Borrower Party receives an invoice for such amounts from any applicable Indemnitee, and if not paid within such 30-day period shall bear interest at the Default Rate.

            5.11.9 Notwithstanding anything to the contrary set forth herein, such Borrower Party shall not, in connection with any one legal proceeding or claim, or separate but related proceedings or claims arising out of the same general allegations or circumstances, in which the interests of the Indemnitees do not materially differ, be liable to the Indemnitees (or any of them) under any of the provisions set forth in this Section 5.11 for the fees and expenses of more than one separate firm of attorneys (which firm shall be selected by the affected Indemnitees, or upon failure to so select, by Administrative Agent).

            5.11.10 If, for any reason whatsoever, the indemnification provided under this Section 5.11 is unavailable to any Indemnitee or is insufficient to hold it harmless to the extent provided in this Section 5.11, then provided such payment is not prohibited by or contrary to any applicable Governmental Rule, Legal Requirement or public policy, such Borrower Party shall contribute to the amount paid or payable by such Indemnitee as a result of the Subject Claim in such proportion as is appropriate to reflect the relative economic interests of such Borrower Party and its Affiliates on the one hand, and such Indemnitee on the other hand, in the matters contemplated by this Agreement as well as the relative fault of such Borrower Party (and its

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Affiliates) and such Indemnitee with respect to such Subject Claim, and any other relevant equitable considerations.

            5.11.11 Nothing in this Section 5.11 shall constitute a release by a Borrower Party of any claims that it has as a result of a breach or a default by any of the Secured Parties of their respective obligations under this Agreement or any other Credit Document.

      5.12  EXEMPTION FROM REGULATION.

            Each applicable Project Company shall take or cause to be taken all necessary or appropriate actions so that (a) (i) MEC will be an Exempt Wholesale Generator and (ii) the Mankato Project will be an Eligible Facility at all times hereunder, (b) the Freeport Project will be a Qualifying Facility at all times hereunder, (c) except to the extent provided in the first sentence of Section 4.17, each Project shall not be subject to, or shall be exempt from, financial or organizational regulation as a "public utility company" or "public utility holding company" under PUHCA or financial, organizational or rate regulation as a public utility under the laws of the State of Minnesota in the case of MEC or Texas in the case of FEC, as presently constituted and as construed by the courts of Minnesota and Texas, respectively, (d) MEC will be authorized to sell electricity at market-based rates, with all waivers of regulations and blanket authorizations as are customarily granted by FERC to entities with market-based rate authority, and (e) FEC shall not be subject to regulation as a "public utility" under the FPA.

      5.13  CONSTRUCTION OF THE PROJECTS.

            (a) Each Project Company shall cause its Project to be constructed and equipped substantially in accordance with the Plans and Specifications, the then-current Project Budget, the Construction Contracts and the other Major Project Documents, as any of the same may be amended from time to time pursuant to Section 6.12.

            (b) Each Project Company shall terminate, as applicable, either the FEC Construction Contract or the MEC Construction Contract under the terms provided for therein or in the applicable Consent, upon receipt of notice from Administrative Agent upon direction of the Majority Lenders and after consultation with the applicable Project Company that (i) there has been an Event of Default (as defined in the applicable Construction Contract) by CCMCI in the performance of its obligations under such Construction Contract, or (ii) there has been a Bankruptcy Event of CCMCI or Sponsor and, as a result thereof, in the opinion of the Majority Lenders, there exists the reasonable possibility that CCMCI will not be able to perform all of its obligations under such Construction Contract in a manner consistent with the terms thereof and of the other Operative Documents (including Section 5.13(a) hereof). Upon any such termination of a Construction Contract, the applicable Project Company shall replace CCMCI as construction contractor with an entity approved by the Majority Lenders, under a construction contract approved by the Majority Lenders.

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      5.14  OPERATION AND MAINTENANCE OF PROJECTS; ANNUAL OPERATING BUDGET.

            5.14.1 Each Project Company shall keep its Project, or cause the same to be kept, in an operating condition consistent with the standard of care set forth in the O&M Agreements, all Applicable Permits, Legal Requirements and the Operative Documents, and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) necessary to keep the Projects in such condition.

            5.14.2 Each Project Company shall operate its Project, or cause the same to be operated, in a manner consistent with Prudent Utility Practices and in compliance with the terms of the Power Purchase Agreement, including any MAPP requirements as defined and described therein, in the case of the Mankato Project and with the terms of the Dow Agreements, including any ERCOT requirements as described therein, in the case of the Freeport Project.

            5.14.3 On or before the date that is 60 days prior to the later to occur of the anticipated Facility Acceptance Date and the anticipated Project Commercial Operation Date and thereafter 60 days prior to the beginning of each subsequent calendar year, each Project Company shall submit an operating plan and a budget, detailed by month, of anticipated revenues and anticipated expenditures under all applicable Waterfall Levels, and, with respect to the budget submitted for MEC, anticipated expenditures from the MEC Major Maintenance Reserve Account, each such budget to include Debt Service, the projected Debt Service Coverage Ratio, proposed dividend distributions, Major Maintenance, reserves and all anticipated O&M Costs (including reasonable allowance for contingencies) applicable to the applicable Project for the ensuing calendar year (or, in the case of the initial Annual Operating Budgets, partial calendar year) and, in the case of Major Maintenance in accordance with
Section 5.14.5, to the conclusion of the second full calendar year thereafter (each such annual operating plan and budget, including the initial Annual Operating Budgets, an "Annual Operating Budget"). Each Annual Operating Budget for each Project shall be subject to the reasonable approval of Administrative Agent acting in consultation with the Independent Engineer, such approval not to be unreasonably withheld. Failure by Administrative Agent to approve or disapprove any such draft Annual Operating Budget within 30 days after receipt thereof shall be deemed to be an approval by Administrative Agent of such draft as the final Annual Operating Budget for such Project. Borrower and each Project Company shall consider in good faith Administrative Agent's suggestions in preparation of a final Annual Operating Budget for each Project. Borrower shall, or shall cause each Project Company to, prepare a final Annual Operating Budget for each Project no less than 30 days in advance of the later to occur of the anticipated Facility Acceptance Date and the Project Commercial Operation Date, and each subsequent calendar year. The O&M Costs in each Annual Operating Budget which are subject to escalation limitations in the Project Documents shall not, absent extraordinary circumstances, be increased by more than the amounts provided in such Project Documents.

            5.14.4 Each Project Company shall operate, or cause to be operated, and maintain its Project, within amounts for (a) any Operating Budget Category not to exceed 110%

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(on a year-to-date basis), and (b) for all Operating Budget Categories not to exceed 105% (on a year-to-date basis), in each case of the amounts budgeted therefor as set forth in the then-current Annual Operating Budget for the applicable Project as approved or deemed approved by Administrative Agent; provided, however, that (i) subject to Section 6.12, each Project Company may propose an amendment to the Annual Operating Budget for such Project for Administrative Agent's approval if at any time either Project Company cannot comply with clause (a) or (b) above (and Administrative Agent shall consider each such amendment in good faith and shall not unreasonably withhold its consent to the approval of any such amendment), and (ii) the 110% limitation shall not apply to Variable O&M Costs to the extent that such Variable O&M Costs result from the dispatch of the applicable Project at levels in excess of the levels contemplated by the then-current Annual Operating Budget for such Project. Pending approval of any Annual Operating Budget or amendment thereto in accordance with the terms of this Section 5.14.4, each Project Company shall use its best efforts to operate and maintain its Project, or cause such Project to be operated and maintained, within the then-current Annual Operating Budget for such Project (it being acknowledged that if a particular calendar year's Annual Operating Budget for such Project has not been approved by the time periods provided in Section 5.14.3, then the then-current Annual Operating Budget for such Project shall be deemed to be the Annual Operating Budget in effect for such Project prior to the delivery of the final Annual Operating Budget for such Project pursuant to Section 5.14.3); provided that the amounts specified therein shall be increased or decreased to the extent specified in the MEC O&M/Major Maintenance Agreement.

            5.14.5 Borrower shall also include in each Annual Operating Budget a reassessment of (a) the Major Maintenance Reserve Requirement for the Mankato Project, determined as provided in the definition of "Major Maintenance Reserve Requirement" in the MEC Depositary Agreement, (b) the anticipated scheduling, probable cost and a reasonably detailed description of each anticipated item of Major Maintenance, through the next major turbine overhaul cycle for each Project (the "Major Maintenance Plan"), and (c) the anticipated amounts which will be on deposit in the MEC Major Maintenance Reserve Account and FEC Major Maintenance Reserve Account during each year of the Major Maintenance Plan. Borrower shall cause each Project Company to cause its Project to perform (or cause to be performed) all Major Maintenance on its respective Project substantially in accordance with the then-current Major Maintenance Plan and in all material respects in accordance with the provisions of the Operative Documents. The Major Maintenance Plan, including without limitation the assumptions made in connection with calculating the Mankato Project's Major Maintenance Reserve Requirement, shall be subject to approval by the Administrative Agent in consultation with the Independent Engineer, such approval not to be unreasonably withheld.

      5.15  PRESERVATION OF RIGHTS; FURTHER ASSURANCES.

            5.15.1 Each Project Company shall cause its Project to maintain in full force and effect, perform (subject to Section 5.2) the obligations of the applicable Project Company under, preserve, protect and defend the material rights of such Project Company under and, subject to Section 5.13(b), take all reasonable action necessary to prevent termination (except by expiration

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in accordance with its terms) of each and every Major Project Document, including (where each such Project Company in the exercise of its business judgment deems it proper) prosecution of suits to enforce any material right of such Project Company thereunder and enforcement of any material claims with respect thereto. Without limiting the foregoing, Borrower shall enforce all of its rights under the Completion Undertaking Agreements and the Undertaking Support LCs (to the extent the Undertaking Support LCs are held by Borrower) and the Project Companies shall enforce all of their rights under the Construction Contract Guaranties.

            5.15.2 From time to time, Borrower shall, and shall cause each Borrower Party to, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any memorandum of lease or other agreement, financing statement, continuation statement, certificate of title or estoppel certificate), relating to the Loans stating the interest and charges then due and any known Events of Default or Inchoate Defaults, and take such other steps as may be necessary or advisable to render fully valid and enforceable under all applicable laws the rights, liens and priorities of the Secured Parties with respect to all Collateral and other security from time to time furnished under this Agreement and the other Credit Documents or intended to be so furnished, in each case in such form and at such times as shall be reasonably requested by Collateral Agent, and pay all reasonable fees and expenses (including reasonable attorneys' fees) incident to compliance with this Section 5.15.2.

            5.15.3 If any Borrower Party shall at any time acquire any real property or leasehold or other interest in real property not covered by the FEC Deed of Trust or the MEC Mortgage, then promptly upon such acquisition, execute, deliver and record a supplement to such Deed of Trust, reasonably satisfactory in form and substance to Collateral Agent, subjecting the real property or leasehold or other interests to the Lien and security interest created by such Deed of Trust. If reasonably requested by Collateral Agent, such Borrower Party shall obtain an appropriate endorsement or supplement to, as applicable, the Title Policy or the Term Title Policy insuring the Lien of the Secured Parties in such additional property, subject only to Permitted Liens and other exceptions to title approved by Collateral Agent.

            5.15.4 Upon the request of Administrative Agent or Collateral Agent, the applicable Borrower Party shall execute and deliver all documents as shall be necessary or that Administrative Agent or Collateral Agent (as the case may be) shall reasonably request in connection with the rights and remedies of Administrative Agent or Collateral Agent (as the case may be) and the Lenders under the Operative Documents, and perform such other reasonable acts as may be necessary to carry out the intent of this Agreement and the other Credit Documents.

            5.15.5 The applicable Borrower Party shall take such action, including the execution and filing of all such documents and instruments, as may be necessary to effect and continue the appointment of Corporation Service Company as its agent for service of process in full force and effect, or if necessary by reason of any fact or condition relating to such agent, to replace such agent (but only after having given notice and evidence thereof to Administrative Agent).

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      5.16  ADDITIONAL CONSENTS.

            Upon the reasonable request of Administrative Agent, with respect to
(a) any Major Project Document (including any Additional Project Document) entered into after the Closing Date and (b) any Major Project Document entered into by a Replacement Obligor pursuant to Article 7, in each case, the applicable Project Company shall cause the applicable counterparty or Replacement Obligor, as applicable, to execute and deliver to Administrative Agent a Consent in substantially the form of Exhibit E-1, with such changes as are reasonably acceptable to Administrative Agent.

      5.17  DRAWSTOP FUNDS.

            Notwithstanding anything in this Agreement to the contrary, if, during any period when Loans are not available to Borrower as a result of a failure to meet any of the applicable conditions set forth in Article 3 hereof or Article 3 of the Borrower Depositary Agreement, Sponsor pays Project Costs through direct or indirect cash equity contributions provided to or on behalf of Borrower (such amounts used to pay such Project Costs, as certified by the Independent Engineer and confirmed by Administrative Agent, the "Drawstop Funds"), then, at such time as such conditions shall be met and Construction Loans shall become available to Borrower, Borrower shall be entitled to make a Borrowing of Construction Loans in the amount of the Drawstop Funds, but in no event in excess of the Available Construction Loan Commitment, and shall be permitted to reimburse Sponsor for such excess cash equity contributions.

      5.18  MAINTENANCE OF INSURANCE.

            Borrower shall cause each Project Company to maintain or cause to be maintained on its behalf in effect at all times the types of insurance required pursuant to Exhibit K, in the amounts and on the terms and conditions specified therein, from the quality of insurers specified in such Exhibit or other insurance companies of recognized responsibility reasonably satisfactory to Administrative Agent.

      5.19  TAXES, OTHER GOVERNMENT CHARGES AND UTILITY CHARGES.

            Subject to the second sentence of this Section 5.19 and except for Permitted Liens, each Borrower Party shall timely file all tax returns and pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to any Borrower Party or either Project, including sales and use taxes and real estate taxes, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of each Project, and all assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on each Project. Borrower Parties may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when Borrower Parties are in good faith contesting the same, so long as (a) reserves to the extent required by GAAP have been established in an amount sufficient to pay any such

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taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made and maintained at all times during such contest, (b) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest, and (c) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such contest.

      5.20  EVENT OF EMINENT DOMAIN.

            If an Event of Eminent Domain shall occur with respect to any Collateral, Borrower shall cause each Project Company (in the case of the Freeport Project, insofar as consistent with Dow's rights under the Dow Agreements), to (a) diligently pursue all its rights to compensation against the relevant Governmental Authority in respect of such Event of Eminent Domain, (b) not, without the written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), compromise or settle any claim against such Governmental Authority, and (c) pay or apply all Eminent Domain Proceeds in accordance with Section 3.5 of each of the FEC Depositary Agreement and the MEC Depositary Agreement. Each Borrower Party consents to, and agrees not to object to or otherwise impede or impair, the participation of Administrative Agent in any eminent domain proceedings, and each Borrower Party shall from time to time deliver to Administrative Agent all documents and instruments reasonably requested by it to permit such participation.

      5.21  INTEREST RATE PROTECTION.

            5.21.1 Compliance With Interest Rate Agreements. Within 45 days after the initial Construction Loan, Borrower shall enter into one or more Interest Rate Agreements with one or more Lenders (or Affiliates thereof) for the period commencing on the date of such Interest Rate Agreements and ending on the Term Loan Maturity Date, in a notional amount equal to at least 50% of the anticipated amount of Loans projected to be outstanding during such period (which anticipated amount (a) shall be determined by reference to the Base Case Project Projections, (b) shall take into account any scheduled or projected repayments or prepayments of Loans contemplated thereunder, and (c) shall otherwise be determined in consultation with the Administrative Agent). Borrower shall at all times comply with and maintain in full force and effect through the end of such period such Interest Rate Agreements.

            5.21.2 Hedge Breaking Fees. To the extent required pursuant to the terms of the Hedge Transactions, Borrower shall pay all costs, fees and expenses incurred by Borrower in connection with any unwinding, breach or termination of such Hedge Transactions ("Hedge Breaking Fees"), all to the extent provided in and as calculated pursuant to the applicable Interest Rate Agreements.

            5.21.3 Security. Each Interest Rate Agreement provided by a Lender (or an Affiliate thereof) hereunder, including all Hedge Transactions thereunder, entered into in accordance with the terms of this Agreement, and all Hedge Breaking Fees shall be and are

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hereby secured by any Collateral Documents, pari passu with the Loans. The parties hereto agree that, for purposes of any sharing of Collateral under the Collateral Documents, any Hedge Bank, in its capacity as a counterparty or intermediary to the Interest Rate Agreements, shall be deemed to have made a Loan to Borrower in an amount equal to the unpaid amount of any Hedge Breaking Fees owed by Borrower to such Hedge Bank, under any such Hedge Transaction on the date that an Early Termination Date (as defined in the applicable Interest Rate Agreement) occurs. For purposes of any such Collateral sharing such Hedge Bank shall be deemed a Lender under the Collateral Documents to the extent of such deemed Loan. For purposes of voting on matters under this Agreement, such Hedge Bank shall be deemed a Lender and hold votes to the extent specified in the definition of "Proportionate Share."

      5.22  ADDITIONAL PERMITS.

            Promptly, but in no event later than 30 days after obtaining knowledge of any Applicable Permit relating to any Borrower Party or Dow (other than any such Permits set forth in Exhibit G-1 as of such time or otherwise theretofore disclosed in writing to Administrative Agent), Borrower shall provide written notice of such Applicable Permit to Administrative Agent.

      5.23  SPECIAL PURPOSE ENTITY.

            5.23.1 Borrower shall conduct its business solely in its own name through its duly authorized directors, officers or agents so as not to mislead others as to the identity of the company with which those others are concerned, and particularly will avoid the appearance of conducting business on behalf of any other entity or that its assets or the assets of any other entity are available to pay the creditors of such other entity. Without limiting the generality of the foregoing, all oral and written communications of Borrower, including, without limitation, letters, invoices, purchase orders, contracts and statements, will be made solely in the name of Borrower.

            5.23.2 Borrower shall maintain records and books of account separate from those of all other entities.

            5.23.3 Borrower shall obtain proper authorization from its managers of all action requiring such authorization. Meetings of the managers of Borrower shall be held with such frequency as required by Delaware law or otherwise deemed appropriate by Borrower.

            5.23.4 Operating expenses and liabilities of Borrower shall be paid from its own funds.

            5.23.5 The resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement shall be continuously maintained by Borrower as official records.

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            5.23.6 Other than as permitted pursuant to Section 6.8, Borrower shall maintain an arm's-length relationship with all other entities.

            5.23.7 Borrower shall keep its assets and its liabilities wholly separate from those of all other entities.

      5.24  THE PATRIOT ACT.

            Borrower shall and shall cause Sponsor and each Borrower Party to comply with the disclosure requirements pursuant to Section 11.21.

      5.25  CERTAIN RIGHTS UNDER DOW AGREEMENTS.

            In the event that the circumstances arise that are described in
Section 5.6 of the FEC Ground Lease, Borrower shall cause FEC to take such actions, and to fully exercise its rights under such section, as may be necessary to obtain adequate real estate rights, Permits, and contract rights so that if Dow were to fail, FEC would have exercised all reasonable efforts toward being able to operate the Freeport Project independently of Dow.

      5.26  PROJECT REPRESENTATIVE.

            Borrower shall cause each Project Company to designate one or more individuals who will be responsible for protecting the interests of such Project Company in all contract discussions and negotiations, with Affiliates of the Project Company and otherwise, and will for purposes of interactions with the Independent Engineer, be and in all respects act, as the representative of the owner of the applicable Project.

      5.27  ALTERNATE WATERLINE EASEMENTS.

            MEC and Borrower have advised the Lenders and each of the Lenders understands and agrees that the waterline path currently proposed for the Mankato Project may be relocated during the course of development and construction of the Mankato Project, and, notwithstanding anything in this Agreement or the MEC Mortgage to the contrary, the Lenders agree that MEC may, in accordance with MEC's business judgment, relocate the waterline provided that, in such event, MEC shall provide the Lenders with a survey of the new waterline easement(s) that complies with the requirements of Section 3.1.21 and endorsements to the lender's title policy as originally provided pursuant to
Section 3.1.22 which will add the new waterline easement(s) as an insured easement(s), and, in connection with such relocation, MEC and the Lenders shall execute an agreement modifying the MEC Mortgage to extend the lien of the MEC Mortgage to the new waterline easement(s) and to release the lien of the MEC Mortgage from the former waterline easement(s).

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                                    ARTICLE 6
                               NEGATIVE COVENANTS

            Borrower covenants and agrees that until the repayment in full in cash of all of Borrower's Obligations (other than those contingent Obligations that are intended to survive the termination of this Agreement and the other applicable Credit Documents) and the expiration or termination of all Commitments and Interest Rate Agreements to which any Secured Party is a party, Borrower shall not and shall cause the applicable Borrower Party to not take the following actions:

      6.1   CONTINGENT LIABILITIES.

            Except as provided in this Agreement, Borrower and each other Borrower Party shall not become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person; provided, however, that this Section 6.1 shall not be deemed to prohibit or otherwise limit the occurrence of Permitted Debt.

      6.2   LIMITATIONS ON LIENS.

            Borrower and each other Borrower Party shall not create, assume or suffer to exist any Lien, securing a charge or obligation on the Projects or on any of the Collateral, real or personal, whether now owned or hereafter acquired, except Permitted Liens.

      6.3   INDEBTEDNESS.

            Borrower and each Project Company shall not incur, create, assume or permit to exist any Debt except Permitted Debt. FEC-GP and FEC-LP shall not incur any Debt except Debt incurred under the FEC-GP Guaranty by FEC-GP and under the FEC-LP Guaranty by FEC-LP.

      6.4   SALE OR LEASE OF ASSETS.

            6.4.1 Except as provided under Section 6.5(b) of the Security Agreement, Borrower, FEC-GP and FEC-LP shall not sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired, except assets used for the administration of their respective businesses and having a value of less than $10,000.

            6.4.2 Each Project Company shall not sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired, except
(a) in the ordinary course of its business and as contemplated by the Operative Documents, (b) to the extent that such asset is unnecessary, worn out or no longer useful or usable in connection with the operation or maintenance of its Project, at fair market value, (c) the sale, transfer or release, with or without consideration, of real property or interests in real property related to its Project to the extent that such real property or interests in real property is only incidental to, or no longer useful in

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connection with, the development, construction, leasing, ownership or operation of its Project, or (d) the granting of easements or other interests in real property related to its Project to other Persons if, with respect to clauses (c) and (d) only, the Administrative Agent has determined that such sale, transfer or release could not reasonably be expected to have a Material Adverse Effect. Upon any such sale, lease, assignment, transfer or other disposition of any such assets, all Liens in favor of any Secured Party relating to such asset shall be released.

      6.5   CHANGES.

            Borrower and each other Borrower Party shall not change the nature of its business or expand its business beyond the business contemplated in the Operative Documents; provided further that the representations with respect to ownership of the Borrower Parties set forth in Section 4.1 shall remain true at all times.

      6.6   DISTRIBUTIONS.

            6.6.1 Pre-Initial Principal Repayment Date. Except as provided in
Section 6.6.4, prior to the first Principal Repayment Date after Term-Conversion, Borrower shall not directly or indirectly, make or declare any dividend or other distribution (in cash, property or obligation) on, or other payment on account of, any interest in any Borrower Party.

            6.6.2 Post-Initial Principal Repayment Date. Except as provided in
Section 6.6.4, from and after the first Principal Repayment Date after Term-Conversion, Borrower shall not directly or indirectly, make or declare any dividend or other distribution (in cash, property or obligation) on, or other payment on account of, any interest in any Borrower Party or make any payment of principal or interest due under any permitted subordinated note, unless the following conditions have been satisfied (the "Restricted Payment Conditions"):

            (a) such dividend or distribution is on a date occurring within 15 Banking days after the immediately preceding Principal Repayment Date;

            (b) no Event of Default or Inchoate Default has occurred and is continuing as of the date of such applicable dividend or distribution, and such dividend or distribution would not cause an Event of Default or Inchoate Default;

            (c) the Debt Service Coverage Ratio for the Calculation Period relating to the Principal Repayment Date immediately preceding the proposed date of such dividend or distribution is greater than or equal to 1.25 to 1;

            (d) no Material Adverse Change shall have occurred and be continuing as of the date of the applicable dividend or distribution or would result from the making of such dividend or distribution;

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            (e) the funds necessary to make any such dividend or distribution are on deposit in the Distribution Suspense Account as of the Principal Repayment Date to which the applicable dividend or distribution relates and are otherwise available to be withdrawn from the Distribution Suspense Account on such date in accordance with the terms and conditions of the Borrower Depositary Agreement;

            (f) all reserve accounts are funded in the amount required by the Depositary Agreements;

            (g) no Security Fund LC Loans are then outstanding; and

            (h) for the first distribution pursuant to this Section 6.6.2 only, the following conditions have been satisfied: (i) Collateral Agent shall have received as-built A.L.T.A. surveys of the Sites, in form and substance reasonably satisfactory to Collateral Agent and the Title Insurer, certified to Borrower, Collateral Agent and the Title Insurer as to completeness and accuracy as of not more than 60 days prior to the first distribution under Section 6.6.2 by a licensed Texas surveyor (in the case of the Freeport Project) and a licensed Minnesota surveyor (in the case of the Mankato Project) reasonably satisfactory to Collateral Agent, showing, among other things, (A) as to the Sites, the location and dimensions thereof, including the location of all means of access thereto and all easements and encumbrances relating thereto and showing the perimeter within which all improvements are located, (B) the location and dimensions of all improvements, fences or encroachments located in or on the Sites, (C) the existing utility facilities servicing the Projects (including water, electricity, fuel, telephone, sanitary sewer and storm water distribution and detention facilities), (D) that the location of each Project does not encroach on or interfere with adjacent property or existing easements, encumbrances or other rights (whether on, above or below ground), other than Permitted Liens, and that there are no gaps, gores, projections, protrusions or other survey defects, (E) whether either Site or any portion thereof is located in a special flood hazard zone, and (F) no other matters constituting a defect in title other than relevant Title Exceptions; provided, however, that the matters described in clause (E) may be shown by separate maps, surveys or other information reasonably satisfactory to Collateral Agent, and (ii) Collateral Agent shall have received (A) endorsements to the Title Policies delivered to Collateral Agent pursuant to Section 3.1.22 reasonably satisfactory to Collateral Agent reflecting the items referred to in clause (B) below (such policy and endorsements being collectively referred to as the "Term Title Policies"), insuring the continued first priority Lien on the FEC Mortgaged Property evidenced by the FEC Deed of Trust and on the MEC Mortgaged Property evidenced by the MEC Mortgage (in each case without a mechanics' and materialmen's exception included in such title policy), and such other matters as Collateral Agent may reasonably request, and, if such endorsements are not available in Texas or Minnesota, then (B) a Mortgagee Policy of Title Insurance, together with such endorsements thereto as are reasonably required by Collateral Agent and are obtainable in the State of Texas with respect to the Freeport Project and an A.L.T.A. extended coverage lender's policy of title insurance, together with such endorsements as are available thereto in the State of Minnesota with respect to the Mankato Project, at reasonable costs, in an amount equal to the aggregate amount of Loans Term-Converted into Term Loans, issued by the Title Insurer, in form and substance and with such

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reinsurance as is reasonably satisfactory to Collateral Agent, and insuring
Collateral Agent as to all matters described in Section 3.1.22, the continued first priority of the Lien on the FEC Mortgaged Property evidenced by the FEC Deed of Trust and on the MEC Mortgaged Property evidenced by the MEC Mortgage (in each case without a mechanics' and materialmen's exception included therein, except where applicable Governmental Rules prevent the deletion of such exception, in which case, if permissible under applicable Governmental Rules, the Title Insurer shall be provided with any affidavits or indemnities (with respect to which Borrower shall have no reimbursement obligations) necessary to cause the Title Insurer to issue affirmative coverage for mechanics' and materialmens' liens in form and substance reasonably satisfactory to Collateral Agent) and as to such other matters as Collateral Agent may reasonably request, and containing only (1) any standard coverage exception reasonably acceptable to Collateral Agent, (2) Title Exceptions, and (3) Permitted Liens described in clauses (a) and (b) of the definition thereof (to the extent the same are afforded priority over the Lien of the FEC Deed of Trust and the MEC Mortgage by operation of law), such Permitted Liens as are junior and subordinate to the FEC Deed of Trust and the MEC Mortgage and any other exceptions to title as are reasonably acceptable to Collateral Agent.

            6.6.3 No Borrower Party shall enter into any agreement, contract or arrangement (other than the Operative Documents) restricting its ability to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of any nature or to make transfers or distributions of all or any part of its assets to Borrower or, in the case of FEC, to FEC-GP and/or FEC-LP.

            6.6.4 Notwithstanding anything to the contrary contained in this Agreement, nothing in this Section 6.6 shall prohibit, or otherwise limit (1) any payment made to, or for the account of, Sponsor in accordance with Section 5.1.1(b), 5.17 and 11.23, and Section 3.6 of the Borrower Depositary Agreement,
(2) the payment of O&M Costs in accordance with the FEC Depositary Agreement and the MEC Depositary Agreement, (3) the payment of unsubordinated amounts due and payable to any Affiliated Major Project Participant pursuant to any Major Project Document, (4) any payment among the Borrower Parties expressly contemplated by any of the Depositary Agreements, (5) any subordinated payments allowed at Borrower's Waterfall Level 9, (6) the special distributions to be made on the Term Period Commencement Date pursuant to Borrower's Waterfall Level 11, (7) the distributions described in Section 3.1.4 of each of the FEC Depositary Agreement and the MEC Depositary Agreement (relating to Undertaking Support LCs which have been drawn due to expiration or issuer credit quality),
(8) the distribution described in Section 3.1.5 of the FEC Depositary Agreement (relating to certain Project Revenues retained due to a Dow Test Deferral, (9) the distribution described in Section 3.1.6 of the FEC Depositary Agreement (relating to the delayed true-up resulting from a Dow Test Deferral), (10) payment by NSP (or its escrow agent) to MEC (or at its direction) of any escrowed amounts release by NSP (or its escrow agent) which amounts constituted High Grade Collateral prior to the Closing Date, (11) the payment of any funds to CCMCI by Borrower as required pursuant to Section 2.6 of the Completion Undertaking Agreements, or (12) the transfer or sale of either Siemens Turbine (or any Collateral substituted therefor as contemplated by Section 6.5(b) of the Borrower Security Agreement) and the cancellation of the related Subordinated Note, in each case at any time after such Siemens Turbine (or substitute

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collateral, as the case may be) is released from the Collateral pursuant to
Section 11.23 and/or Section 6.5(b) of the Borrower Security Agreement.

      6.7   INVESTMENTS.

            No Borrower Party shall make any investments (whether by purchase of stocks, bonds, notes or other securities, loan, extension of credit, advance or otherwise) other than Permitted Investments. FEC-GP and FEC-LP shall not make any investments, other than their ownership interests in FEC.

      6.8   TRANSACTIONS WITH AFFILIATES; SUBORDINATION AGREEMENTS.

            No Borrower Party shall directly or indirectly enter into any transaction or series of transactions relating to the Projects with or for the benefit of an Affiliate without the prior written approval of Administrative Agent, except for (a) the Project Documents in effect on the Closing Date, and the transactions permitted thereby, (b) except insofar as a counterparty to such Project Document has entered into a Subordination Agreement, transactions that contain terms no less favorable to each Borrower Party than would be included in an arm's-length transaction entered into by a prudent Person with a non-Affiliated third party, (c) any employment, noncompetition or confidentiality agreement entered into by each Borrower Party with any of its employees, officers or directors in the ordinary course of business, and (d) as otherwise expressly permitted or contemplated by this Agreement and the other Credit Documents. Except for the COSCI Subordination Agreement, which has already been approved, no Borrower Party shall enter into any Subordination Agreement with any Affiliate or any other Person without approval by the Majority Lenders.

      6.9   REGULATIONS.

            No Borrower Party shall directly or indirectly apply any part of the proceeds of any Loan, any cash equity contributions received by Borrower or other funds or revenues to the "buying", "carrying" or "purchasing" of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

      6.10  PARTNERSHIPS, ETC.

            No Borrower Party shall become a general or limited partner in any partnership or a joint venturer in any joint venture or create and hold stock in any subsidiary, except as described in Section 4.1.

      6.11  DISSOLUTION; MERGER.

            No Borrower Party shall liquidate or dissolve, or combine, merge or consolidate with or into any other entity, or change its legal form, or purchase or otherwise acquire all or substantially all of the assets of any Person.

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      6.12  AMENDMENTS; CHANGE ORDERS; COMPLETION.

            6.12.1 No Project Company shall directly or indirectly amend, modify, supplement or waive, accept, or permit or consent to the termination, amendment, modification, supplement or waiver (including any waiver (or refund) of damages (liquidated or otherwise) payable by any contractor under any Major Project Document) of, any of the material provisions of, or give any material consent under any of the Major Project Documents which could reasonably be expected to have a Material Adverse Effect (each such termination, amendment, modification, supplement, waiver or consent, inclusive of any applicable change orders, being referred to herein as a "Project Document Modification"), except
(a) as otherwise permitted by this Section 6.12, or (b) as may otherwise be approved by the Majority Lenders; provided, that the extension of the term of a Major Project Document on substantially the same terms and conditions then in effect shall not require the consent or approval of Administrative Agent or the Majority Lenders; and provided, further, that the Lenders shall be deemed to have approved the First Amendment to Purchased Power Agreement between NSP and MEC, in the form delivered to the Lenders on the Closing Date.

            6.12.2 Without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed), in consultation with the Independent Engineer and acting at the direction of the Majority Lenders, no Project Company shall direct or consent to any Project Document Modification (including, without limitation, modifications to the FEC Technical Requirements or the Dow/DEC Technical Requirements) unless:

            (a) except for any Project Document Modification made by FEC as a result of a Dow Change pursuant to Section 2.3.2 of the Capacity Sales Agreement, such Project Document Modification is not, individually in an amount greater than $250,000 or, together with all previous Project Document Modifications issued after the Closing Date, will not increase or decrease the Project Costs by more than $1,000,000 in the aggregate, respectively (exclusive of increases reimbursed by insurance awards, condemnation awards or contractual damage awards);

            (b) the applicable Project Company has certified in writing to Administrative Agent and the Lenders, as confirmed and countersigned by the Independent Engineer, that such Project Document Modification (i) is technically feasible in light of the Plans and Specifications and the overall design of the applicable Project, and (ii) will not materially delay Completion of the applicable Project, or in any event is not reasonably likely to delay Completion of the applicable Project beyond the Construction Loan Maturity Date;

            (c) such Project Document Modification will not alter any guaranty, liquidated damages provision or the standards for any of the Performance Tests;

            (d) such Project Document Modification is not reasonably likely to result in any adverse modification or impair the enforceability of any warranty under any Construction Contract, the O&M Agreements or any other Major Project Document;

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            (e) such Project Document Modification is not reasonably likely to materially impair or reduce the maximum capacity, efficiency, output, performance, reliability, durability or availability of the applicable Project, or materially increase O&M Costs or heat rate associated with the applicable Project, or materially decrease Project Revenues;

            (f) such Project Document Modification is permitted by the applicable Project Document and could not reasonably be expected to (i) materially diminish any obligation of any Major Project Participant, or (ii) materially increase any obligation of any Borrower Party under any Major Project Document;

            (g) such Project Document Modification is not reasonably likely to present a significant risk of the revocation or material modification of any Applicable Permit or jeopardize the MEC's status as an Exempt Wholesale Generator or the Freeport Project's status as a Qualifying Facility;

            (h) such Project Document Modification will not eliminate, modify or impair any consent, verification or approval rights afforded to Administrative Agent, the Lenders or the Independent Engineer under any Major Project Document;

            (i) such Project Document Modification could not reasonably be expected to cause either Project not to comply with Legal Requirements;

            (j) except for any Project Document Modification made by FEC as a result of a Dow Change pursuant to Section 2.3.2 of the Capacity Sales Agreement, such Project Document Modification is not an amendment, modification, supplement, termination, waiver or consent thereto of the Power Purchase Agreement or any Dow Agreement; and

            (k) such Project Document Modification will not obligate either Project Company to arrange or procure fuel supply or fuel transportation services or electrical transmission services.

            6.12.3 Neither Project Company shall (a) declare, with respect to its Project or material portion thereof, Final Completion (as such term is defined in the Construction Contracts), (b) approve the successful completion of any Performance Test, (c) approve, modify or amend the testing protocols under the Construction Contracts, or (d) agree to accept any facilities being constructed under any other Major Project Document as "commercially operational", "mechanically complete", "substantially complete" or "complete" (however defined therein), in each case without the approval of Administrative Agent acting in consultation with the Independent Engineer, or use the proceeds of any Loan to make any payment under any Construction Contract all or any portion of which payment the Independent Engineer has given the applicable Project Company written notice (prior to the due date thereof) that it disputes is then due, without the written approval of Administrative Agent acting in consultation with the Independent Engineer, which approval, if given, shall not be unreasonably delayed or withheld, taking into account applicable time limitations imposed by the terms of the applicable Project Document.

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            6.12.4 Neither Project Company shall agree on any Remedial Plan or
Punchlist with respect to any Project work without the written approval of Administrative Agent acting in consultation with the Independent Engineer, which approval, if given, shall not be unreasonably delayed or withheld, taking into account applicable time limitations imposed by the terms of any Construction Contract.

            6.12.5 Neither Project Company shall consent, without Administrative Agent's prior written approval, to (a) any action taken by Construction Contractor to modify the equipment or services provided by Construction Contractor to conform to the intellectual property rights of others if such action could reasonably be expected to materially and adversely affect either Project Company's continued use of its Project or (b) the settlement by Construction Contractor of any claim or proceeding which could reasonably be expected to materially adversely affect either Project Company's rights.

            6.12.6 Neither Project Company shall direct any party to a Construction Contract to suspend any construction activities being performed under any such Construction Contract without Administrative Agent's prior written consent, except to avoid immediate danger to Persons or property.

            6.12.7 Neither Project Company shall except as expressly contemplated by the Project Documents, construct, install, or permit the construction or installation of, shared or joint facilities between its Project and any plants, facilities, generating stations or other improvements which are not located on its Project Site or the Easements (including any such plants, facilities, generating stations or other improvements owned by NSP or Dow).

            6.12.8 Neither Project Company shall accept any letter of credit, bond or other form of credit support in lieu of retainage under any Project Document not in form and substance reasonably satisfactory to Administrative Agent.

            6.12.9 Without the prior written consent of Administrative Agent, neither Project Company shall submit any notice or certificate to NSP or Dow declaring or acknowledging, in the case of the Mankato Project, the occurrence of the Facility Acceptance Date, or in the case of the Freeport Project, the date on which the Commercial Operation of each FEC Work Phase occurs or the Project Commercial Operation Date.

            6.12.10 Without the prior written consent of Administrative Agent, neither Project Company shall approve the replacement of a major maintenance provider or operator.

            6.12.11 Without the prior written consent of Administrative Agent (in consultation with the Independent Engineer), FEC shall not propose a reduction to the "Fixed Prices" schedule, as contemplated by Section 3.3 of the Major Maintenance Service Arrangement.

            Administrative Agent shall use good faith efforts to respond to each request pursuant to this Section 6.12 as soon as possible and in all events within 30 days of its receipt of written notification thereof and shall not unreasonably withhold its approval of such request. No

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request pursuant to this Section 6.12 requiring approval by Administrative Agent shall be deemed approved by Administrative Agent until expressly approved.

      6.13  NAME AND LOCATION; FISCAL YEAR.

            No Borrower Party shall change its name, its jurisdiction of organization, the location of its principal place of business, its organization identification number or its fiscal year without providing 30 days prior written notice to Administrative Agent.

      6.14  USE OF SITES.

            Neither Project Company shall use, or permit to be used, its Project Site for any purpose (a) which may constitute a public or private nuisance that could reasonably be expected to have a Material Adverse Effect, or (b) other than for the construction, operation and maintenance of its Project as contemplated by the Operative Documents.

      6.15  ASSIGNMENT.

            No Borrower Party shall assign its rights hereunder, under the other Credit Documents or under any Major Project Document to any Person, except as set forth in this Agreement and the other Credit Documents.

      6.16  ACCOUNTS.

            No Borrower Party shall maintain, establish or use any account (other than the Accounts) without the prior written consent of Administrative Agent.

      6.17  HAZARDOUS SUBSTANCES.

            No Borrower Party shall release into the environment any Hazardous Substances in violation of any Hazardous Substance Laws, Legal Requirements or Applicable Permits, except for (a) temporary unplanned exceedances not allowed under either Project's Permits, which temporary unplanned exceedances could not reasonably be expected to have a Material Adverse Effect and which such applicable Borrower Party is diligently and in good faith attempting to correct (or, in the case of FEC, causing Dow to diligently attempt to correct), and (b) unintentional violations with respect to which (i) the Release is not continuing or reasonably likely to re-occur and is not reasonably susceptible to prevention or cure, (ii) there are no unsatisfied reporting and/or remediation requirements under applicable Hazardous Substance Laws, Legal Requirements or Applicable Permits, (iii) no non-monetary penalties or sanctions have been imposed or are reasonably likely to be imposed (except for the remediation of such violation) under applicable Hazardous Substance Laws, Legal Requirements or Applicable Permits, and (iv) the Release could not reasonably be expected to materially impair the value of either Site or any other Collateral, and could not otherwise reasonably be expected to have a Material Adverse Effect.

      6.18  ADDITIONAL PROJECT DOCUMENTS.

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            Without the consent of the Majority Lenders (which consent shall not be unreasonably withheld), no Borrower Party shall enter into, or become a party to any Project Document not in existence on the Closing Date, except any Project Document which (a) provides for the payment by Project Companies of, or the provision to Project Companies of such goods and services with a value of, $250,000 per annum individually or less, which may be entered into with the prior written consent of Administrative Agent, (b) provides for the payment by Project Companies of, or the provision to Project Companies of such goods and services with a value of, less than $1,000,000 in the aggregate, which may be entered into with the prior written consent of Administrative Agent, (c) provide for payment of Emergency Operating Costs, provided that prior to entering into or becoming a party to any such contract under this Section 6.18(c) that provides for the payment by Project Companies of, or the provision to Borrower Parties of such goods and services with a value of, more than $1,000,000 per annum, such applicable Project Company shall have exercised reasonable efforts to obtain the consent of Administrative Agent; provided, further, that such applicable Borrower Party shall provide notice to Administrative Agent of contracts entered into under this Section 6.18(c) as soon as practicable, and in no event more than 15 Banking Days after such contract is entered into, or (d) are contracts by Borrower, FEC-GP or FEC-LP of an individual value less than $25,000 and in the aggregate no greater than $250,000, provided that such contracts are consistent with the requirements under Section 5.24.

      6.19  PROJECT BUDGET AMENDMENTS.

            Without the prior consent of Administrative Agent, neither Project Company shall amend, allocate, re-allocate or modify its Project Budget to increase the aggregate amount payable thereunder, unless such amendment, allocation, re-allocation or modification is (a) a necessary conforming change related to an amendment to a Project Document permitted by Section 6.12, and (b) concurrent and consistent with cash equity contributions made available to the Project Companies which were not theretofore contemplated in the applicable Project Budget (including liquidated damages being applied to obligations hereunder and proceeds of insurance applied in accordance with the terms of this Agreement and the Depositary Agreements); provided that the foregoing shall not prevent the Project Companies from applying identified cost savings in a budget category (after completing each of the items to which such category relates), as confirmed by the Independent Engineer, to cost overruns in another budget category (as confirmed by the Independent Engineer) without increasing the aggregate amount payable under the applicable Project Budget; provided, however, that neither Project Company shall apply identified cost savings in any budget category to cost overruns in any budget category relating to management expenses or development fees payable to any Person or any other fees and costs payable to any Affiliate of Sponsor.

      6.20  ASSIGNMENT BY THIRD PARTIES.

            Without prior written consent of the Required Lenders or unless provided in a Consent, neither Project Company shall consent to the assignment of any obligations under any Major Project Document by any counterparty thereto.

      6.21  ACQUISITION OF REAL PROPERTY.

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            No Borrower Party shall acquire or lease any real property or other interest in real property (excluding the acquisition of any easements, the acquisition (but not the exercise) of any options to acquire any such interests in real property or any expansions of the FEC Site in connection with the procurement of substitute services or in connection with Borrower and FEC's obligations under Section 5.25) other than the Sites, Easements and other interests in real property acquired on or prior to the Closing Date or as contemplated by Section 5.27.

      6.22  EMPLOYEE BENEFIT PLANS.

            No Borrower Party shall maintain, contribute to, or become obligated to contribute to any employee benefit plans subject to ERISA.

      6.23  NO MERCHANT SALES.

            Neither Project Company, as applicable, shall (a) sell or provide electrical products from either Project to any Person other than (i) by MEC, to NSP under the Power Purchase Agreement, and (ii) by FEC, to Dow under the Capacity Sales Agreement or to CES with respect to the Reserved Capacity under the Capacity Sales Agreement, or (b) exercise the Put Option (as such term is defined in the Capacity Sales Agreement) pursuant to Section 15.1 of the Capacity Sales Agreement, in each case without the prior written consent of the Required Lenders.

      6.24  FLOW OF FUNDS.

            Neither Project Company nor Borrower shall agree to any amendment, modification or termination of either Intercompany Note without the prior written consent of the Majority Lenders; or apply, contribute or fund any amounts received in connection with any Loan to Borrower unless such amounts are loaned by Borrower to a Project Company and allocated between FEC and MEC in accordance with and pursuant to the terms of the Project Budget, or as otherwise permitted by Section 3.4.

      6.25  TAX ELECTION.

            No Borrower Party shall make an election to be classified for federal income tax purposes as an association taxable as a corporation without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed.

      6.26  TAX SHARING AGREEMENTS.

            No Borrower Party shall enter into any tax sharing agreements with any other Calpine Entity other than to the extent taxes to be paid pursuant to any such agreement are paid only using funds, if any, that may from time to time be on deposit in the Distribution Suspense Account and are otherwise available for the making of distributions in strict accordance with the requirements of
Section 6.6 and the Depositary Agreements.

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                                    ARTICLE 7
                           EVENTS OF DEFAULT; REMEDIES

      7.1   EVENTS OF DEFAULT.

            The occurrence of any of the following events by any of the Borrower Parties shall constitute an event of default (each, an "Event of Default") hereunder:

            7.1.1 Failure to Make Payments. Borrower shall fail to pay, in accordance with the terms of this Agreement (i) any principal on any Loan on the date that such sum is due, (ii) any interest on any Loan within five days after the date such sum is due, (iii) any scheduled fee, cost, charge or sum due hereunder or under any other Credit Documents within five days of the date that such sum is due, or (iv) any other fee, cost, charge or other sum due under this Agreement or the other Credit Documents within 10 days after written notice that such sum is due.

            7.1.2 Bankruptcy; Insolvency. Any Borrower Party or any other Major Project Participant (so long as such Major Project Participant shall have outstanding or unperformed obligations under the Operative Document to which it is a party) shall become subject to a Bankruptcy Event; provided that, solely with respect to a Bankruptcy Event with respect to a Person other than any Borrower Party, Sponsor (for so long as CCMCI's obligations under the Construction Contracts remain outstanding), NSP or Dow, no Event of Default shall occur as a result of such Bankruptcy Event if (a) such applicable Borrower Party obtains a Replacement Obligor for the affected party within 90 days thereafter and such Bankruptcy Event has not had and does not have, prior to so obtaining such Replacement Obligor, a Material Adverse Effect or (b) the applicable Major Project Participant is substantially performing its remaining obligations with respect to the Project Documents to which it is a party and has affirmed, within 90 days thereafter, the Operative Document(s) to which it is a party.

            7.1.3 Defaults Under Other Indebtedness.

            (a) Any Borrower Party shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due under any agreement involving Debt and the outstanding amount or amounts payable under any such agreement equals or exceeds $1,000,000 in the aggregate, or (ii) in the performance of any obligation due under any agreement involving Debt if pursuant to such default, the holder of the obligation concerned has the right to accelerate the maturity of any indebtedness evidenced thereby which equals or exceeds $1,000,000 in the aggregate.

            (b) So long as neither of the Projects has achieved Completion, or even if one of the Projects has achieved Completion, if the full original stated amounts of the Undertaking Support LCs are not available for draw, Sponsor shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due under any agreement involving Debt and the outstanding amount or amounts payable under any such agreement equals or exceeds $10,000,000 in the aggregate, or (ii) in the performance of any obligation due under any agreement involving Debt if pursuant to such default, the holder of the

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obligation concerned has the right to accelerate the maturity of any indebtedness evidenced thereby which equals or exceeds $10,000,000 in the aggregate.

            (c) From and after such time as one of the Projects has achieved Completion, if the full original stated amounts of the Undertaking Support LCs are available for draw, and so long as CCMCI's obligations under the Construction Contracts remain outstanding, Sponsor shall default under any agreement involving Debt which equal or exceed $10,000,000 in the aggregate, and the holder thereof shall have accelerated Sponsor's obligations in at least such amount.

            7.1.4 Judgments. A final judgment or judgments shall be entered against (a) Sponsor, so long as CCMCI's obligations under the Construction Contracts remain outstanding, in the amount of $25,000,000 or more individually or in the aggregate or (b) any Borrower Party in the amount of $500,000 or more individually or $1,000,000 or more in the aggregate (other than, in each case, (i) a judgment which is fully covered by insurance or discharged within 60 days after its entry, or (ii) a judgment, the execution of which is effectively stayed within 60 days after its entry but only for 60 days after the date on which such stay is terminated or expires).

            7.1.5 ERISA. If any Calpine Entity or any ERISA Affiliate should establish, maintain, contribute to or become obligated to contribute to any ERISA Plan and (a) a Reportable Event (under Section 4043(b) or (c) of ERISA for which notice to the PBGC is not waived) shall have occurred with respect to any ERISA Plan and, within 30 days after the reporting of such Reportable Event to Administrative Agent by any Borrower Party (or Administrative Agent otherwise obtaining knowledge of such event) and the furnishing of such information as Administrative Agent may reasonably request with respect thereto, Administrative Agent shall have notified such applicable Borrower Party in writing that (i) Administrative Agent or Majority Lenders has made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such ERISA Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such ERISA Plan and (ii) as a result thereof, an Event of Default exists hereunder, or (b) a trustee shall be appointed by a United States District Court to administer any ERISA Plan, or (c) the PBGC shall institute proceedings to terminate any ERISA Plan, (d) a complete or partial withdrawal by any Borrower Party or any ERISA Affiliate from any Multiemployer Plan shall have occurred and, within 30 days after the reporting of any such occurrence to Administrative Agent by such applicable Borrower Party (or Administrative Agent otherwise obtaining knowledge of such event) and the furnishing of such information as Administrative Agent or Majority Lenders may reasonably request with respect thereto, Administrative Agent shall have notified such applicable Borrower Party in writing that Administrative Agent has made a determination that, on the basis of such occurrence, an Event of Default exists hereunder, or (e) any Calpine Entity or any ERISA Affiliate shall have failed to fulfill its obligations under the minimum funding standards of ERISA or the Code with respect to any ERISA Plan; provided that any of the events described in this Section 7.1.5 shall result in aggregate liability to all Calpine Entities and all ERISA Affiliates in excess of $5,000,000.

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            7.1.6 Breach of Terms of Agreement.

            (a) Defaults Without Cure Periods. (i) Any Borrower Party shall fail to perform or observe any of the covenants set forth in Sections 5.1, 5.3, 5.9(a), 5.12, 5.18, or 5.20 or Article 6 (other than Sections 6.2, 6.7, 6.8,
6.14, 6.16 or 6.19), or (ii) Construction Contractor shall fail to provide either Undertaking Support LC under the applicable Completion Undertaking Agreement.

            (b) Defaults With 30 Day Cure Periods. Any Borrower Party shall fail to perform or observe any of the covenants set forth in Sections 5.13(b), 5.15.1 (as to the last sentence thereof), 5.23, 5.24 or 6.16, and in each case such failure shall continue unremedied for a period of 30 days after such Borrower Party becomes aware thereof or receives written notice thereof from Administrative Agent.

            (c) Other Defaults. Any Borrower Party, Sponsor or any other Calpine Entity shall fail to perform or observe any of the covenants set forth hereunder or any other Credit Document not otherwise specifically provided for in Section 7.1.6(a), Section 7.1.6(b) or elsewhere in this Article 7, and such failure shall continue unremedied for a period of 30 days after such Borrower Party becomes aware thereof or receives written notice thereof from Administrative Agent; provided, however, that, if (i) such failure cannot be cured within such 30 day period, (ii) such failure is susceptible of cure within 90 days, (iii) such Borrower Party, Sponsor or such other Calpine Entity, as applicable, is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure has not had and could not, after considering the nature of the cure, be reasonably expected to have a Material Adverse Effect, and (v) Administrative Agent shall have received an officer's certificate signed by a Responsible Officer to the effect of clauses (i), (ii), (iii) and (iv) above and stating what action such Borrower Party, Sponsor or such other Calpine Entity, as applicable, is taking to cure such failure, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such Borrower Party, Sponsor or such other Calpine Entity, as applicable, diligently to cure such failure.

            7.1.7 Loss of Collateral. Subject to Section 11.23, any substantial portion of the Collateral is damaged, seized or appropriated without appropriate insurance proceeds (subject to the underlying deductible) or without fair value being paid therefor so as to allow replacement of such Collateral and/or prepayment of Loans and to allow each Borrower Party to continue satisfying its obligations hereunder and under the other Operative Documents.

            7.1.8 Regulatory Status.

            (a) If loss of Exempt Wholesale Generator status for MEC or loss of Eligible Facility status for the Mankato Project could reasonably be expected to have a Material Adverse Effect, (i) MEC shall have tendered notice to FERC that it has ceased to be an Exempt Wholesale Generator or that the Mankato Project has ceased to be an Eligible Facility, or (ii) FERC shall have issued an order determining that MEC no longer meets the criteria of an

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Exempt Wholesale Generator or takes other action revoking such Exempt Wholesale
Generator status.

            (b) If loss of Qualifying Facility status for the Freeport Project could reasonably be expected to have a Material Adverse Effect, (i) FEC shall have tendered notice to FERC that the Freeport Project has ceased to be a Qualifying Facility, (ii) FERC shall have issued an order determining that the Freeport Project no longer meets the criteria of a Qualifying Facility or takes other action revoking the Freeport Project's Qualifying Facility status, or
(iii) the Freeport Project ceases to satisfy the criteria for Qualifying Facility status.

            (c) If loss of MEC's authorization to make sales of electric energy, capacity and ancillary services and/or waivers of regulations and blanket authorizations customarily granted by FERC to entities with market-based rate authority could reasonably be expected to have a Material Adverse Effect, (i) MEC shall have tendered notice to FERC that MEC has ceased to satisfy any conditions imposed by FERC necessary to maintain such market-based rate authorization and/or waivers and/or blanket authorizations, or (ii) FERC has issued an order determining that MEC is no longer entitled to make sales of electric energy, capacity and ancillary services at market-based rates and/or is no longer entitled to waivers of regulations and blanket authorizations customarily granted by FERC to entities with market-based rate authority.

            (d) FEC shall become subject to regulation as a "public utility" under the FPA.

            (e) Any Borrower Parties shall suffer an Adverse PUHCA Event or, except to the extent provided in the first sentence of Section 4.17, shall otherwise become subject to, or not exempt from financial, organizational or rate regulation as an "electric utility company", "public utility company" or "public utility holding company" under PUHCA or as a public utility under the laws of the State of Minnesota in the case of MEC or Texas in the case of FEC as presently constituted and as construed by the courts of Minnesota and Texas, respectively.

            7.1.9 Abandonment.

            (a) At any time prior to Term-Conversion, either Project Company shall announce that it is abandoning its Project or the Projects shall be abandoned or work thereon shall cease for a period of more than 30 consecutive days for any reason (which period (i) shall be measured from the first occurrence of a work stoppage and continuing until work of a substantial nature is resumed and thereafter diligently continued, and (ii) shall not include delays caused by any event of force majeure, a Dow Delay Event, or default by a Major Project Participant (other than either Project Company or Affiliated Major Project Participant) under any Major Project Document pursuant to which material construction activities are being performed).

            (b) At any time following Term-Conversion, either Project Company shall announce that (i) it is abandoning its Project, or (ii) the Projects shall be abandoned or operation thereof shall be suspended for a period of more than 30 consecutive days for any reason (other than force majeure or a Dow Delay Event (in the case of the Freeport Project)); provided that

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none of (A) scheduled maintenance of the Projects, (B) repairs to the Projects, whether or not scheduled, or (C) a forced outage or scheduled outage of the Projects, shall constitute abandonment or suspension of the Projects, so long as such Project Company is diligently attempting to end such suspension; and provided further, that none of the foregoing circumstances in this Section 7.1.9(b) shall cause an Event of Default with respect to the Freeport Project so long as Capacity Payments (as defined in the Capacity Sales Agreement) continue to be paid under the Capacity Sales Agreement.

            7.1.10 Security. Any of the Collateral Documents, shall, except as the result of the acts or omissions of Administrative Agent, Depositary Agent, Collateral Agent or the Secured Parties, fail to provide to Collateral Agent, for the benefit of the Secured Parties, the Liens, first priority security interest (subject to Permitted Liens in clauses (a) and (e) of the definition thereof and, to the extent required by Governmental Rule, clauses (b), (c) and
(g) of the definition thereof), rights, titles, interest, remedies permitted by law, powers or privileges intended to be created thereby or, except in accordance with its terms, cease to be in full force and effect, or the first priority or validity thereof or the applicability thereof to the Loans, the Notes (if any) or any other obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of any Borrower Party.

            7.1.11 Change of Control. Subject to Section 11.23, Sponsor shall cease to directly or indirectly own and control (a) at any time prior to Term-Conversion, 100% of (i) the economic interests in any Borrower Party, and
(ii) the voting interests (whether by committee, contract or otherwise) in any Borrower Party, and (b) at any time on or after Term-Conversion, more than 50% of (A) the economic interests in any Borrower Party, and (B) the voting interests (whether by committee, contract or otherwise) in any Borrower Party; provided that Sponsor may only dispose of any portion of such economic or voting interests in any Borrower Party on and after Term-Conversion if:

            (a) the applicable transferee is a corporation, limited liability company or limited partnership organized or formed in the United States or a state or commonwealth therein;

            (b) at the time of the proposed disposition, the applicable transferee's unsecured senior long-term debt has a rating of at least Baa3 by Moody's and BBB- by S&P;

            (c) the electric energy generation business is a substantial part of the applicable transferee's business;

            (d) on or before the date of any such disposition, the applicable transferee enters into a pledge agreement in substantially the form of Exhibit D-10, pursuant to which such transferee shall pledge all of its ownership interests in such Borrower Party to Collateral Agent, for the benefit of the Secured Parties, and executes and delivers all other applicable Credit Documents as requested by Administrative Agent, Collateral Agent or the Majority Lenders;

            (e) on or before the date of any such disposition, the applicable transferee delivers to Administrative Agent such opinions, resolutions, certificates and other evidence as

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Administrative Agent may reasonably request (all of which shall be in form and substance reasonably satisfactory to Administrative Agent) to insure Administrative Agent's reasonable satisfaction as of the date of any such disposition with the matters covered by Sections 3.1.1 through 3.1.6(a), 3.1.8 and 3.1.18 (with respect solely to the applicable transferee and, if reasonably requested by Administrative Agent, the applicable Borrower Party); and

            (f) after giving effect to any such disposition, Sponsor retains economic and voting control of such Borrower Party.

            7.1.12 Loss of or Failure to Obtain Applicable Permits.

            (a) Either Project Company or Dow shall fail to obtain any Permit on or before the date that such Permit becomes an Applicable Permit with respect to its Project, and such failure could reasonably be expected to have a Material Adverse Effect.

            (b) Any Applicable Permit necessary for operation of the Projects and for each Project Company's performance of its obligations under the Project Documents shall be materially modified (other than modifications contemplated in a Project Document requested by a Project Company and approved in writing in advance of such modification by Administrative Agent acting at the direction of the Required Lenders, which approval shall not be unreasonably withheld), revoked, canceled or not renewed by the issuing agency or other Governmental Authority having jurisdiction (or otherwise ceases to be in full force and effect) and within 30 days thereafter such Project Company is not able to demonstrate to the reasonable satisfaction of the Required Lenders that such modification of, revocation of, cancellation of, failure to renew, or failure to maintain in full force and effect such Permit could not reasonably be expected to have a Material Adverse Effect.

            7.1.13 Unenforceability of Credit Documents. At any time after the execution and delivery thereof, any material provision of any Credit Document shall cease to be in full force and effect (other than by reason of the satisfaction in full of the Borrower Parties' Obligations or any other termination of a Credit Document in accordance with the terms hereof or thereof) or any Credit Document shall be declared null and void by a Governmental Authority of competent jurisdiction.

            7.1.14 Misstatements; Omissions. Any representation or warranty made or deemed made by any Borrower Party in any Credit Document to which such Person is a party or in any separate statement, certificate or document delivered to the Lead Arrangers, Administrative Agent, Depositary Agent, Collateral Agent, or any Lender hereunder or under any other Credit Document to which such Person is a party, shall be untrue or misleading in any material respect as of the time made; provided that, in respect of unintentional misrepresentations which are capable of being remedied and are made or deemed made after the Closing Date, and the untruth of which could not reasonably be expected to have a Material Adverse Effect, any such unintentional misrepresentation shall not be deemed to be an Event of Default if such misrepresentation is corrected within 90 days of the occurrence thereof.

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            7.1.15 Project Document Defaults.

            (a) Project Companies. Either Project Company shall be in breach of, or in default of, any material obligation under a Major Project Document and such breach or default shall reasonably be expected to have a Material Adverse Effect and shall not be remediable or, if remediable, shall continue unremedied for the lesser of (i) a period of 30 days, or (ii) such period of time (without giving effect to any extension given to Collateral Agent under any applicable Consent with respect thereto) under such Major Project Document which such Project Company has available to it in which to remedy such breach or default; provided that if (A) extending such cure period does not exacerbate such Material Adverse Effect, (B) such breach cannot be cured within such 30 day period (or such lesser period of time, as the case may be), (C) such breach is susceptible of cure within 90 days after such breach or default, (D) such Project Company is proceeding with diligence and in good faith to cure such breach, (E) the existence of such breach or default has not had and could not after considering the nature of the cure, be reasonably expected to give rise to termination by the counterparty to the Major Project Document which is subject to breach or to otherwise have exacerbated the Material Adverse Effect, and (F) Administrative Agent shall have received an officer's certificate signed by a Responsible Officer to the effect of clauses (A)-(E) above and stating what action such Project Company is taking to cure such breach, then such 30 day cure period (or such lesser period of time, as the case may be) shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such Project Company diligently to cure such breach.

            (b) Third Party. Any Person other than either Project Company shall be in breach of, or in default under, a Major Project Document and such breach or default shall reasonably be expected to have a Material Adverse Effect and
(i) shall not be remediable or (ii) if remediable, shall continue unremedied for a period of 30 days from the time a Project Company obtains knowledge of such breach or default; provided that if (A) such breach cannot be cured within such 30 day period, (B) such breach or default is susceptible of cure within 90 days,
(C) the breaching Person or the applicable Project Company is proceeding with diligence and in good faith to cure such breach, and (D) extending the cure period would not exacerbate the Material Adverse Effect, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such breaching Person diligently to cure such breach; provided, further, that no Event of Default shall occur as a result of any such action if such Project Company obtains a Replacement Obligor for the affected party within the 90 day cure period referred to in this paragraph (or within the 30 day cure period, if no extension is given); provided, further, that no Inchoate Default or Event of Default shall occur as a result of an "Event of Default" under Section 16.2.2(a) of the MEC Construction Contract (relating to "inadequate progress") unless the MEC Construction Contract is terminated as a result thereof; and provided, further, in the case of any default or event of default under any Major Project Document which is the basis for the making of a drawing under either Contractor Undertaking LC pursuant to Section 2.2(c)(i)(C) or 2.2(c)(ii) of either Completion Undertaking Agreement (or application of proceeds of any Contractor Undertaking LC under similar circumstances as provided in Section 2.3 of either Completion Undertaking Agreement), such default or event of default under such Major Project Document shall be

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deemed cured and any related Inchoate Default or Event of Default hereunder shall no longer exist following such drawing or application of funds.

            (c) Third Party Consents. (i) Any Person other than any Borrower Party shall disaffirm or repudiate in writing its material obligations under any Consent, (ii) any representation or warranty made in any Consent by Dow, NSP, CCMCI, Operator or Sponsor (for so long as CCMCI's obligations under the Construction Contracts remain outstanding) shall be untrue or misleading in any material respect as of the time made and such untrue or misleading representation or warranty could reasonably be expected to materially adversely affect the rights of the Collateral Agent or the Secured Parties thereunder or to otherwise result in a Material Adverse Change, or (iii) Dow, NSP, CES, CCMCI, Operator or Sponsor (for so long as CCMCI's obligations under the Construction Contracts remain outstanding) shall breach any material covenant in a Consent and such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period of 30 days from the time of such breach or default; provided that if (A) such breach cannot be cured within such 30 day period, (B) such breach is susceptible of cure within 90 days, (C) the breaching party is proceeding with diligence and in good faith to cure such breach, and
(D) the existence of such breach has not had and could not after considering the nature of the cure, be reasonably expected to have a Material Adverse Effect, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such third party diligently to cure such breach; provided, further, that no Event of Default shall occur as a result of any such action if (1) the applicable Project Company obtains a Replacement Obligor for the affected party with respect to the contract or contracts to which such Consent relates, and (2) such Replacement Obligor executes a Consent reasonably satisfactory to Administrative Agent, each within the 90 day cure period referred to in this paragraph (or within the 30 day cure period, if no extension is given) and such action does not have prior to so obtaining such Replacement Obligor a Material Adverse Effect.

            (d) Termination. Any material provision in any Major Project Document shall for any reason cease to be valid and binding on any party thereto (other than any Borrower Party) except upon fulfillment of such party's obligations thereunder, or shall be declared null and void; provided that no Event of Default shall occur as a result of such breach or default if (i) such provision is restored or replaced by a replacement provision in form and substance reasonably acceptable to Administrative Agent within a period of 90 days thereafter, or (ii) such applicable Borrower Party obtains a Replacement Obligor for the affected party within 90 days thereafter and, in either case, such breach or default has not had and does not have prior to so obtaining such replacement provision or Replacement Obligor, a Material Adverse Effect.

            7.1.16 Power Purchase Agreement and Capacity Sales Agreement. (a) NSP shall have exercised its "step-in" rights pursuant to Section 12.7 of the Power Purchase Agreement, (b) Sponsor shall reject or disavow its obligations under the guaranty portion of the Security Fund, and (c) (i) any valid draw or claim on the guaranty portion of the Security Fund by NSP pursuant to Section
12.7 of the Power Purchase Agreement shall fail to be timely honored in full, and (ii) in the event that the Security Fund LC is increased as required under
Section 11.1(E) of the Power Purchase Agreement and contemplated by Section 2.2.4, Borrower

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has not provided cash collateral in the amount of any such increase. For purposes of the previous sentence, "cash collateral" includes amounts in the Borrower Revenue Account prior to Term-Conversion.

            7.1.17 MEC Facility Acceptance. The Facility Acceptance Date is not achieved by three months after the Facility Acceptance Milestone, as such date may have been extended for force majeure or other reason under the Power Purchase Agreement.

            7.1.18 FEC Commercial Operation. Commercial Operation is not achieved or deemed achieved by three months after the date of the FEC Milestone for achieving Commercial Operation of the FEC Phase 3 Work for the Freeport Project, as such date may have been extended for force majeure or other reason under the Capacity Sales Agreement.

            7.1.19 Guaranties. The Borrower Party party thereto shall fail to perform any of its material obligations under Section 2 of each of the MEC Guaranties, the FEC Guaranty, the FEC-GP Guaranty or the FEC-LP Guaranty.

            7.1.20 Shortfall of Proceeds of Purchase Option or Put Option. As further described in Section 3.6 of the Borrower Depositary Agreement, the proceeds of the Purchase Option or Put Option, when applied (together with any other amounts made available to prepay the FEC Allocated Portion, any amounts then on deposit in the Accounts established under the FEC Depositary Agreement and an amount equal to the FEC Allocated Portion Percentage of any amounts then on deposit in the Debt Service Reserve Account) to prepay Term Loans, are insufficient to reduce the outstanding principal of Term Loans by the amount of the FEC Allocated Portion.

      7.2   REMEDIES.

            Upon the occurrence and during the continuation of an Event of Default, Administrative Agent, Collateral Agent, and the Lenders may, at the election of the Majority Lenders, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands (other than notices expressly required by the Credit Documents) being waived, exercise any or all of the following rights and remedies, in any combination or order that the Majority Lenders may elect, in addition to such other rights or remedies as the Secured Parties may have hereunder, under the Collateral Documents or at law or in equity:

            7.2.1 No Further Loans or Letter of Credit. Cancel all Commitments, refuse, and Administrative Agent, LC Issuer and the Lenders shall not be obligated, to continue any Loans, make any additional Loans (other than Security Fund LC Loans), issue, renew, or extend the Security Fund LC, or make any payments, or permit the making of payments, from any Account or any Loan proceeds or other funds held by Administrative Agent or Collateral Agent under the Credit Documents or on behalf of Borrower; provided that in the case of an Event of Default occurring under Section 7.1.2 with respect to Borrower, all such Commitments shall be cancelled and terminated without further act of Administrative Agent, Collateral Agent, or any Secured Party.

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            7.2.2 Cure by Agents. Without any obligation to do so, make disbursements or Loans to or on behalf of Borrower or disburse amounts from the Construction Account to cure (a) any Event of Default or Inchoate Default hereunder, and (b) any default and render any performance under any Project Document as the Majority Lenders in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Secured Parties' interests therein or for any other reason. All sums so expended, together with interest on such total amount at the Default Rate (but in no event shall the rate exceed the maximum lawful rate), shall be repaid by Borrower to Administrative Agent or Collateral Agent, as the case may be, on demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate amount of the Total Construction Loan Commitment.

            7.2.3 Acceleration. Declare and make all or a portion of the sums of accrued and outstanding principal and accrued but unpaid interest remaining under this Agreement, together with all unpaid fees, costs (including Liquidation Costs and Hedge Breaking Fees) and charges due hereunder or under any other Credit Document, immediately due and payable and require Borrower immediately, without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waives, to pay Administrative Agent or the Secured Parties an amount in immediately available funds equal to the aggregate amount of any outstanding Obligations of Borrower; provided that, in the event of an Event of Default occurring under Section 7.1.2 with respect to Borrower, all such amounts shall become immediately due and payable without further act of Administrative Agent, LC Issuer, Collateral Agent, or the Secured Parties.

            7.2.4 Cash Collateral; Letters of Credit. Apply or execute upon any amounts on deposit in any Account, other than the Construction Sub-Account under the MEC Depositary Agreement or the Third Step Construction Sub-Account under the FEC Depositary Agreement, or any proceeds or any other moneys of Borrower on deposit with Administrative Agent, Collateral Agent, Depositary Agent or any Secured Party in the manner provided in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral; or draw upon any Collateral Replacement LC held by Collateral Agent as security. Without limiting the foregoing, each of Administrative Agent, Collateral Agent and Depositary Agent shall have all rights and powers with respect to the Loan proceeds, draws upon any Collateral Replacement LC, the Accounts and the contents of the Accounts as it has with respect to any other Collateral and may apply, or cause the application of, such amounts to the payment of interest, principal, fees, costs, charges or other amounts due or payable to Administrative Agent, Collateral Agent, Depositary Agent or the Secured Parties with respect to the Loans in such order as the Majority Lenders may elect in their sole discretion. Borrower shall not have any rights or powers with respect to such amounts.

            7.2.5 Possession of Projects. Enter into possession of either or both Projects and perform any and all work and labor necessary to complete the Projects substantially according to the Plans and Specifications or to operate and maintain the Projects, and all sums expended by Administrative Agent, Collateral Agent or Depositary Agent in so doing, together with interest on such total amount at the Default Rate, shall be repaid by Borrower to Administrative Agent,

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Collateral Agent or Depositary Agent, as the case may be, upon demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate amount of the Total Construction Loan Commitment.

            7.2.6 Remedies Under Credit Documents. Exercise, and direct Administrative Agent, Depositary Agent, or Collateral Agent (as the case may be) to exercise, any and all rights and remedies available to it under any of the Credit Documents, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Collateral Documents. Furthermore, if Administrative Agent requests that certain actions be taken and a Project Company fails to take the requested actions within five Banking Days, Administrative Agent or Collateral Agent (as applicable) may enforce in its own name or in such Project Company's name, such rights of the Project Company, all as more particularly provided in the Security Agreement and the other Credit Documents.

                                    ARTICLE 8
                               SCOPE OF LIABILITY

            Except as set forth in this Article 8, notwithstanding anything in this Agreement or the other Credit Documents to the contrary, the Lenders, the Hedge Banks and the LC Issuer shall have no claims with respect to the transactions contemplated by the Operative Documents against Sponsor or any of its Affiliates (other than Borrower Parties), shareholders, officers, directors or employees (collectively, the "Nonrecourse Persons") and the Lenders', the Hedge Banks' and the LC Issuer's recourse against Borrower Parties and the Nonrecourse Persons shall be limited to the Collateral, the Projects, all Project Revenues, all Loan proceeds, Insurance Proceeds, Eminent Domain Proceeds, and all income or revenues of the foregoing as and to the extent provided herein and in the Collateral Documents; provided that the foregoing provision of this Article 8 shall not (a) constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of this Agreement or any other Credit Document and the same shall continue (but without personal liability to the Nonrecourse Persons) until fully paid, discharged, observed, or performed, (b) limit or restrict the right of Administrative Agent, Collateral Agent or any Secured Party (or any assignee, beneficiary or successor to any of them) to name any Borrower Party or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement or any other Collateral Document or Credit Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Person, except as set forth in this Article 8, (c) in any way limit or restrict any right or remedy of Administrative Agent, Collateral Agent or any Secured Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Nonrecourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, willful misrepresentation (which shall not include innocent or negligent misrepresentation), or misappropriation of Project Revenues, Loan proceeds, Insurance Proceeds, Eminent Domain Proceeds or any other earnings, revenues, rents, issues, profits or proceeds from or of the Collateral, that should or would have been paid as provided herein or paid or delivered to Administrative Agent, Collateral Agent or

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any Secured Party (or any assignee or beneficiary thereof or successor thereto)
towards any payment required under this Agreement or any other Credit Document,
(d) affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement in respect of the transactions contemplated by the Operative Documents made by any of the Nonrecourse Persons or any security granted by the Nonrecourse Persons in support of the obligations of such Persons under any Collateral Document or Project Document (or as security for the obligations of Borrower Parties), or the Group Pledge and Security Agreement, or (e) limit the liability of (i) any Person who is a party to any Project Document or has issued any certificate or other statement in connection therewith with respect to such liability as may arise by reason of the terms and conditions of such Project Document (but subject to any limitation of liability in such Project Document), certificate or statement, or (ii) any Person rendering a legal opinion pursuant to this Agreement (including Section 3.1.8, 3.2.11, 3.3.8 or 7.1.11), in each case under this clause (e) relating solely to such liability of such Person as may arise under such referenced agreement, instrument or opinion. The limitations on recourse set forth in this Article 8 shall survive the termination of this Agreement, the termination of all Commitments and the Interest Rate Agreements to which any Secured Party is a party and the indefeasible payment in full in cash and performance in full of the Borrower's Obligations hereunder and under the other Operative Documents.

                                    ARTICLE 9
                              AGENTS; SUBSTITUTION

      9.1   APPOINTMENT, POWERS AND IMMUNITIES.

            9.1.1 Each Lender hereby appoints and authorizes (a) Administrative Agent to act as its agent hereunder and under the other Credit Documents, and
(b) Collateral Agent to act as its collateral agent hereunder and under the other Credit Documents, in each case with such powers as are expressly delegated to Administrative Agent or Collateral Agent (as the case may be) by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Neither Administrative Agent nor Collateral Agent shall have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, or be a trustee or a fiduciary for any Secured Party. Notwithstanding anything to the contrary contained herein, neither Administrative Agent nor Collateral Agent shall be required to take any action which is contrary to this Agreement or any other Credit Documents or any Legal Requirement or exposes Administrative Agent or Collateral Agent (as the case may be) to any liability. Each of the Lead Arrangers, Collateral Agent, Administrative Agent, the Lenders and any of their respective Affiliates shall not be responsible to any other Secured Party for
(i) any recitals, statements, representations or warranties made by each Borrower Party or its Affiliates contained in this Agreement, the other Credit Documents or in any certificate or other document referred to or provided for in, or received by the Lead Arrangers, Administrative Agent, Collateral Agent, or any Secured Party under this Agreement or any other Credit Document, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Credit Documents, any

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Notes or any other document referred to or provided for herein, or (iii) any failure by any Borrower Party or its Affiliates to perform their respective obligations hereunder or thereunder. Each of Administrative Agent and Collateral Agent may employ agents and attorneys-in-fact, and neither shall be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

            9.1.2 None of Collateral Agent, Administrative Agent, the Lead Arrangers and their respective directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, (a) Administrative Agent may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent, (b) each of Administrative Agent and Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts, (c) none of Collateral Agent, Administrative Agent and the Lead Arrangers makes any warranty or representation to any Secured Party for any statements, warranties or representations made in or in connection with any Operative Document, (d) none of Collateral Agent, Administrative Agent and the Lead Arrangers shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Operative Document on the part of any party thereto, to inspect the property (including the books and records) of any Borrower Party or any other Person or to ascertain or determine whether a Material Adverse Effect exists or is continuing, and (e) none of Collateral Agent, Administrative Agent and the Lead Arrangers shall be responsible to any Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document or any other instrument or document furnished pursuant hereto. Except as otherwise provided under this Agreement and the other Credit Documents, each of Administrative Agent and Collateral Agent shall take such action with respect to the Credit Documents as shall be directed by the Majority Lenders or, if expressly so provided, the Required Lenders.

            9.1.3 None of the Co-Syndication Agents, Underwriters, Co-Documentation Agents and Co-Book Runners shall have any right, power, obligation, liability, responsibility or duty under this Agreement, other than those applicable to all Secured Parties and those set forth in Section 5.11 and this Article 9. The Lead Arrangers shall only have those rights, powers, obligations, liabilities, responsibilities and duties set forth in Section 3.1,
Section 5.11, this Article 9 and Section 11.1. Without limiting the foregoing, none of the Lead Arrangers, Underwriters, Co-Syndication Agents, Co-Documentation Agents and Co-Book Runners shall have or be deemed to have a fiduciary relationship with any Secured Party. Each Secured Party hereby makes the same acknowledgments with respect to the Lead Arrangers, Underwriters, Co-Syndication Agents, Co-Documentation Agents and Co-Book Runners as it makes with respect to the Administrative Agent or the Collateral Agent in this Article
9. Notwithstanding the foregoing, the parties hereto acknowledge that the Co-Syndication Agents, Underwriters, Co-Documentation Agents and Co-Book Runners hold such titles in name only, and that such

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titles confer no additional rights or obligations relative to those conferred on any Secured Party hereunder.

      9.2   RELIANCE.

            Each of Administrative Agent and Collateral Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile, electronic mail or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by it. As to any other matters not expressly provided for by this Agreement, neither Collateral Agent nor Administrative Agent shall be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Majority Lenders or, where expressly provided, the Required Lenders or all Lenders (except that neither Collateral Agent nor Administrative Agent shall be required to take any action which exposes Collateral Agent or Administrative Agent (as the case may be) to personal liability or which is contrary to this Agreement, any other Credit Document or any Legal Requirement). Each of Collateral Agent and Administrative Agent shall in all cases (including when any action by Collateral Agent or Administrative Agent (as the case may be) alone is authorized hereunder, if Collateral Agent or Administrative Agent (as the case may be) elects in its sole discretion to obtain instructions from the Majority Lenders) be fully protected in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Majority Lenders (or, where so expressly stated, the Required Lenders or all Lenders), and such instructions of the Majority Lenders (or Required Lenders or all Lenders, where applicable) and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties.

      9.3   NON-RELIANCE.

            Each Lender represents that it has, independently and without reliance on the Lead Arrangers, Collateral Agent, Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Calpine Entities and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Lead Arrangers, Collateral Agent, Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Each of Administrative Agent, the Lead Arrangers, Collateral Agent and any Lender shall not be required to keep informed as to the performance or observance by any Calpine Entity or its Affiliates under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Calpine Entity or its Affiliates.

      9.4   DEFAULTS; MATERIAL ADVERSE CHANGE.

            None of the Lead Arrangers, Collateral Agent and Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Inchoate Default, Event of

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Default or Material Adverse Change, unless such Person has received a notice from a Lender or any Borrower Party, referring to this Agreement, describing such Inchoate Default, Event of Default or Material Adverse Change and indicating that such notice is a notice of the occurrence of such default or Material Adverse Change (as the case may be). If Administrative Agent receives such a notice of the occurrence of an Inchoate Default, Event of Default or Material Adverse Change, Administrative Agent shall give notice thereof to the Lenders. Each of Collateral Agent and Administrative Agent shall take such action with respect to such Inchoate Default, Event of Default or Material Adverse Change as is provided in Article 3, Article 7 or the terms of the Credit Documents, or if not provided for in Article 3, Article 7 or such Credit Documents, as Administrative Agent or Collateral Agent shall be reasonably directed by the Majority Lenders; provided, however, that unless and until Administrative Agent or Collateral Agent shall have received such directions, each of Administrative Agent and Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Inchoate Default, Event of Default or Material Adverse Change as it shall deem advisable in the best interest of the Lenders.

      9.5   INDEMNIFICATION.

            Without limiting the Obligations of each Borrower Party hereunder, each Lender agrees to indemnify the Lead Arrangers, Collateral Agent and Administrative Agent and their respective officers, directors, shareholders, controlling Persons, employees, agents and servants, ratably in accordance with their Proportionate Shares for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Administrative Agent, the Lead Arrangers, Collateral Agent or such Person in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents (to the extent Borrower has not paid any such amounts pursuant to Section 5.11); provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from Administrative Agent's, the Lead Arrangers', Collateral Agent's or any such Person's gross negligence or willful misconduct. Administrative Agent or any such Person shall be fully justified in refusing to take or to continue to take any action hereunder or under any other Credit Document unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent, the Lead Arrangers, Collateral Agent or any such Person promptly upon demand for its Proportionate Share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent, the Lead Arrangers, Collateral Agent or any such Person in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that Administrative Agent, the Lead Arrangers, Collateral Agent or any such Person is not reimbursed for such expenses by Borrower.

      9.6   SUCCESSOR AGENT.

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            Each of Collateral Agent and Administrative Agent may resign at any time by giving 15 days' written notice thereof to the Secured Parties and Borrower. Each of Collateral Agent and Administrative Agent may be removed involuntarily only for a material breach of its respective duties and obligations hereunder and under the other Credit Documents or for gross negligence or willful misconduct in connection with the performance of its respective duties hereunder or under the other Credit Documents and then only upon the affirmative vote of the Required Lenders (excluding Administrative Agent and Collateral Agent (as the case may be) from such vote and Administrative Agent's and Collateral Agent's (as the case may be) Proportionate Share (if any) of the Commitments from the amounts used to determine the portion of the Commitments necessary to constitute the required Proportionate Share of the remaining Lenders). Upon any such resignation or removal of either Administrative Agent or Collateral Agent, the Required Lenders shall have the right, with the consent of Borrower (such consent not to be unreasonably withheld or delayed) to appoint a successor Administrative Agent or Collateral Agent (as the case may be). If no successor Administrative Agent or Collateral Agent (as the case may be) shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's or Collateral Agent's (as the case may be) giving of notice of resignation or the Lenders' removal of the retiring Administrative Agent or Collateral Agent (as the case may be), the retiring Administrative Agent and Collateral Agent (as the case may be) may, on behalf of the Secured Parties, with the consent of Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent or Collateral Agent (as the case may be) hereunder, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent (as the case may be) under the Operative Documents by a successor Administrative Agent or Collateral Agent (as the case may be), such successor Administrative Agent or Collateral Agent (as the case may be) shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent (as the case may be), and the retiring Administrative Agent or Collateral Agent (as the case may be) shall be discharged from its duties and obligations as Administrative Agent or Collateral Agent (as the case may be) only under the Credit Documents. After any retiring Administrative Agent's or Collateral Agent's resignation or removal hereunder as Administrative Agent or Collateral Agent (as the case may be), the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent (as the case may be) under the Operative Documents.

      9.7   AUTHORIZATION.

            Each of Administrative Agent and Collateral Agent is hereby authorized by the Secured Parties to execute, deliver and perform each of the Credit Documents to which Administrative Agent or Collateral Agent (as the case may be) is or is intended to be a party, and each Lender agrees to be bound by all of the agreements of Administrative Agent and Collateral Agent contained in the Credit Documents. Each of Administrative Agent and Collateral Agent is further authorized by the Secured Parties to release Liens on property that Borrower is permitted to sell or transfer pursuant to the terms of this Agreement or the other Credit Documents and to

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enter into agreements supplemental hereto for the purpose of curing any formal defect, inconsistency, omission or ambiguity in this Agreement or any Credit Document to which it is a party.

      9.8   OTHER ROLES.

            With respect to its Commitment, the Loans made by it and any Note issued to it, each of the Lead Arrangers, Collateral Agent, Administrative Agent and LC Issuer in its individual capacity shall have the same rights and powers under the Operative Documents as any other Lender and may exercise the same as though it were not a Lead Arranger, Collateral Agent, Administrative Agent or LC Issuer. The term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of the Lead Arrangers, Collateral Agent, Administrative Agent and LC Issuer in its individual capacity. Each of the Lead Arrangers, Collateral Agent, Administrative Agent, LC Issuer and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Borrower Party or any other Person, without any duty to account therefor to the Lenders. For the avoidance of doubt Collateral Agent may act as Depositary Agent notwithstanding any potential or actual conflict of interest presented by the foregoing and any Borrower Party. Each of the Lenders hereby waives any claim against each of the Lead Arrangers, Collateral Agent, Administrative Agent, LC Issuer and any of their respective Affiliates based upon any conflict of interest that such Person may have with regard to acting as an agent, arranger or issuing bank hereunder and acting in such other roles.

      9.9   AMENDMENTS; WAIVERS.

            Subject to the provisions of this Section 9.9, unless otherwise specified in this Agreement or another Credit Document, the Majority Lenders (or Administrative Agent or Collateral Agent upon written direction or consent of the Majority Lenders) and any Borrower Party may enter into agreements, waivers or supplements hereto for the purpose of adding, modifying or waiving any provisions to the Credit Documents or changing in any manner the rights of the Lenders or any Borrower Party hereunder or thereunder or waiving any Inchoate Default or Event of Default; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

            (a) increase the amount of the Commitment of any Lender hereunder;
or

            (b) reduce the percentage specified in the definition of "Majority Lenders" or "Required Lenders"; or

            (c) amend this Section 9.9; or

            (d) release any Collateral (other than immaterial portions thereof or as expressly permitted pursuant to the Credit Documents) from the Lien of any of the Collateral Documents; or

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            (e) extend the Construction Loan Maturity Date or the Term Loan
Maturity Date or reduce the principal amount of any outstanding Loans or Notes or reduce the rate or change the time of payment of interest due on any Loan; provided that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" contained in Section 2.6.3 or to waive any obligation of Borrower to pay interest at the Default Rate; or

            (f) reduce the amount or extend the payment date for any amount due, whether principal or interest; or

            (g) subordinate the Loans to any other Debt.

            No amendment, modification, termination or waiver of any provision of this Agreement affecting the rights or obligations of Administrative Agent, Collateral Agent, LC Issuer or the Lead Arrangers shall be effective without the written consent of Administrative Agent, Collateral Agent, LC Issuer or the Lead Arrangers, as the case may be.

      9.10  WITHHOLDING TAX.

            If the forms or other documentation required by Section 2.6.6 are not delivered to Administrative Agent, then Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

            9.10.1 If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), then such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out of pocket expenses. Borrower shall not be responsible for any amounts paid or required to be paid by a Lender under this
Section 9.10.1.

            9.10.2 If any Lender sells, assigns, grants participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Section 2.6.6 and this Section 9.10 as though it were such Lender.

      9.11  GENERAL PROVISIONS AS TO PAYMENTS.

            Administrative Agent shall promptly distribute to each Lender, subject to the terms of any separate agreement between Administrative Agent and such Lender, its pro rata share of each payment of principal and interest payable to the Lenders on the Loans and of fees hereunder received by Administrative Agent for the account of the Lenders and of any other

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amounts owing under the Loans. The payments made for the account of each Lender shall be made, and distributed to it, for the account of (a) its domestic lending office in the case of payments of principal of, and interest on, its Base Rate Loans, (b) its domestic or foreign lending office, as each Lender may designate in writing to Administrative Agent, in the case of LIBOR Loans, and
(c) its domestic lending office, or such other lending office as it may designate for the purpose from time to time, in the case of payments of fees and other amounts payable hereunder. Lenders shall have the right to alter designated lending offices upon five Banking Days prior written notice to Administrative Agent and Borrower.

      9.12  SUBSTITUTION OF LENDER.

            Should any Lender fail to make a Loan in violation of its obligations under this Agreement (a "Non-Advancing Bank"), Administrative Agent shall (a) in its sole discretion fund the Loan on behalf of the Non-Advancing Bank, or (b) cooperate and consult with Borrower or any other Lender to find another Person that shall be acceptable to Administrative Agent and that shall be willing to assume the Non-Advancing Bank's obligations under this Agreement (including the obligation to make the Loan which the Non-Advancing Bank failed to make but without assuming any liability for damages for failing to have made such Loan or any previously required Loan). Subject to the provisions of the next following sentence, such Person shall be substituted for the Non-Advancing Bank hereunder upon execution and delivery to Administrative Agent of an agreement acceptable to Administrative Agent by such Person assuming the Non-Advancing Bank's obligations (including its Commitments) under this Agreement, and all interest and fees which would otherwise have been payable to the Non-Advancing Bank shall thereafter be payable to such Person. Nothing in (and no action taken pursuant to) this Section 9.12 shall relieve the Non-Advancing Bank from any liability it might have to Borrower or to the other Lenders as a result of its failure to make any Loan.

      9.13  PARTICIPATION.

            9.13.1 Sales of Participation. Nothing herein provided shall prevent any Lender from selling a participation in one or more of its Commitments (or Loans made hereunder); provided that (a) no such sale of a participation shall alter such Lender's or Borrower's obligations hereunder, and (b) any agreement pursuant to which any Lender may grant a participation in its rights with respect to its Commitment (or Loans made hereunder) shall provide that, with respect to such Commitment (or Loans made hereunder), subject to the following proviso, such Lender shall retain the sole right and responsibility to exercise the rights of such Lender, and enforce the obligations of Borrower relating to such Commitment (or Loans made hereunder), including the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document and the right to take action to have the Obligations hereunder (or any portion thereof) declared due and payable pursuant to Article 7; provided, however, that such agreement may provide that the participant may have rights to approve or disapprove decreases in Commitments, interest rates or fees, lengthening of maturity of any Loans, extend the payment date for any amount due under Article 2 or release of

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any material Collateral. No recipient of a participation in any Commitment or
Loans of any Lender shall have any rights under this Agreement or shall be entitled to any reimbursement for Taxes, Other Taxes, increased costs or reserve requirements under Section 2.6 or 2.8 or any other indemnity or payment rights against Borrower (but shall be permitted to receive from the Lender granting such participation a proportionate amount which would have been payable to the Lender from whom such Person acquired its participation).

            9.13.2 Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to Administrative Agent and Borrower, the option to provide to Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (a) nothing herein shall constitute a commitment by any SPC to make any Loan, and (b) if a SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by a SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.13, any SPC may (i) with notice to, but without the prior written consent of, Borrower, Administrative Agent or and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.13.2 may not be amended without the written consent of all SPCs having outstanding Loans or Commitments hereunder.

      9.14  TRANSFER OF COMMITMENT.

            Notwithstanding anything else herein to the contrary (but subject to Section 9.13.2), any Lender, after receiving Administrative Agent's prior written consent (such consent not to be unreasonably withheld) and (so long as no Event of Default has occurred and is continuing), after consulting with Borrower as to the identity of the applicable assignee, may from time to time, at its option, sell, assign, transfer, negotiate or otherwise dispose of a portion of one or more of its Commitments (including, for purposes of this Section 9.14, Loans made hereunder) (including the Lender's interest in this Agreement and the other Credit Documents) to any Lender; provided, however, that no Lender (including any assignee of any Lender) may

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assign any portion of its Commitment (including Loans) (a) in an amount less than $5,000,000 (unless to another Lender), or (b) in an amount which leaves the assigning Lender with a Commitment (including Loans) of less than $5,000,000 (in each case based on the original principal amount of the Commitment assigned) after giving effect to such assignment and all previous assignments (except that a Lender may be left with no Commitment or Loans if it assigns its entire Commitment); and provided, further, that any Lender may assign all or any portion of its Commitments to an Affiliate of such Lender without the consent of any Person. In the event of any such assignment, (i) the assigning Lender's Proportionate Share shall be reduced and its obligations hereunder released by the amount of the Proportionate Share assigned to the new Lender, (ii) the parties to such assignment shall execute and deliver an appropriate agreement evidencing such sale, assignment, transfer or other disposition, in form and substance reasonably satisfactory to Administrative Agent and Borrower, (iii) the parties to the sale, assignment, transfer or other disposition, excluding Borrower, shall collectively pay to Administrative Agent an administrative fee of $3,500, (iv) at the assigning Lender's option, Borrower shall execute and deliver to such new Notes in the forms attached hereto as Exhibit B-1 or Exhibit B-2, as requested, in a principal amount equal to such new Lender's Commitment, but only if it shall also be executing and exchanging with the assigning Lender a replacement note for any Note in an amount equal to the Commitment retained by the assigning Lender, if any; provided that Borrower shall have received for cancellation the existing Note held by such assigning Lender, and (v) Administrative Agent shall amend Exhibit H to reflect the Proportionate Shares of the Lenders following such assignment. Thereafter, such new Lender shall be deemed to be a Lender and shall have all of the rights and duties of a Lender (except as otherwise provided in this Article 9), in accordance with its Proportionate Share, under each of the Credit Documents.

      9.15  LAWS.

            Notwithstanding the foregoing provisions of this Article 9, no sale, assignment, transfer, negotiation or other disposition of the interests of any Lender hereunder or under the other Credit Documents shall be allowed if it would require registration under the federal Securities Act of 1933, as then amended, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction. Borrower shall, from time to time at the request and expense of Administrative Agent, execute and deliver to Administrative Agent, or to such party or parties as Administrative Agent may designate, any and all further instruments as may in the opinion of Administrative Agent be reasonably necessary or advisable to give full force and effect to such sale, assignment, transfer, negotiation or disposition which would not require any such registration.

      9.16  ASSIGNABILITY AS COLLATERAL.

            Notwithstanding any other provision contained in this Agreement or any other Credit Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to the Federal Reserve Bank and the United States Treasury as collateral security; provided that any payment in respect of such assigned Loans or Notes made by Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this

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Agreement shall satisfy Borrower's obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

      9.17  NOTICES TO LENDERS.

            The Administrative Agent promptly shall deliver all material documents, instruments and notices that it receives hereunder and under the other Operative Documents to each Lender. Except as expressly provided in this Agreement or the other Credit Documents, the Borrower shall not be required to deliver any documents, instruments or notices directly to the Lenders.

      9.18  COLLATERAL AGENT.

            The Collateral Agent shall:

            9.18.1 forward promptly to Administrative Agent any notice delivered to the Collateral Agent pursuant to any Consent;

            9.18.2 have the right, but not the obligation, to (a) refuse any item for credit to any Account except as required by the terms of the Credit Documents, (b) refuse to honor any request for transfer in relation to any Account that is not consistent with the Credit Documents, (c) charge to any Account all applicable charges related to maintaining such Accounts, and (d) pay fees, interest and other charges owing by Borrower as provided herein and in the other Operative Documents;

            9.18.3 except as otherwise provided herein and in the Depositary Agreements (including by the provision of standing instructions therein), take all actions and make all determinations with respect to the Collateral, the Security Documents (including as to the advisability of taking additional steps to perfect, or cause the perfection of, any security interest) and the other Credit Documents to which it is a party as directed in writing by Administrative Agent (acting in accordance with Section 9.9); and

            9.18.4 have the right at any time to seek clarification and instructions concerning the administration of the Credit Documents from Administrative Agent, legal counsel selected by it in good faith with reasonable care or any court of competent jurisdiction and shall be fully protected in relying upon such instructions.

                                   ARTICLE 10
                             INDEPENDENT CONSULTANTS

      10.1  REMOVAL AND FEES.

            Administrative Agent, in its reasonable discretion, may remove from time to time, any one or more of the Independent Consultants and, after consulting with Borrower as to an appropriate Person, appoint replacements as Administrative Agent may choose. Notice of any

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replacement Independent Consultant shall be given by Administrative Agent to
Borrower, the Lenders and to the Independent Consultant being replaced. All reasonable fees and expenses of the Independent Consultants (whether the original ones or replacements) shall be paid by Borrower pursuant to agreements reasonably acceptable to Borrower; provided that no such acceptance shall be required at any time an Event of Default shall have occurred and be continuing.

      10.2  DUTIES.

            Each Independent Consultant shall be contractually obligated to (a) on or before the Closing Date, the Lead Arrangers, and (b) thereafter, Administrative Agent to carry out the activities required of it in this Agreement and as otherwise requested by the Lead Arrangers or Administrative Agent (as the case may be) and shall be responsible solely to the Lead Arrangers or Administrative Agent (as the case may be). Borrower acknowledges that it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties to the Lead Arrangers or Administrative Agent (as the case may be), except to the extent arising from such Independent Consultant's gross negligence or willful misconduct.

      10.3  INDEPENDENT CONSULTANTS' CERTIFICATES.

            (a) Until the receipt by Administrative Agent of certificates satisfactory to Administrative Agent from each Independent Consultant whom Administrative Agent considers necessary or appropriate certifying Completion of a Project or Final Completion, Borrower shall provide such documents and information to the Independent Consultants as any of the Independent Consultants may reasonably consider necessary in order for the Independent Consultants to deliver to Administrative Agent the following:

                  (i) certificates of the Insurance Consultant, Independent Engineer and Power Market Consultant delivered on and dated as of the Closing Date as described in Sections 3.1.9, 3.1.11 and 3.1.12, respectively, and containing the matters set out therein;

                  (ii) after the Closing Date, all certificates to be delivered thereafter pursuant to this Agreement; and

                  (iii) monthly after the Closing Date, a full report and status of the progress of each Project to that date, a complete assessment of Project Costs to Final Completion and such other information and certification as Administrative Agent may reasonably require from the Independent Engineer from time to time.

            (b) Following Completion of each Project, Borrower shall provide such documents and information to the Independent Consultants as they may reasonably consider necessary in order for the Independent Consultants to deliver annually to Administrative Agent

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a certificate setting forth a full report on the status of each Project and such other information and certification as Administrative Agent may reasonably require from time to time.

      10.4  CERTIFICATION OF DATES.

            Administrative Agent will request that the Independent Consultants act diligently in the issuance of all certificates required to be delivered by the Independent Consultants hereunder, if their issuance is appropriate. Borrower shall provide the Independent Consultants with reasonable notice of the expected occurrence of any dates or events requiring the issuance of such certificates.

                                   ARTICLE 11
                                  MISCELLANEOUS

      11.1  ADDRESSES.

            Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

            If to Administrative Agent or
            Collateral Agent:              Calyon New York Branch
                                           1301 Avenue of the Americas
                                           New York, NY 10019-6022
                                           Attn: Project Finance-
                                                 Portfolio Management
                                           Telephone No.: (212) 261-7882
                                           Telecopy No.: (212) 261-3421
                                           E-mails: Robert.Colvin@us.calyon.com;
                                           Justine.Ventrelli@us.calyon.com

            If to Borrower:                 Calpine Steamboat Holdings, LLC
                                            50 West San Fernando St.
                                            Suite 642
                                            San Jose, CA 95113
                                            Telephone: (408) 794-2606
                                            Fax: (408) 792-1162
                                            Attn: Brian Harenza

            All such notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given
(a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, UPS, ETA, Emery, DHL, AirBorne and other similar overnight delivery services), (c) if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by facsimile with receipt confirmed by telephone, or (e) by Electronic Transmission (as defined below). Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by facsimile or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if

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not, on the next following Banking Day) on which it is transmitted if transmitted before 4:00 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth above.

            Any Borrower Party may deliver to Administrative Agent, Collateral Agent or Depositary Agent, as the case may be, any borrowing base certificate, collateral report or other material that such Borrower Party is required to deliver to Administrative Agent, Collateral Agent or Depositary Agent (as the case may be) hereunder or under the other Credit Documents, by e-mail or other electronic transmission (an "Electronic Transmission"), subject to the following terms:

                  (1) Each Electronic Transmission must be sent by the treasurer or chief financial officer of the applicable Borrower Party (or any other authorized representative), and must be addressed to the loan officer and the assistant loan officer of Administrative Agent or Collateral Agent or account officer of Depositary Agent (as the case may be) that handle Borrower's account, as designated by Administrative Agent or Collateral Agent (as the case may be) from time to time. If any Electronic Transmission is returned to the sender as undeliverable, the material included in such Electronic Transmission must be delivered to the intended recipient in the manner required by Section 11.1.

                  (2) Each certificate, collateral report or other material contained in an Electronic Transmission must be in a "pdf" or other imaging format. Any signature on a certificate, collateral report or other material contained in an Electronic Transmission shall constitute a valid signature for purposes hereof. Administrative Agent and Collateral Agent may rely upon, and assume the authenticity of, any such signature, and any material containing such signature shall constitute an "authenticated" record for purposes of the Uniform Commercial Code and shall satisfy the requirements of any applicable statute of frauds.

                  (3) The Borrower Parties shall maintain the original versions of all certificates, collateral reports and other materials delivered to Administrative Agent or Collateral Agent by means of an Electronic Transmission and shall furnish to Administrative Agent or Collateral Agent such original versions within five Banking Days of Administrative Agent or Collateral Agent's request for such materials, signed and certified (to the extent required hereunder) by the officer submitting the Electronic Transmission.

      11.2 ADDITIONAL SECURITY; RIGHT TO SET-OFF.

            Any deposits or other sums at any time credited or due from Lenders and any Project Revenues, securities or other property of any Borrower Party in the possession of any Secured Party may at all times be treated as collateral security for the payment of the Loans and any Notes and all other obligations of each Borrower Party to the Lenders under this Agreement and the other Credit Documents, and each Borrower Party hereby pledges to Collateral Agent for

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the benefit of the Secured Parties and grants Collateral Agent for the benefit of the Secured Parties a security interest in and to all such deposits, sums, securities or other property. Subject to Section 2.7.2, regardless of the adequacy of any other collateral, any Secured Party with the prior written consent of the Collateral Agent may execute or realize on its or the Collateral Agent's security interest in any such deposits or other sums credited by or due from Lenders to Borrower, and may apply any such deposits or other sums to or set them off against Borrower's obligations to Lenders under any Notes and this Agreement at any time after the occurrence and during the continuance of any Event of Default.

      11.3 DELAY AND WAIVER.

            No delay or omission to exercise any right, power or remedy accruing to the Secured Parties upon the occurrence of any Event of Default, Inchoate Default, Material Adverse Change or any breach or default of any Borrower Party or any other Calpine Entity or unsatisfied condition precedent under this Agreement or any other Credit Document shall impair any such right, power or remedy of the Secured Parties, nor shall it be construed to be a waiver of any such breach or default or unsatisfied condition precedent, or an acquiescence therein, or of or in any similar breach or default or unsatisfied condition precedent thereafter occurring, nor shall any waiver of any single Event of Default, Inchoate Default, Material Adverse Change or other breach or default or unsatisfied condition precedent be deemed a waiver of any other Event of Default, Inchoate Default, Material Adverse Change or other breach or default or unsatisfied condition precedent theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Administrative Agent, Collateral Agent or the Secured Parties of any Event of Default, Inchoate Default, Material Adverse Effect or other breach or default or unsatisfied condition precedent under this Agreement or any other Credit Document, or any waiver on the part of Administrative Agent, Collateral Agent or the Secured Parties of any provision or condition of this Agreement or any other Credit Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Credit Document or by law or otherwise afforded to Administrative Agent, Collateral Agent, LC Issuer and the Secured Parties, shall be cumulative and not alternative.

      11.4 COSTS, EXPENSES AND ATTORNEYS' FEES; SYNDICATION.

            11.4.1 Borrower will pay to each of Administrative Agent, Collateral Agent, and the Lead Arrangers all of their respective reasonable costs and expenses in connection with the preparation, negotiation, closing and administering of this Agreement and the documents contemplated hereby and any participation or syndication of the Loans or this Agreement, including the reasonable fees, expenses and disbursements of Latham & Watkins LLP, together with other legal counsel retained by Administrative Agent or Collateral Agent in the States of Minnesota and Texas in connection with the preparation of such documents and any amendments hereof; provided, however, that Borrower shall not be required to pay the fees of the other Lenders' attorneys. Borrower will reimburse (a) Administrative Agent and Collateral Agent for

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all costs and expenses, including reasonable attorneys' fees, expended or incurred by Administrative Agent, Collateral Agent, and the Lenders for their reasonable internal out-of-pocket expenses (but not, in the case of the Lenders, for counsel fees), in enforcing this Agreement or the other Credit Documents in connection with an Event of Default or Inchoate Default, in actions for declaratory relief in any way related to this Agreement or in collecting any sum which becomes due on the Notes or under the Credit Documents and (b) Administrative Agent, Collateral Agent, and the Lenders for their reasonable out-of-pocket expenses, including reasonable attorney fees and reasonable expert, consultant and advisor fees and expenses, in the case of a restructuring of the Loans or otherwise relating to the occurrence of any Inchoate Default or Event of Default. Borrower shall not be responsible for any counsel fees of the Lead Arrangers, Administrative Agent, Collateral Agent or the Lenders other than as set forth above, in Section 5.11 or as otherwise set forth in a separate agreement.

            11.4.2 In connection with syndication of the Loans and Commitments, an information package containing certain relevant information concerning each Borrower Party, the Projects and the other Project participants (including a computer model prepared by Borrower containing the Base Case Project Projections) will be prepared on behalf of Borrower and provided to potential Lenders and participants. Borrower agrees to cooperate and to cause each other Borrower Party and Sponsor to cooperate in the syndication of the Loans and Commitments in all respects reasonably requested by the Lead Arrangers, including participation of each Borrower Party and Sponsor in bank meetings held in connection with such syndication.

      11.5 ENTIRE AGREEMENT.

            This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

      11.6 GOVERNING LAW.

            THIS AGREEMENT AND ANY OTHER CREDIT DOCUMENT (UNLESS OTHERWISE EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

      11.7 SEVERABILITY.

            In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      11.8 HEADINGS.

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            Article, Section and Paragraph headings have been inserted in this
Agreement as a matter of convenience for reference only and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

      11.9 ACCOUNTING TERMS.

            All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by Borrower to Administrative Agent, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices.

      11.10 ADDITIONAL FINANCING.

            The parties hereto acknowledge that as of the Closing Date the Lenders have made no agreement or commitment to provide any financing except as set forth herein.

      11.11 NO PARTNERSHIP, ETC.

            The Lenders and Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or in any of the other Credit Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Lenders and Borrower or any other Person. None of the Lead Arrangers, Administrative Agent, Collateral Agent or the Lenders shall be in any way responsible or liable for the debts, losses, obligations or duties of Borrower or any other Person with respect to the Projects or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Projects (if any) and to perform all obligations and other agreements and contracts relating to the Projects shall be the sole responsibility of Borrower Parties.

      11.12 DEED OF TRUST/COLLATERAL DOCUMENTS.

            Certain guaranties of the Loans are secured in part by the FEC Deed of Trust and the MEC Mortgage encumbering certain properties in the States of Texas and Minnesota, in each case, solely to the extent provided therein. Reference is hereby made to the FEC Deed of Trust and the MEC Mortgage and the other Collateral Documents for the provisions, among others, relating to the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of Administrative Agent, Collateral Agent and the other Secured Parties with respect to such security.

      11.13 LIMITATION ON LIABILITY.

            No claim shall be made by any Borrower Party against the Lead Arrangers, Administrative Agent, Collateral Agent, the Lenders or any of their respective Affiliates, directors, employees, attorneys or agents for any loss of profits, business or anticipated savings,

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special or punitive damages or any indirect or consequential loss whatsoever in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Operative Documents or any act or omission or event occurring in connection therewith, and each Borrower Party hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, in each case, except to the extent such claim is based on gross negligence or willful misconduct of such Person.

      11.14 WAIVER OF JURY TRIAL.

            ADMINISTRATIVE AGENT, COLLATERAL AGENT, THE LENDERS, THE HEDGE BANKS, THE LC ISSUER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ADMINISTRATIVE AGENT, COLLATERAL AGENT, THE LENDERS, THE HEDGE BANKS, THE LC ISSUER, OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BORROWER, ADMINISTRATIVE AGENT, COLLATERAL AGENT, THE LENDERS, THE HEDGE BANKS AND THE LC ISSUER TO ENTER INTO THIS AGREEMENT.

      11.15 CONSENT TO JURISDICTION.

            Administrative Agent, Collateral Agent, the Lenders, the Hedge Banks, the LC Issuer and Borrower agree that any legal action or proceeding by or against Borrower or with respect to or arising out of this Agreement, the Notes, or any other Credit Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Administrative Agent may elect. By execution and delivery of this Agreement, the Lenders, the Hedge Banks, the LC Issuer, Administrative Agent, Collateral Agent and Borrower accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Administrative Agent, Collateral Agent, the Lenders, the Hedge Banks, the LC Issuer and Borrower irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Administrative Agent to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of the FEC Deed of Trust or the MEC Mortgage. Administrative Agent, Collateral Agent, the Lenders, the Hedge Banks, the LC Issuer and Borrower further agree that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of Borrower based upon the assertion that the rate of interest charged by the Lenders on or under this Agreement, the Loans or the other Credit Documents is usurious. Administrative Agent, Collateral Agent, the Lenders, the Hedge Banks, the LC Issuer and Borrower hereby waive any

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right to stay or dismiss any action or proceeding under or in connection with any or all of the Projects, this Agreement or any other Credit Document brought before the foregoing courts on the basis of forum non-conveniens.

      11.16 KNOWLEDGE AND ATTRIBUTION.

            References in this Agreement and the other Credit Documents to the "knowledge," "best knowledge" or facts and circumstances "known to" Borrower, and all like references, mean facts or circumstances of which a Responsible Officer of the applicable Calpine Entity has actual knowledge.

      11.17 SUCCESSORS AND ASSIGNS.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign or otherwise transfer any of its rights under this Agreement except as provided in Section 6.15, and the Lenders may not assign or otherwise transfer any of their rights under this Agreement except as provided in Article 9.

      11.18 COUNTERPARTS.

            This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in one or more duplicate counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

      11.19 USURY.

            Nothing contained in this Agreement or the Notes shall be deemed to require the payment of interest or other charges by Borrower or any other Person in excess of the amount which the holders of the Notes may lawfully charge under applicable usury laws. In the event that the Lenders shall collect moneys which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable Legal Requirements, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the Lenders, be returned to Borrower or credited against the principal balance then outstanding.

      11.20 SURVIVAL.

            All representations, warranties, covenants and agreements made herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Credit

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Documents shall be considered to have been relied upon by the parties hereto and shall survive the execution and delivery of this Agreement, the other Credit Documents and the making of the Loans. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Sections 2.1.1(e), 2.1.4, 2.6.4, 2.8.3, 2.8.4, 5.11, 11.4, 11.22 and
the agreements of the Lenders set forth in Sections 9.1, 9.5, 9.8, 9.10.1 and
11.22 shall survive the payment and performance of the Loans and the other Obligations and the reimbursement of any amounts drawn hereunder, and the termination of this Agreement.

      11.21 PATRIOT ACT NOTICE.

            Each Lender, the Collateral Agent (for itself and not on behalf of any other Person, including any Lender), the Administrative Agent (for itself and not on behalf of any other Person, including any Lender) and LC Issuer (for itself and not on behalf of any other Person, including any Lender) hereby notifies Borrower, Sponsor and each other Borrower Party that, pursuant to the requirements of the USA Patriot Act (2001 H.R. 3162 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower, Sponsor and each other Borrower Party which information includes the name, address, the tax identification number and other identifying information that will allow such Lender, the Collateral Agent, the Administrative Agent or the LC Issuer, as applicable, to identify Borrower, Sponsor and each other Borrower Party in accordance with the Act.

      11.22 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

            Each Lender and each Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to keep confidential any nonpublic information supplied to it by Borrower or any other Calpine Entity; provided that nothing herein shall limit the disclosure of any such information: (a) to the extent such information is required to be disclosed by any Governmental Rule or judicial or administrative process, or to any Governmental Authority in connection with a tax audit or dispute or otherwise,
(b) to counsel for any of the Lenders or any Agent, (c) to banking, securities exchange or other regulatory or supervisory authorities, auditors or accountants having proper jurisdiction and authority to require such disclosure, (d) to any Agent or any other Lender, (e) to any entity in connection with a securitization or proposed securitization of, among other things, all or a part of any amounts payable to or for the benefit of any Lender or its Affiliates under the Credit Documents so long as such entity first executes and delivers to Administrative Agent a confidentiality agreement substantially in the form of Exhibit M, (f) in connection with the exercise of any remedies hereunder or under any of the other Credit Documents, including without limitation upon the occurrence of any Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out", whether or not consummated, of the obligations of Borrower under this Agreement or the obligations of any Borrower Party or Major Project Participant under any other Operative Document or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, so long as such Borrower Party or Major Project Participant first executes and delivers to the respective Lender and Borrower a confidentiality agreement substantially in the form of Exhibit M, (g) to the Independent Engineer, the Power Marketing Consultant, the Insurance Consultant or to other experts engaged

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by Administrative Agent or any Lender in accordance with the provisions of this
Agreement and in connection with the transactions contemplated hereby so long as such expert first executes and delivers to Administrative Agent and Borrower a confidentiality agreement substantially in the form of Exhibit M, or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender and Borrower a confidentiality agreement substantially in the form of Exhibit M. In no event shall any Lender, Administrative Agent or Collateral Agent be obligated or required to return any materials furnished by any Borrower Entity. Notwithstanding the foregoing provisions of this Section 11.22, the foregoing obligation of confidentiality shall not apply to any such information that (i) was known to any Lender or Agent prior to the time it received such confidential information from any Borrower Party or its respective Affiliates, or (ii) becomes part of the public domain independently of any act of any Lender or Agent not permitted hereunder (through publication or otherwise), or (iii) is received by any Lender or any Agent, as applicable, without restriction as to its disclosure or use, from a Person other than a Calpine Entity. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, any obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement (the "Loan Transactions"), shall not apply to the federal tax structure or federal tax treatment of the Loan Transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Loan Transactions. The preceding sentence is intended to cause the Loan Transactions not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Code and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax concept, tax matter or tax idea related to the Loan Transactions. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax concept, tax matter or tax idea related to the Loan Transactions. In addition, each Lender and each Agent acknowledges that the Dow Documents contain various provisions on confidentiality and each Lender and each Agent agree to be bound by the terms thereof, including Article XIX (Confidential and Proprietary Information) of the Capacity Sales Agreement to the extent applicable to the performance of its obligations under this Agreement; provided that in connection with exercise of remedies under the Credit Documents, each Lender and each Agent's obligations under this sentence as to potential transferees of the Collateral shall be limited to requiring the transferee to execute a confidentiality agreement.

      11.23 RELEASE OF PROJECT.

            At Borrower's option upon notice to Administrative Agent, without the consent or approval of Administrative Agent, the Lenders or any other Person, the Collateral and the Undertaking Support LC corresponding to either Project will be released, one of the two Siemens Turbines or substitute cash and letter of credit pursuant to the Borrower Security Agreement will be released and related Subordinated Note deemed cancelled, the Guaranties corresponding to such Project shall terminate, the Intercompany Note corresponding to such Project shall be deemed paid in full, and the financing continue in reliance on the single remaining Project, provided that (a) the Debt Service Coverage Ratio after giving effect to such Project release shall be a minimum of 1.60x and an average of 1.70x through the Term Loan Maturity Date; and (b) the Term Loan will be prepaid such that the Term Loan balance on the Term Loan Maturity Date will be no more than 90% of the loan balance at scheduled Term Loan maturity in the Pro Forma Project Projections. If the Purchase Option or Put Option is exercised, the proceeds, in an amount equal to the lesser of (i) all of such proceeds, and
(ii) such amount as shall result in satisfaction of the criteria set forth in clause (a) and clause (b) above, shall be applied to prepay the Loans (other than the Security Fund LC Loans). The above tests will not be applied to a prepayment related to an exercise of the Put Option or Purchase Option. Upon exercise of either such option, the Collateral and Undertaking Support LC and such Siemens Turbine or substitute cash and letter of credit corresponding to the Freeport Project will be released and related Subordinated Note deemed cancelled. Any proceeds from an exercise of the Put Option or Purchase Option, in excess of the amounts required to be applied to a prepayment of the Loans (other than the Security Fund LC Loans) to the levels as set forth in clauses
(a) and (b) will be released upon Term-Conversion, and until then held in the Borrower Revenue Account as security for the Obligations of Borrower, or to the extent received after Term-Conversion, released immediately to Sponsor without condition.

      11.24 PROJECT EXPANSION.

            Notwithstanding any provision to the contrary contained herein or in any other Credit Document (including Section 9.9 hereof), upon approval (in their sole discretion) by Lenders holding at least 80% of Proportionate Shares, any Borrower Party at its option may obtain secured financing for an expansion of either or both Projects to accommodate an additional combustion turbine and related equipment. No Lender commits hereby or shall be construed by any other term of any Credit Document to have committed to finance any such expansion.

            IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Credit Agreement to be duly executed and delivered as of the day and year first above written.

                                           CALPINE STEAMBOAT HOLDINGS, LLC,
                                           a Delaware limited liability company

                                           By:    /s/ Brian J. Harenza
                                               _________________________________
                                               Brian J. Harenza
                                               Vice President

                       Signature page to Credit Agreement

                                           COBANK, ACB,
                                           as a Lead Arranger, Underwriter,
                                           Co-Syndication Agent,
                                           Co-Book Runner and a Lender

                                           By:    /s/ David Boyce
                                               _________________________________
                                               David Boyce
                                               Vice President

                       Signature page to Credit Agreement

                                           CALYON NEW YORK BRANCH,
                                           as a Lead Arranger, Underwriter,
                                           Administrative Agent, Collateral
                                           Agent, Co-Book Runner, LC Issuer
                                           and a Lender

                                           By:    /s/ Martin C. Livingston
                                               _________________________________
                                               Martin C. Livingston
                                               Director

                                           By:    /s/ Robert G. Colvin
                                               _________________________________
                                               Robert G. Colvin
                                               Director

                       Signature page to Credit Agreement

                                           UFJ BANK LIMITED,
                                           as a Lead Arranger, Co-Documentation
                                           Agent, Underwriter and a Lender

                                           By:    /s/ Junji Hasegawa
                                               _________________________________
                                               Junji Hasegawa
                                               Vice President

                       Signature page to Credit Agreement

                                           HSH NORDBANK AG,
                                           as a Lead Arranger, Co-Documentation
                                           Agent, Underwriter and a Lender

                                           By:   /s/ Thomas Emmons
                                               _________________________________
                                               Thomas Emmons
                                               Senior Vice President

                                           By:   /s/ Rohan Singh
                                               _________________________________
                                               Rohan Singh
                                               Assistant Vice President

                       Signature page to Credit Agreement

                                           BAYERISCHE HYPO- UND VEREINSBANK AG,
                                           NEW YORK BRANCH,
                                           as a Lead Arranger,
                                           Co-Syndication Agent,
                                           Underwriter and a Lender

                                           By:       /s/ Andrew G. Mathews
                                               _________________________________
                                               Name:  Andrew G. Mathews
                                               Title: Managing Director

                                           By:       /s/ Paul J. Colatrella
                                               _________________________________
                                               Name:  Paul J. Colatrella
                                               Title: Director

                       Signature page to Credit Agreement

                                                                       EXHIBIT A
                                                             to Credit Agreement

                                   DEFINITIONS

            "Accounts" means the FEC Construction Account, the MEC Construction Account, the Borrower Revenue Account, the FEC Revenue Account, the MEC Revenue Account, the Distribution Suspense Account, the Mandatory Prepayment Account, the FEC O&M Account, the MEC O&M Account, the MEC Major Maintenance Reserve Account, the FEC Major Maintenance Reserve Account, the Debt Service Reserve Account, the FEC Loss Proceeds Account, the MEC Loss Proceeds Account, the FEC Checking Account, the MEC Checking Account, the Security Fund LC Cash Collateral Account, and each cash collateral account referred to in the Credit Documents, including any sub-accounts within such accounts.

            "Act" has the meaning given in Section 11.21 of the Credit
Agreement.

            "Additional Borrower Equity" means any cash equity deposit made by Borrower at its sole discretion, after the Closing Date, with Administrative Agent which cash equity is to be applied to the payment of Project Costs.

            "Additional Project Documents" means MEC Additional Project Documents and FEC Additional Project Documents.

            "Administrative Agent" means Calyon New York Branch, acting in its capacity as administrative agent for the Secured Parties under the Credit Documents.

            "Administrative Agent Fee Letter" means that certain letter agreement regarding fees, dated as of the Closing Date, by and between Administrative Agent and Borrower.

            "Adverse PUHCA Event" means that Borrower or any of its "affiliates" (within the meaning of Section 2(a)(11)(B) of PUHCA) becomes an "electric utility company", "public utility company", or "public utility holding company" required to register as such within the meaning of PUHCA at a time at which applicable provisions of PUHCA, or any successor statute thereof, and the rules and regulations thereunder are in effect and such event or occurrence has, or with the passage of time will have, a Material Adverse Effect or a material and adverse effect on Administrative Agent or the Lenders.

            "Affiliate" of a specified Person means any other Person that (a) directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or (b) only with respect to matters relating to PUHCA, holds or beneficially owns 10% or more of the equity interest in the Person specified or 10% or more of any class of voting securities of the Person specified. When used with respect to Borrower, "Affiliate" shall include Sponsor, FEC-LP, FEC-GP, FEC, MEC, CCMCI, Operator, CES, and any Affiliate thereof (other than Borrower).

            "Affiliated Major Project Participant" has the meaning given in
Section 3.1.1 of the Credit Agreement.

            "Agent" means the Collateral Agent or the Administrative Agent.

            "Allocated Portion" means the FEC Allocated Portion or the MEC Allocated Portion.

            "Amortization Schedule" means the schedule for repayment of the principal of the Term Loans as set forth on Exhibit I to the Credit Agreement.

            "Annual Operating Budget" has the meaning given in Section 5.14.3 of the Credit Agreement.

            "Applicable Permit" means, at any time, any Permit, including any zoning, land use, environmental protection, pollution (including air, water or noise), sanitation, FERC, Minnesota Public Utilities Commission, Minnesota Pollution Control Agency, City of Mankato, U.S. Environmental Protection Agency, Federal Aviation Administration, Department of Energy, Minnesota Environmental Quality Board, State Fire Marshall, import, export, safety, siting or building Permit (a) that is necessary under applicable Legal Requirements or any of the Operative Documents to be obtained by or on behalf of any Borrower Party and/or those permits required to be obtained by Dow under the Dow Agreements at such time in light of the stage of development, construction or operation of the Projects to construct, test, operate, maintain, repair, lease, own or use the Projects as contemplated by the Operative Documents, to sell electricity from the Projects or deliver fuel to the Projects, or for Borrower to enter into any Operative Document or to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements, or (b) that is necessary so that none of Borrower Parties, Administrative Agent, Collateral Agent, the Lead Arrangers or the Secured Parties nor any Affiliate of any of them may be deemed by any Governmental Authority to be subject to regulation under the FPA or PUHCA or treated as a public utility under the Constitution and the laws of the State of Minnesota or Texas as presently constituted and as construed by the courts of Minnesota or Texas, respectively, with respect to the regulation of the rates of, or the financial or organizational regulation of, electric utilities solely as a result of the development and construction or operation of the Projects or the sale of electricity therefrom, except that (i) MEC is subject to the compliance requirements under PUHCA applicable to an Exempt Wholesale Generator and an owner of an Eligible Facility, (ii) FEC is subject to the compliance requirements under PURPA applicable to a Qualifying Facility and will be subject to state law and regulation with respect to rates or the financial or organizational regulation of electric utilities to the extent contemplated by 18 C.F.R Section 292.602(c), and (iii) each of MEC and CES is a "public utility" under the FPA with authority to sell wholesale electric power at market based rates and with all waivers of regulations and blanket authorizations as are customarily granted by FERC to a "public utility" that sells wholesale electric power and ancillary services at market based rates.

            "Arrangement Fee Letter" means that certain letter agreement regarding fees, dated as of the Closing Date, by and between Co-Book Runners and Borrower.

            "Available Construction Funds" means, at any time and without duplication, the sum of (a) amounts in the Construction Accounts after giving effect to all permitted transfers therein on any given date, including from the Borrower Revenue Account, (b) the then-applicable Available Construction Loan Commitment, (c) undisbursed Insurance Proceeds or Eminent Domain Proceeds which are available for payment of Project Costs, (d) any delay liquidated damages which either Project Company has received under either Construction Contract and which are not required to be paid to Dow or Construction Contractor, and (e) any undisbursed amounts on deposit with Administrative Agent or Depositary Agent constituting Additional Borrower Equity.

            "Available Construction Loan Commitment" means (a) during the Construction Loan Availability Period, the total Construction Loan Commitment at such time minus the aggregate principal amount of all Construction Loans outstanding at such time, and (b) at any time after the Construction Loan Availability Period, zero.

            "Banking Day" means any day other than a Saturday, Sunday or other day on which banks are or Administrative Agent is authorized or required to be closed in the State of Texas, the State of Minnesota or the State of New York and, where such term is used in any respect relating to a LIBOR Loan, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

            "Bankruptcy Event" shall be deemed to occur, with respect to any Person, if that Person shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law, or shall consent to the institution of an involuntary case thereunder against it; or such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable Federal or state law, or shall consent thereto; or such Person shall apply for, or consent or acquiesce to, the appointment of, a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; or such Person shall make a general assignment for the benefit of its creditors; or such Person shall admit in writing its inability to pay its debts generally as they become due; or if an involuntary case shall be commenced seeking liquidation or reorganization of such Person under the Bankruptcy Law or any similar proceedings shall be commenced against such Person under any other applicable Federal or state law and (a) the petition commencing the involuntary case is not timely controverted, (b) the petition commencing the involuntary case is not dismissed within 60 days of its filing, (c) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within 60 days, or (d) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other officer having similar powers, over such Person or all or a part of its property shall have been entered; or any other similar relief shall be granted against such Person under any applicable Bankruptcy Law.

            "Bankruptcy Law" means Title 11, United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors, or any successor statute.

            "Base Case Project Projections" means a projection of operating results for the Projects, showing at a minimum Borrower's reasonable good faith estimates, as of the Closing Date, of revenues, operating expenses, the Debt Service Coverage Ratio, and sources and uses of revenues over the forecast period, which projection is attached as Exhibit G-3 to the Credit Agreement.

            "Base Equity Requirement" means cash equity funds equal to $96,249,010.70.

            "Base Rate" means the greater of (a) the prime commercial lending rate established from time to time by Administrative Agent at its New York office, or (b) the Federal Funds Rate plus 0.50%. The Base Rate may not necessarily be the highest or lowest rate of interest charged by Administrative Agent to its commercial borrowers.

            "Base Rate Construction Loan" has the meaning given in Section 2.1.1(b)(i) of the Credit Agreement.

            "Base Rate Loans" means, collectively, the Base Rate Construction Loans, the Base Rate Term Loans and the Base Rate Security Fund LC Loan.

            "Base Rate Security Fund LC Loan" means a Security Fund LC Loan that shall bear interest at the rate set forth in Section 2.2.3(a) of the Credit Agreement.

            "Base Rate Term Loan" has the meaning given in Section 2.1.2(b)(i)(A) of the Credit Agreement.

            "Benefiting Project Company" means (a) with respect to each Credit Event consisting of Construction Loans, any Project Company receiving proceeds of such Construction Loan, (b) with respect to issuance of the Security Fund LC, MEC, and (c) with respect to all other Credit Events, both Project Companies.

            "Borrower" means Calpine Steamboat Holdings, LLC, a Delaware limited liability company.

            "Borrower Closing Letter Agreements" means the Arrangement Fee Letter, the Administrative Agent Fee Letter and the Upfront Fee Letter.

            "Borrower Depositary Agreement" means the Depositary Agreement, dated as of the Closing Date, in substantially the form of Exhibit D-4 to the Credit Agreement, among Borrower, Administrative Agent, Collateral Agent and Depositary Agent.

            "Borrower Parties" means Borrower, FEC, FEC-GP, FEC-LP and MEC.

            "Borrower Revenue Account" means the "Revenue Account" as defined in the Borrower Depositary Agreement.

            "Borrower Waterfall Level" means a "Waterfall Level" as defined in the Borrower Depositary Agreement.

            "Borrowing" means a borrowing by Borrower of any Construction Loan or Term Loan.

            "Calculation Period" means, as to a particular date, the 12 month period (or, during the initial 12 months following Term-Conversion, the actual number of calendar months or partial calendar months following Term-Conversion) immediately preceding such date.

            "Calpine" means Calpine Corporation, a Delaware corporation.

            "Calpine Entity(ies)" has the meaning given in Section 3.1.1 of the Credit Agreement.

            "Capacity Sales Agreement" means the Amended and Restated Capacity Sales Agreement, dated May 27, 2004, between Dow and FEC.

            "Capital Adequacy Requirement" has the meaning given in Section 2.8.4(a) of the Credit Agreement.

            "CCMCI" means Calpine Construction Management Company, Inc., a Delaware corporation.

            "CCMCI Subordination Agreement" means the Subordination Agreement, dated as of February 25, 2005, by Construction Contractor in favor of Administrative Agent, relating to the Subordinated Notes.

            "CDHI" means Calpine Development Holdings, Inc., a Delaware corporation.

            "CES" means Calpine Energy Services, L.P., a Delaware limited partnership.

            "CES PPA (FEC)" means the Index Based Power Purchase Agreement, dated as of February 25, 2005, between FEC and CES.

            "Change of Law" has the meaning given in Section 2.8.2 of the Credit Agreement.

            "City of Mankato" means the City of Mankato, Minnesota.

            "Closing Date" has the meaning given in Section 3.1 of the Credit Agreement.

            "Co-Book Runners" means Calyon New York Branch and CoBank, ACB.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Co-Documentation Agents" means UFJ Bank Limited and HSH Nordbank AG, each acting in its capacity as co-documentation agent for the Lenders under the Credit Agreement..

            "Collateral" means all property which is subject or is intended to become subject to the security interests or liens granted by any of the Collateral Documents.

            "Collateral Agent" means Calyon New York Branch, acting in its capacity as collateral agent for the Secured Parties under the Credit Documents.

            "Collateral Documents" means the Group Pledge and Security Agreement, the MEC Mortgage, the MEC Security Agreement, the FEC Deed of Trust, the FEC Security Agreement, the Depositary Agreements, the Control Agreements, each Consent, the NSP Acknowledgment of Subordination, and any fixture filings, financing statements, or other similar documents filed, recorded or delivered in connection with the foregoing.

            "Collateral Replacement LC" means any Major Maintenance Reserve Letter of Credit and any DSR Letter of Credit.

            "Commercial Operation" has the meaning given in the Capacity Sales Agreement.

            "Commitment Fee" has the meaning given in Section 2.4.2(a) of the Credit Agreement.

            "Commitments" means, with respect to each Lender, such Lender's Construction Loan Commitment, Term Loan Commitment and Security Fund LC Commitment and with respect to all Lenders, the Total Construction Loan Commitment, the Total Term Loan Commitment and the Total Security Fund LC Commitment.

            "Completion" means:

            (a) with respect to the Freeport Project, (i) all necessary facilities for the transportation and receipt of the appropriate fuels to and by the Freeport Project have been completed in accordance with the terms of the FEC Project Documents, (ii) "Substantial Completion" of all "Phases" as defined in the FEC Construction Contract shall have occurred, (iii) all facilities necessary for the procurement, transportation and discharge of water to the Freeport Project and wastewater from the Freeport Project have been obtained or completed in accordance with the applicable FEC Project Documents and Applicable Permits, (iv) necessary interconnection facilities sufficient to transmit all power generated by the Freeport Project have been completed in accordance with the Capacity Sales Agreement, (v) all real estate rights reasonably necessary for completion of the foregoing and continued operations of the Freeport Project have been obtained, (vi) all phases of the Freeport Project have achieved Commercial Operation as described in the Capacity Sales Agreement, (vii) all items listed on the Spare Parts Inventory (as such term is defined in the FEC O&M Agreement) and which are otherwise budgeted in the Project Budget shall have been purchased and be readily available, (viii) all Performance Tests under the Dow Agreements have been performed and any required liquidated damages thereunder have been paid, provided that as soon as the Capacity Payments described in Section 11.1(c) of the Capacity Sales Agreement begin, the Freeport Project will be deemed to have satisfied the requirements of this clause (viii) and clauses (ii) and (ix), even if further performance testing remains, so long as the Construction Contractor remains obligated to perform and pass the tests, the Undertaking Support LCs remain outstanding in the respective amounts required by the Completion Undertaking Agreements, and the Completion Undertaking Agreements remain in full force and effect, and (ix) all Demonstration Tests (as defined in the Capacity Sales Agreement) have been performed; and

            (b) with respect to the Mankato Project, (i) all necessary facilities for the transportation and receipt of the appropriate fuels to and by the Mankato Project have been completed in accordance with the terms of the MEC Project Documents, (ii) "Substantial Completion" as defined in the MEC Construction Contract shall have occurred, (iii) all facilities necessary for the procurement, transportation and discharge of water to the Mankato Project and wastewater from the Mankato Project have been obtained or completed in accordance with the applicable MEC Project Documents and Applicable Permits,
(iv) necessary interconnection facilities sufficient to transmit all power generated by the Mankato Project have been completed in accordance with the MEC Interconnection Agreement and the Power Purchase Agreement, (v) all real estate rights reasonably necessary for completion of the foregoing and continued operations of the Mankato Project have been obtained, (vi) the Mankato Project has achieved its Facility Acceptance Date under the Power Purchase Agreement, and (vii) all items in the Spare Parts Inventory (as such term is defined in the MEC Construction Contract) and which are otherwise budgeted in the Project Budget shall have been purchased and be readily available.

            "Completion Date" means, with respect to a Project, the date on which Completion occurs with respect to such Project.

            "Completion Undertaking Agreements" means the FEC Completion Undertaking Agreement and the MEC Completion Undertaking Agreement.

            "Confirmation of Interest Period Selection" has the meaning given in
Section 2.1.3(c)(ii) of the Credit Agreement.

            "Consents" means the consents required from each Major Project Participant under Section 3.1.31 of the Credit Agreement and any other third party consents to the assignments contemplated by the Collateral Documents.

            "Construction Account" has the meaning given in Section 1.1 of the respective Project Company Depositary Agreements and does not include any sub-accounts therein unless otherwise indicated in each provision.

            "Construction Contract Guaranties" means the FEC Construction Contract Guaranty and the MEC Construction Contract Guaranty.

            "Construction Contractor" means CCMCI.

            "Construction Contractor Performance LDs" has the meaning given in the FEC Depositary Agreement and the MEC Depositary Agreement, respectively.

            "Construction Contracts" means the FEC Construction Contract and the MEC Construction Contract.

            "Construction Loan" has the meaning given in Section 2.1.1(a) of the Credit Agreement.

            "Construction Loan Availability Period" means the period from the Closing Date to the earlier to occur of (a) full utilization of the Total Construction Loan Commitment and (b) the Construction Loan Maturity Date.

            "Construction Loan Commitment" means, at any time with respect to each Lender, such Lender's Proportionate Share of the Total Construction Loan Commitment at such time.

            "Construction Loan Maturity Date" means the date that is the earliest to occur of (a) May 1, 2007, (b) Term-Conversion, or (c) an Event of Default and acceleration of the Construction Loans pursuant to Section 7.2.3 of the Credit Agreement.

            "Construction Note" has the meaning given in Section 2.1.4 of the Credit Agreement.

            "Control Agreements" means the FEC Control Agreement and the MEC Control Agreement.

            "Co-Syndication Agents" means CoBank, ACB and Bayerische HYPO- UND Vereinsbank AG, New York Branch, each acting in its capacity as co-syndication agent for the Lenders under the Credit Agreement.

            "COSCI Subordination Agreement" means the Subordination Agreement, dated as of February 25, 2005, by Operator in favor of Administrative Agent.

            "Credit Agreement" means the Credit Agreement, dated as of February 25, 2005, by and among Borrower, Administrative Agent, Collateral Agent, the Lead Arrangers, the other agents and arrangers listed on the signature pages thereto and the Lenders.

            "Credit Documents" means the Credit Agreement, the Notes, the Collateral Documents, the Interest Rate Agreements (including all Hedge Transactions thereunder), the Borrower Closing Letter Agreements, any Subordination Agreements, the Dow Payment Substitution Agreement, any Collateral Replacement LCs, the FEC Guaranty, the FEC-LP Guaranty, the FEC-GP Guaranty, the MEC Guaranties, and any other loan or security agreements or letter agreement or similar document, entered into by Administrative Agent, Collateral Agent, Depositary Agent, the Lead Arrangers or any Secured Party, on the one hand, and the Borrower or one or more Borrower Parties, on the other hand, in connection with the transactions contemplated by the Credit Documents.

            "Credit Event" has the meaning given in Section 3.2 of the Credit Agreement.

            "Debt" of any Person at any date means, without duplication, (a) all obligations (including contingent obligations) of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, and other accrued expenses arising in the ordinary course of business which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, but excluding trade accounts payable (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (h) all Debt of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation substantially the economic equivalent of a guarantee, and (i) obligations in respect of Hedge Transactions.

            "Debt Service" means, for any period, the sum of (a) all fees (other than fees paid on the Closing Date) payable by Borrower hereunder during such period to Administrative Agent, Collateral Agent, Depositary Agent and the Lenders, (b) interest payable by Borrower on Term Loans less (for purposes of calculating the Debt Service Coverage Ratio) net payments, if any, received by Borrower during such period pursuant to Hedge Transactions, (c) scheduled Term Loan principal payments payable by Borrower (as reduced to reflect actual prepayments through the date of such calculation) payable during such period, and (d) net payments, if any, payable during such period pursuant to Hedge Transactions.

            "Debt Service Coverage Ratio" means, for any period, the ratio of
(a) Operating Cash Available for Debt Service for such period to (b) Debt Service for such period.

            "Debt Service Reserve Account" has the meaning given in Section 1.1 of the Borrower Depositary Agreement.

            "Debt to Equity Ratio" means, as of any date of determination, the ratio of (a) the aggregate outstanding principal amount of all Construction Loans or Term Loans, as the case may be, to (b) all equity contributions made to Borrower (in cash or property) and applied to Project Costs (as verified by the Independent Engineer) as of such date of determination, to the extent such contributions have not been reimbursed with the proceeds of any Loans (including the Dow Change Order Drawing).

            "DEC" means Dow Engineering Company, a Delaware corporation.

            "Default Rate" has the meaning given in Section 2.6.3 of the Credit Agreement.

            "Depositary Agent" means Wilmington Trust Company, not in its individual capacity but solely as depositary agent, bank and securities intermediary under the Depositary Agreements.

            "Depositary Agreements" means the Borrower Depositary Agreement, the FEC Depositary Agreement and the MEC Depositary Agreement.

            "Distribution Suspense Account" has the meaning given in Section 1.1 of the Borrower Depositary Agreement.

            "Dollars" and "$" means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

            "Dow" means The Dow Chemical Company, a Delaware corporation.

            "Dow Agreements" means the Capacity Sales Agreement, the FEC Ground Lease, the FEC O&M Agreement and the Site Services Agreement.

            "Dow Change" has the meaning given in the Capacity Sales Agreement.

            "Dow Change Order Drawing" has the meaning given in Section 3.3.3(b) of the Credit Agreement.

            "Dow Consent" means the Consent and Agreement, dated as of February 25, 2005, executed by Dow, FEC, and Administrative Agent.

            "Dow/DEC Technical Requirements" has the meaning given in the Capacity Sales Agreement.

            "Dow Delay Event" has the meaning given in the Capacity Sales Agreement.

            "Dow Payment Substitution Agreement" means the Dow Payment Substitution Agreement, dated as of February 25, 2005, by and between Sponsor and Agent.

            "Dow Performance Test Drawing" means a drawing of Construction Loans pursuant to Section 3.3.3(c) of the Credit Agreement.

            "Dow Performance Test Drawing Amount" has the meaning given in
Section 3.3.3(c) of the Credit Agreement.

            "Dow Performance Test Exposure" means (a) if the Independent Engineer is able to estimate with a high degree of certainty the maximum possible amount that FEC would have to expend to perform the tests (beyond the already-budgeted testing costs) and to achieve the Performance Guarantees (under and as defined in the FEC Construction Contract), then the Dow Performance Test Exposure is such estimated amount, and (b) if the Independent Engineer is not able to make such estimate with a high degree of certainty, then the Dow Performance Test Exposure is infinity dollars

            "Dow Performance Test Pre-Completion Revenues" has the meaning given in Waterfall Level 10 of the Borrower Depositary Agreement.

            "Dow Test Deferral" has the meaning given in Section 3.3.3(c) of the Credit Agreement.

            "Drawdown Certificate" means a certificate delivered to Administrative Agent substantially in the form of Exhibit C-5 to the Credit Agreement.

            "Drawing Payment" means any payment by LC Issuer honoring a drawing under the Security Fund LC.

            "Drawstop Funds" has the meaning given in Section 5.17 of the Credit Agreement.

            "DSR Letter of Credit" has the meaning given in Section 1.1 of the Borrower Depositary Agreement.

            "DSR Required Balance" means, as of any date, an amount equal to all principal and interest in respect of the Term Loans due or to become due within six months after such date.

            "Easements" means the FEC Easements and the MEC Easements.

            "Eligible Facility" means an "eligible facility" within the meaning of PUHCA and FERC's implementing regulations pertaining thereto.

            "Emergency Operating Costs" means those amounts required to be expended for the purchase of goods and services in order to prevent or mitigate an unforeseeable event or circumstances that, in the good faith judgment of MEC or FEC (or Dow as its Operator) as the case may be, necessitates the taking of immediate measures to prevent or mitigate injury to Persons or injury to or loss of property.

            "Eminent Domain Proceeds" has the meaning given in the applicable Depositary Agreement.

            "Environmental Claim" means any and all liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements or attorneys' or consultants' fees, relating in any way to (a) a violation or alleged violation of any Hazardous Substance Law or Permit issued under any Hazardous Substance Law, (b) a Release or threatened Release of Hazardous Substances, or (c) any legal or administrative proceedings relating to any of the above.

            "Environmental Reports" means, collectively, with respect to the Mankato Project (a) the Phase I Environmental Site Assessment, Wenck Associates, dated September 2003, together with the update dated October 19, 2004, (b) the Limited Phase II Environmental Site Assessment, Wenck Associates, dated December 2003, (c) the Phase I Environmental Site

Assessment (Baker Property), Wenck Associates, dated July 2004, (d) Critical Environmental Issues Assessment, Wenck Associates, dated October 2003, (e) Preliminary Subsurface Exploration, Laboratory Testing and Geotechnical Engineering Analysis for Proposed Mankato Power Plant Site, STS Consultants, Ltd., dated October 2003, (f) Site Permit Application for Mankato Energy Center submitted by MEC to Minnesota Environmental Quality Board, dated March 2004, and
(g) Environmental Assessment, Minnesota Environmental Quality Board, dated July 2004.

            "ERCOT" has the meaning given in the Capacity Sales Agreement.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means any corporation, trade or business (whether or not incorporated) that is treated as a single employer together with any Calpine Entity under Section 414 of the Code.

            "ERISA Plan" means any employee benefit plan (a) maintained by Borrower or any ERISA Affiliate, or to which any of them contributes or has contributed, or is or was obligated to contribute, and (b) subject to Section 302 or Title IV of ERISA, or Section 412 of the Code.

            "Event of Default" has the meaning given in Article 7 of the Credit Agreement.

            "Event of Eminent Domain" means any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Collateral or any of the Mortgaged Property, by any agency, department, authority, commission, board, instrumentality or political subdivision of the State of Minnesota, the State of Texas, the United States or another Governmental Authority having jurisdiction.

            "Exempt Wholesale Generator" means an "exempt wholesale generator" within the meaning of PUHCA and FERC's implementing regulations pertaining thereto.

            "Facility Acceptance Date" has the meaning given in Section 1.4 of the Power Purchase Agreement.

            "Facility Acceptance Milestone" has the meaning given in Section 1.4 of the Power Purchase Agreement.

            "FEC" has the meaning given in the Recitals in the Credit Agreement.

            "FEC Additional Project Documents" means any material contracts or agreements related to the construction, testing, maintenance, repair, operation or use of the Freeport Project entered into by FEC and any other Person, or assigned to FEC, subsequent to the Closing Date; provided that all such contracts and agreements providing for the payment by FEC of less than $500,000 per annum individually, or the provision to FEC of less than $1,000,000 per annum individually in value of goods or services, or providing for a maximum term of less than one year shall be deemed not to constitute a FEC Additional Project Document; and provided, further, that the FEC Additional Project Documents shall not include any Owner/Third Party Contracts (as defined in the FEC Construction Contract).

            "FEC Allocated Portion" means the outstanding principal amount of the Loans from time to time, deemed to be allocable to the Freeport Project by virtue of having been initially designated as part of the FEC Allocated Portion pursuant to a Notice of Construction Loan Borrowing (including Loans meeting the conditions set forth in Section 3.4), and not deemed repaid pursuant to Sections 2.1.2(d), 2.1.7(a)(iii), 2.1.7(b), 11.23 or Section 3.6 of the Borrower
Depositary Agreement.

            "FEC Allocated Portion Percentage" has the meaning given in the FEC Depositary Agreement.

            "FEC Checking Account" means the "Checking Account" as defined in the FEC Depositary Agreement.

            "FEC Checking Account Bank" means the "Checking Account Bank" as defined in the FEC Depositary Agreement.

            "FEC Completion Undertaking Agreement" means the Completion Undertaking Agreement dated as of the Closing Date, between CCMCI and Borrower.

            "FEC Construction Account" means the "Construction Account" created pursuant to the FEC Depositary Agreement.

            "FEC Construction Contract" means the Engineering, Procurement and Construction Agreement, dated as of February 25, 2005, between the Construction Contractor and FEC.

            "FEC Construction Contract Guaranty" means the Guaranty, dated as of February 25, 2005, between Sponsor and FEC.

            "FEC Control Agreement" means that certain control agreement to be entered into among FEC, Collateral Agent and FEC Checking Account Bank regarding the perfection of Collateral Agent's Lien on the FEC Checking Account.

            "FEC Deed of Trust" means the Deed of Trust, Security Agreement and Fixture Filing, dated on or about the Closing Date, in substantially the form of Exhibit D-1 to the Credit Agreement, by FEC in favor of Collateral Agent.

            "FEC Depositary Agreement" means the Depositary Agreement, dated as of the Closing Date, in substantially the form of Exhibit D-5 to the Credit Agreement, among FEC, Administrative Agent, Collateral Agent and Depositary Agent.

            "FEC Easements" shall have the meaning given in the FEC Deed of Trust and shall include the Access Easement (as such term is defined in the FEC Ground Lease).

            "FEC-GP" means Calpine Freeport GP, LLC a Delaware limited liability company.

            "FEC-GP Guaranty" means the FEC-GP Guaranty, dated as of the Closing Date, in substantially the form of Exhibit D-17 to the Credit Agreement, by and between FEC-GP and Collateral Agent.

            "FEC Ground Lease" means the Ground Lease, dated May 27, 2004 between Dow and FEC.

            "FEC Guaranty" means the FEC Guaranty, dated as of the Closing Date, in substantially the form of Exhibit D-13 to the Credit Agreement, by and between FEC and Collateral Agent.

            "FEC Interconnection Agreement" has the meaning given in the Capacity Sales Agreement.

            "FEC Loss Proceeds Account" means the "Loss Proceeds Account" created pursuant to the FEC Depositary Agreement.

            "FEC-LP" means Calpine Freeport LP, LLC, a Delaware limited liability company.

            "FEC-LP Guaranty" means the FEC-LP Guaranty, dated as of the Closing Date, in substantially the form of Exhibit D-18 to the Credit Agreement, by and between FEC-LP and Collateral Agent.

            "FEC Major Maintenance Agreement" means the Major Maintenance Agreement, dated as of February 25, 2005, between FEC and Operator.

            "FEC Major Maintenance Reserve Account" means the "Major Maintenance Reserve Account" created pursuant to the FEC Depositary Agreement.

            "FEC Major Project Documents" means the Dow Agreements, the FEC Construction Contract, the FEC Completion Undertaking Agreement, the CES PPA
(FEC), the FEC Construction Contract Guaranty, the FEC Major Maintenance Agreement, any guaranty agreements related to the foregoing executed by Persons in favor of FEC and, unless otherwise agreed by Administrative Agent prior to its execution and delivery, any FEC Additional Project Documents.

            "FEC Major Project Participants" means, without duplication, Borrower, FEC, FEC-LP, FEC-GP, Sponsor (until CCMCI's obligations under FEC's Construction Contract are fully performed), CCMCI (until CCMCI's obligations under FEC's Construction Contract are fully performed), Dow, CES, Operator and any Person other than those so listed which provides any guaranty agreement with respect to a FEC Major Project Document, and any counterparty to any FEC Additional Project Document which is a FEC Major Project Document.

            "FEC Milestone" has the meaning given in the Capacity Sales
Agreement.

            "FEC Mortgaged Property" means the "Trust Property" as defined in the FEC Deed of Trust.

            "FEC Note" means the promissory note in the form of Exhibit B-3 to the Credit Agreement.

            "FEC O&M Account" means the "O&M Account" created pursuant to the FEC Depositary Agreement.

            "FEC O&M Agreement" means the Operation and Maintenance Agreement, dated as of May 27, 2004 between FEC and Dow.

            "FEC Partnership Agreement" means the Amended and Restated Agreement of Partnership of Freeport Energy Center, LP, dated as of January 25, 2005.

            "FEC Phase 3 Work" has the meaning given in the Capacity Sales Agreement.

            "FEC Project Documents" means, without duplication, the FEC Major Project Documents, the FEC Easements, and any other agreement relating to the development, construction or operation of the Freeport Project to which FEC is a party, provided, that the FEC Project Documents shall not include any Owner/Third Party Contracts (as defined in the FEC Construction Contract).

            "FEC Revenue Account" means the "Revenue Account" created pursuant to the FEC Depositary Agreement.

            "FEC Security Agreement" means the Security Agreement, dated as of the Closing Date, in substantially the form of Exhibit D-16 to the Credit Agreement, between FEC and Borrower.

            "FEC Site" has the meaning given to the term "Facility Site" in the FEC Ground Lease.

            "FEC Technical Requirements" has the meaning given in the Capacity Sales Agreement.

            "FEC Waterfall Level" means a "Waterfall Level" as defined in the FEC Depositary Agreement.

            "FEC Work Phase" has the meaning given in the Capacity Sales Agreement.

            "Federal Funds Rate" means, for any day, the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average rate charged by Administrative Agent on such day on such transactions as determined by Administrative Agent).

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

            "FERC" means the Federal Energy Regulatory Commission and its successors.

            "Final Completion" means that Completion shall have occurred and the Independent Engineer shall have confirmed that (a) "Final Project Completion" (as such term is defined in the Construction Contracts) shall have occurred, and
(b) all other work under the Construction Contracts shall have been completed (other than amounts in dispute with respect to Construction Contractor or any other Person, so long as amounts reasonably satisfactory to Administrative Agent (acting in consultation with the Independent Engineer) have been reserved in the applicable Construction Account for payment of such amounts (and as to which any associated Lien falls within the definition of clause (c) of Permitted Liens)).

            "First Amendment to PPA" means the First Amendment to PPA substantially in the form of the draft provided to Administrative Agent on the Closing Date.

            "FPA" means the Federal Power Act, as amended.

            "Freeport Project" has the meaning in the Recitals of the Credit Agreement.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, bylaws, operating agreement or other organizational or governing documents of such Person.

            "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including, but not limited to, any zoning authority, FERC, the Securities Exchange Commission, the Minnesota Public Utilities Commission, the Public Utilities Commission of Texas, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

            "Governmental Rule" means any law, rule, regulation, ordinance, order, code interpretation, treaty, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

            "Granting Bank" has the meaning given in Section 9.13.2 of the Credit Agreement.

            "Group Pledge and Security Agreement" means the Pledge and Security Agreement, dated as of the Closing Date, in substantially the form of Exhibit D-10 to the Credit Agreement by and among Borrower, CDHI, FEC-LP, FEC-GP and the Collateral Agent.

            "Hazardous Substances" means (statutory acronyms and abbreviations having the meaning given them in the definition of "Hazardous Substances Laws") substances defined as "hazardous substances," "pollutants" or "contaminants" in
Section 101 of the CERCLA; those substances defined as "hazardous waste," "hazardous materials" or "regulated substances" by the RCRA; those substances designated as a "hazardous substance" pursuant to Section 311 of the CWA; those substances defined as "hazardous materials" in Section 103 of the HMTA; those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Section 6 or 7 of the TSCA; those substances defined as "contaminants" by Section 1401 of the SDWA, if present in excess of permissible levels; those substances regulated by the Oil Pollution Act; those substances defined as a pesticide pursuant to
Section 2(u) of the FIFRA; those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA; those substances defined as "residual radioactive material" by Section 101 of the UMTRCA; those substances defined as "toxic materials" or "harmful physical agents" pursuant to Section 6 of the OSHA); those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R.
Part 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R. Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts 116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances, or toxic substances in 40 C.F.R. Part 1910; those substances regulated as hazardous materials, hazardous substances, or toxic substances in any other Hazardous Substances Laws; and those substances regulated as hazardous materials, hazardous substances, or toxic substances in the regulations adopted and publications promulgated pursuant to said laws, whether or not such regulations or publications are specifically referenced herein.

            "Hazardous Substances Law" means any of:

            (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA");

            (ii) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.) ("Clean Water Act" or "CWA");

            (iii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA");

            (iv) the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.) ("AEA");

            (v) the Clean Air Act (42 U.S.C. Section 7401 et seq.) ("CAA");

            (vi) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.) ("EPCRA");

            (vii) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.) ("FIFRA");

            (viii) the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat. 486);

            (ix) the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.) ("SDWA");

            (x) the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Section 1201 et seq.) ("SMCRA");

            (xi) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) ("TSCA");

            (xii) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.) ("HMTA");

            (xiii) the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901 et seq.) ("UMTRCA");

            (xiv) the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA");

            (xv) the Texas Solid Waste Disposal Act (Tex. Health & Safety Code,
Section 361.001 et seq.);

            (xvi) the Texas Clean Air Act (Tex. Health & Safety Code, Section
382.001 et seq.);

            (xvii) Subtitle D of the Texas Water Code (Tex. Water Code, Section
26.001 et seq.);

            (xviii) the Texas Oil Spill Prevention and Response Act (Tex. Nat. Res. Code, Section 40.001 et seq.);

            (xix) the Minnesota Environmental Response and Liability Act (Minn. Stat. Chap. 115B) ("MERLA");

            (xx) the Minnesota Petroleum Tank Release Cleanup Act (Minn. Stat. Chap. 115C);

            (xxi) the Minnesota Agricultural Chemical Liability Act (Minn. Stat. Chap. 18D);

            (xxii) the Minnesota Oil and Hazardous Substance Discharge Preparedness Act (Minn. Stat. Chap. 115E);

            (xxiii) the Minnesota Pollution Control Agency Act (Minn. Stat. Chap. 116);

            (xxiv) the Minnesota Water Pollution Control Act (Minn. Stat. Chap.
115); and

            (xxv) all other Federal, state and local Governmental Rules relating to the protection of human health or the environment or which otherwise govern Hazardous Substances, and the regulations adopted and publications promulgated pursuant to all such foregoing laws.

            "Hedge Bank" means a Lender, or any Affiliate thereof which, in any case, is party to an Interest Rate Agreement with Borrower, in its capacity as counterparty to such Interest Rate Agreement.

            "Hedge Breaking Fees" has the meaning given in Section 5.21.2 of the Credit Agreement.

            "Hedge Transaction" means any "Transaction" (such as swaps, caps, collars or floors) entered into under an Interest Rate Agreement.

            "High-Grade Collateral" or "HGC" has the meaning given in Section 11.1(C) of the Power Purchase Agreement.

            "HRSG Vendor" means Nooter/Eriksen, Inc., a Missouri corporation.

            "Improvements" has the meaning given in the FEC Deed of Trust or MEC Mortgage.

            "Inchoate Default" or "Default" means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time or the giving of notice or both, would constitute an Event of Default.

            "Indemnitees" has the meaning given in Section 5.11.1 of the Credit Agreement.

            "Independent Consultants" means, collectively, the Insurance Consultant, the Power Market Consultant and the Independent Engineer.

            "Independent Engineer" means R.W. Beck, Inc.

            "Independent Engineer's Drawdown Certificate" has the meaning given in Section 3.2.6(b) of the Credit Agreement.

            "Initial Allocated Portion" means the Initial FEC Allocated Portion or the Initial MEC Allocated Portion.

            "Initial FEC Allocated Portion" has the meaning given in Section 2.1.1(a) of the Credit Agreement.

            "Initial MEC Allocated Portion" has the meaning given in Section 2.1.1(a) of the Credit Agreement.

            "Initial Principal Repayment Date" means March 31, 2007.

            "Insurance Consultant" means Moore-McNeil, LLC.

            "Insurance Proceeds" has the meaning given in the applicable Depositary Agreement.

            "Interest Period" means, with respect to any LIBOR Loan, the time period selected by Borrower or provided for pursuant to the Credit Agreement which commences on the first day of such Loan, or the effective date of any conversion (as the case may be) and ends on the last day of such time period.

            "Interest Rate" means the Base Rate or the LIBO Rate, as the case may be.

            "Interest Rate Agreements" means one or more interest rate swap agreements, caps, collars, or other master interest rate hedging mechanisms, each in substantially the form of Exhibit D-12 to the Credit Agreement, with such changes as are reasonably required by each Hedge Bank which do not materially change the substance thereof, and in each case having a term that does not extend beyond the Term Loan Maturity Date.

            "Interest Rate Determination Date" means, with respect to any Interest Period, two Banking Days prior to the first day of such Interest Period.

            "LC Issuer" has the meaning given in the Recitals of the Credit Agreement.

            "Lead Arrangers" means CoBank, ACB, Calyon New York Branch, HSH Nordbank AG, UFJ Bank Limited, and Bayerische Hypo- und Vereinsbank AG, New York Branch.

            "Legal Requirements" means, as to any Person, the Governing Documents of such Person, any requirement under a Permit, and any Governmental Rule in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

            "Lender" or "Lenders" means the banks and other similar financial institutions (including any insurance company or other financial institution (whether a corporation, partnership, trust or other entity) that is (a) engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of business, (b) reasonably experienced in project finance transactions similar to the financing contemplated by the Credit Documents, and (c) capable of advancing Loans, and in each case having total assets in excess of $100,000,000) that are or become parties to the Credit Agreement and their successors and assigns including each Lender. For purposes of determining Obligations secured by the Collateral, each Hedge Bank shall be deemed a "Lender" party to the Credit Agreement and Credit Documents to the extent so specified in Section 5.21.3 of the Credit Agreement.

            "Lending Office" means, with respect to any Lender, the office designated in writing as such to Administrative Agent and Borrower from time to time.

            "LIBO Rate" means, with respect to any LIBOR Loan for any Interest Period, the rate per annum determined by Administrative Agent at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by Administrative Agent at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date. Each determination by Administrative Agent pursuant to this definition shall be conclusive in the absence of manifest error.

            "LIBOR Construction Loan" has the meaning given in Section 2.1.1(b)(i) of the Credit Agreement.

            "LIBOR Loans" means, collectively, the LIBOR Construction Loans and the LIBOR Term Loans.

            "LIBOR Security Fund LC Loan" means a Security Fund LC Loan that shall bear interest at the rate set forth in Section 2.2.3(b) of the Credit Agreement.

            "LIBOR Term Loan" has the meaning given in Section 2.1.2(b)(i)(B) of the Credit Agreement.

            "Lien" means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Liquidation Costs" has the meaning given in Section 2.9(f) of the Credit Agreement.

            "Loan Transactions" has the meaning given the Section 11.22 of the Credit Agreement.

            "Loans" means, collectively, the Construction Loans, the Term Loans and the Security Fund LC Loan.

            "Loss Proceeds" has the meaning given in of the applicable Depositary Agreement.

            "Loss Proceeds Account" means the "Loss Proceeds Account" as defined in the respective Project Company Depositary Agreements.

            "Major Casualty Event" has the meaning given in the respective Project Company Depositary Agreements.

            "Major Equipment Contracts" means, collectively, (a) the Purchase Contract for One Heat Recovery Steam Generator & Accessories, dated as of May 17, 2004, between HRSG Vendor and MEC, (b) the Purchase Contract for Steam Turbine Generator and Accessories, dated as of July 28, 2004, between Toshiba International Corporation and MEC, (c) the Purchase Contract for One Gas Turbine Generator & Accessories, dated as of August 30, 2004, between Siemens Westinghouse Power Corporation and MEC, (d) the Purchase Contract for Four Auxiliary Boilers and Accessories, dated as of December 8, 2003, between Rentech and FEC, and (e) the Purchase Contract for Steam Turbine Generator and Accessories, dated as of August 27, 2004, between Toshiba International Corporation and Construction Contractor.

            "Major Maintenance" means labor, materials and other direct expenses for any overhaul of, or major maintenance procedure for, the Projects which require significant disassembly or shutdown of the Projects, (a) in accordance with Prudent Utility Practices, (b) pursuant to manufacturers' requirements to avoid voiding any such manufacturer's warranty, or (c) pursuant to any applicable Legal Requirement, not including any subordinated major maintenance fee.

            "Major Maintenance Plan" has the meaning given in Section 5.14.5 of the Credit Agreement.

            "Major Maintenance Reserve Letter of Credit" has the meaning given in Section 3.4.3(a) of the respective Project Company Depositary Agreements.

            "Major Maintenance Reserve Requirement" means, for each Project, the "Major Maintenance Reserve Requirement" as defined in the applicable Project Company Depositary Agreement.

            "Major Maintenance Service Arrangement" means Appendix E to the Capacity Sales Agreement.

            "Major Project Documents" means FEC Major Project Documents and MEC Major Project Documents.

            "Major Project Participants" means FEC Major Project Participants and MEC Major Project Participants.

            "Majority Lenders" means, at any time, Lenders having Proportionate Shares which in the aggregate exceed 50%.

            "Mandatory Prepayment" has the meaning given in Section 2.1.7(c) of the Credit Agreement.

            "Mandatory Prepayment Account" has the meaning given in Section 1.1 of the Borrower Depositary Agreement.

            "Mankato Project" has the meaning in the Recitals of the Credit Agreement.

            "Material Adverse Effect" or "Material Adverse Change" means (a) a material adverse change in the business, property, prospects, results of operation or financial condition of Borrower (b) any event or occurrence of whatever nature which could reasonably be expected to materially and adversely affect Borrower's, Dow's, NSP's or CCMCI's ability to perform its material obligations under the Operative Documents, and (c) any event or occurrence of whatever nature which could reasonably be expected to materially and adversely affect the value, validity or priority of the Secured Parties' security interests in the Collateral.

            "Maturity" or "maturity" means, with respect to any Loan, Borrowing, interest, fee or other amount payable by Borrower under the Credit Agreement or the other Credit Documents, the date such Loan, Borrowing, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

            "MEC" has the meaning given in the Recitals of the Credit Agreement.

            "MEC Additional Project Documents" means any material contracts or agreements related to the construction, testing, maintenance, repair, operation or use of the Mankato Project entered into by MEC and any other Person, or assigned to MEC, subsequent to the Closing Date; provided that all such contracts and agreements providing for the payment by MEC of less than $500,000 per annum individually, or the provision to MEC of less than $1,000,000 per annum individually in value of goods or services, or providing for a maximum term of less than one year shall be deemed not to constitute a MEC Additional Project Document; and provided, further, that the MEC Additional Project Documents shall not include any Owner/Third Party Contracts (as defined in the MEC Construction Contract).

            "MEC Allocated Portion" means the outstanding principal amount of the Loans from time to time, deemed to be allocable to the Mankato Project by virtue of having been initially designated as part of the MEC Allocated Portion pursuant to a Notice of Construction Loan Borrowing (including Loans meeting the conditions set forth in Section 3.4), and not deemed repaid pursuant to Sections 2.1.2(d), 2.1.7(a)(iii), 2.1.7(b) or 11.23 of the Credit Agreement.

            "MEC Checking Account" means the "Checking Account" as defined in the MEC Depositary Agreement.

            "MEC Checking Account Bank" means the "Checking Account Bank" as defined in the MEC Depositary Agreement.

            "MEC Completion Undertaking Agreement" means the Completion Undertaking Agreement, dated as of the Closing Date between CCMCI and Borrower

            "MEC Construction Account" means the "Construction Account" created pursuant to the MEC Depositary Agreement.

            "MEC Construction Contract" means the Engineering, Procurement and Construction Agreement, dated as of February 25, 2005, between the Construction Contractor and MEC.

            "MEC Construction Contract Guaranty" means the Guaranty, dated as of February 25, 2005, between Sponsor and MEC.

            "MEC Control Agreement" means that certain control agreement to be entered into among MEC, Collateral Agent and MEC Checking Account Bank regarding the perfection of Collateral Agent's Lien on the MEC Checking Account.

            "MEC Depositary Agreement" means the Depositary Agreement, dated as of the Closing Date, in substantially the form of Exhibit D-6 to the Credit Agreement, among MEC, Administrative Agent, Collateral Agent and Depositary Agent.

            "MEC Easements" means shall have the meaning given in the MEC Mortgage.

            "MEC Gas Interconnection Agreement" means the Facility Interconnect, Construction and Reimbursement Agreement, dated effective December 8, 2004, between MEC and Northern Natural Gas.

            "MEC Guaranties" means the MEC Secured Guaranty and the MEC Unsecured Guaranty.

            "MEC Interconnection Agreement" means the Interconnection and Operating Agreement, dated November 17, 2004, among MEC, Midwest Independent Transmission System Operator, Inc. and NSP, doing business as Xcel Energy.

            "MEC Loss Proceeds Account" means the "Loss Proceeds Account" created pursuant to the MEC Depositary Agreement.

            "MEC Major Maintenance Reserve Account" means the "Major Maintenance Reserve Account" created pursuant to the MEC Depositary Agreement.

            "MEC Major Project Documents" means the Power Purchase Agreement, the MEC Interconnection Agreement, the MEC O&M/Major Maintenance Agreement, the MEC Construction Contract, the Water Services Agreement, the MEC Gas Interconnection Agreement, the MEC Completion Undertaking Agreement, the MEC Construction Contract Guaranty, any guaranty agreements related to the foregoing executed by Persons in favor of MEC and, unless otherwise agreed by Administrative Agent prior to its execution and delivery, any MEC Additional Project Documents.

            "MEC Major Project Participants" means, without duplication, Borrower, MEC, Sponsor (until CCMCI's obligations under MEC's Construction Contract are fully performed),

CCMCI (until CCMCI's obligations under MEC's Construction Contract are fully performed), Operator, NSP, the City of Mankato, Northern Natural Gas, and any Person other than those so listed which provides any guaranty agreement with respect to a MEC Major Project Document, and any counterparty to any MEC Additional Project Document which is a MEC Major Project Document.

            "MEC Mortgage" means the Mortgage, Security Agreement and Fixture Filing, dated on or about the Closing Date, in substantially the form of Exhibit D-2 to the Credit Agreement, by MEC in favor of Collateral Agent.

            "MEC Mortgaged Property" means the "Premises" as defined in the MEC Mortgage.

            "MEC Note" means the promissory note in the form of Exhibit B-4 to the Credit Agreement.

            "MEC O&M Account" means the "O&M Account" created pursuant to the MEC Depositary Agreement.

            "MEC O&M/Major Maintenance Agreement" means the Operations and Maintenance Services and Major Maintenance Work Agreement, dated as of October 1, 2004, between MEC and Operator.

            "MEC Project Documents" means, without duplication, the MEC Major Project Documents, the MEC Easements, the NSP Subordinated Mortgage and any other agreement relating to the development, construction or operation of the Mankato Project to which MEC is a party, provided, that the MEC Project Documents shall not include any Owner/Third Party Contracts (as defined in the MEC Construction Contract).

            "MEC Revenue Account" means the "Revenue Account" created pursuant to the MEC Depositary Agreement.

            "MEC Secured Guaranty" means the Guaranty, dated as of the Closing Date, in substantially the form of Exhibit D-14 to the Credit Agreement between MEC and Collateral Agent.

            "MEC Security Agreement" means the Security Agreement, dated as of the Closing Date, in substantially the form of Exhibit D-15 to the Credit Agreement between MEC and Borrower.

            "MEC Site" means the Land, as defined in the MEC Mortgage.

            "MEC Unsecured Guaranty" means the Guaranty, dated as of the Closing Date, in substantially the form of Exhibit D-19 to the Credit Agreement between MEC and Collateral Agent.

            "MEC Waterfall Level" means the "Waterfall Level" as defined in the MEC Depositary Agreement.

            "Minimum Notice Period" means (a) at least three Banking Days before the date of any Borrowing, Term-Conversion, continuation or conversion of a Type of Loan resulting in whole or in part in one or more LIBOR Construction Loans or LIBOR Term Loans, and (b) at least one Banking Day before any Borrowing, Term-Conversion or conversion of a Type of Loan resulting in whole or in part in one or more Base Rate Construction Loans or Base Rate Term Loans.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 3(37) or 4001(a)(3) of ERISA).

            "Non-Advancing Bank" has the meaning given in Section 9.12 of the Credit Agreement.

            "Nonrecourse Persons" has the meaning given in Article 8 of the Credit Agreement.

            "NNG" means Northern Natural Gas Corporation, a Delaware corporation.

            "Notes" means, collectively, any Construction Notes, any Term Notes and any Security Fund LC Loan Notes.

            "Notice of Construction Loan Borrowing" has the meaning given in
Section 2.1.1(b) of the Credit Agreement.

            "Notice of Conversion of Loan Type" has the meaning given in Section
2.1.6 of the Credit Agreement.

            "Notice of Term-Conversion" has the meaning in Section 2.1.2(b) of the Credit Agreement.

            "NSP" means Northern States Power Company, a Minnesota corporation.

            "NSP Acknowledgment of Subordination" means the Consent and Agreement Concerning Subordinated Mortgage, Security Agreement and Financing Statement, dated as of a date on or prior to the Closing Date, in substantially the form of Exhibit D-8 to the Credit Agreement, among NSP, MEC and Collateral Agent.

            "NSP Subordinated Mortgage" means the Subordinated Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated August 23, 2004, by MEC in favor of NSP, as supplemented by the NSP Acknowledgement of Subordination.

            "O&M Agreements" means the FEC O&M Agreement and the MEC O&M Agreement.

            "O&M Costs" means, for any period, cash amounts incurred and paid by FEC and/or MEC for the operation and maintenance of its respective Project or any portion thereof (other than as funded from the MEC Major Maintenance Reserve Account or the FEC Major Maintenance Reserve Account), in connection with MEC's use of any Alternate Generation Source (as such term is defined in the Power Purchase Agreement) and for the purchase of goods and services in connection therewith, including (a) premiums for insurance policies, (b) fuel supply and fuel transportation costs (to the extent incurred in connection with the sale of electrical products under the Capacity Sales Agreement (in the case of the Freeport Project) or the Power Purchase Agreement (in the case of the Mankato Project)) and the cost of other consumables, (c) costs of obtaining any other materials, supplies, utilities or services for the Projects, (d) costs of maintaining, renewing and amending Permits, (e) franchise, licensing, property, real estate, sales and excise taxes, (f) general and administrative expenses,
(g) employee salaries, wages and other employment-related costs, (h) business management and administrative service fees, (i) costs required to be paid by each Project under any Project Document or Credit Document (other than scheduled Debt Service and Project Costs) or to satisfy any Legal Requirement or obtain or maintain any Permit, (j) legal, accounting and consulting fees and other transaction costs and all other fees payable to the Lenders allocable to FEC or MEC, as the case may be (other than amounts constituting scheduled Debt Service), (k) necessary capital expenditures (other than capital expenditures made in connection with the repair or restoration of any casualty suffered by the Projects to the extent funded with insurance or similar proceeds applied pursuant to Section 3.5 of the FEC Depositary Agreement or Section 3.5 of the MEC Depositary Agreement or infusions of equity pursuant to the Credit Documents), (l) all other fees and expenses necessary for the continued operation and maintenance of the Projects and the conduct of the business of the Projects, and (m) Emergency Operating Costs (except for Emergency Operating Costs in connection with the repair or restoration of any casualty suffered by the Projects to the extent funded with insurance or similar proceeds applied pursuant to Section 3.5 of the FEC Depositary Agreement or Section 3.5 of the MEC Depositary Agreement or infusions of equity pursuant to the Credit Documents), but exclusive in all cases of non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature, and also exclusive of all interest charges and charges for the payment or amortization of principal of indebtedness of Borrower. O&M Costs shall not include (i) costs of Major Maintenance to the extent paid with funds on deposit in the MEC Major Maintenance Reserve Account or the Borrower Major Maintenance Account, (ii) Subordinated Payments, (iii) depreciation, (iv) payments for restoration or repair of the Projects from the Loss Proceeds Account in accordance with the terms of the applicable Depositary Agreement, or (v) costs and fees associated with the maintenance of the Undertaking Support LCs or any Collateral Replacement LCs.

            "Obligations" means and includes, with respect to any Person, all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by such Person to the Lead Arrangers, Administrative Agent, Depositary Agent, Collateral Agent, the Hedge Banks or the Lenders of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Credit Agreement or any of the other Credit Documents, including all interest, fees, charges, expenses, attorneys' fees and accountants fees chargeable to such Person and payable by such Person hereunder or thereunder.

            "Operating Budget Category" means (a) individually, any line item category set forth in that portion of the then-current Annual Operating Budget for a Project showing sources and uses of Project funds, and (b) collectively, all line item categories set forth in that portion of the then-current Annual Operating Budget for a Project showing sources and uses of Project funds.

            "Operating Cash Available for Debt Service" means, for any period, Project Revenues during such period minus (a) O&M Costs during such period, and
(b) deposits into the MEC Major Maintenance Reserve Account or the FEC Major Maintenance Reserve Account during such period.

            "Operative Documents" means, collectively, the Credit Documents and the Project Documents.

            "Operator" means Calpine Operating Services Company, Inc., a Delaware corporation.

            "Other Taxes" has the meaning given in Section 2.6.4(a) of the Credit Agreement.

            "Payment Period" means the three-month period commencing on a Quarterly Payment Date and ending on the day prior to the next Quarterly Payment Date.

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Performance Tests" means the Performance Tests as defined and required under the Construction Contracts.

            "Permit" means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

            "Permitted Debt" means (a) Debt incurred under the Credit Documents,
(b) Debt incurred by a Project Company pursuant to the terms of a Project Document (but not for borrowed money), either not more than 90 days past due or being contested in good faith, (c) trade or other similar Debt incurred by a Project Company in the ordinary course of business (but not for borrowed money), either not more than 90 days past due or being contested in good faith, (d) contingent liabilities of Borrower and the Project Companies, to the extent otherwise constituting Debt, including those relating to (i) the acquisition of goods, supplies or merchandise in the normal course of business or normal trade credit, (ii) the endorsement of negotiable instruments received in the normal course of its business, and (iii) contingent liabilities incurred with respect to any Applicable Permit or Operative Document, (e) purchase money obligations incurred by a Project Company to finance the purchase price of discrete items of equipment not comprising an integral part of a Project that extend only to the equipment being financed in an aggregate amount of secured principal and capital lease obligations not exceeding $1,000,000 at any one time outstanding, (f) obligations of a Project Company in respect of surety bonds or similar instruments in an aggregate amount not exceeding $1,000,000 at any one time outstanding, (g) Debt incurred to finance an expansion of either Project in accordance with Section 11.24 of the Credit Agreement and (h) Debt incurred by Borrower in connection with the purchase of two Siemens 501F combustion turbines from CCMCI, as evidenced by the Subordinated Note.

            "Permitted Investments" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having a maturity not exceeding one year from the date of issuance, (b) interest-bearing deposit accounts, including time deposits and certificates of deposit, of any Lender or any domestic or foreign commercial bank whose outstanding long-term debt is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's having capital and surplus in excess of $500,000,000 having a maturity not exceeding 90 days from the date of acquisition, (c) commercial paper issued by any domestic corporation rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and, in each case, having a maturity not exceeding 90 days from the date of acquisition, (d) fully secured repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications established in clause (b) above, (e) high-grade corporate bonds rated at least AA or the equivalent thereof by S&P or at least Aa2 or the equivalent thereof by Moody's having a maturity not exceeding 90 days from the date of acquisition, (f) banker's acceptances drawn on and accepted by any domestic or foreign commercial bank whose long-term senior unsecured debt is rated at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's, (g) money market mutual funds whose investment criteria are substantially similar to items (a) through (f) of this definition, (h) instruments issued by an investment company rated at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's having a portfolio consisting of 95% or more of the securities described in items (a) through (g) of this definition, and (i) investment contracts pursuant to which moneys are deposited (to bear interest at an agreed rate) with a bank, insurance company or other financial institution whose long-term senior unsecured debt is rated at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's.

            "Permitted Liens" means (a) the rights and interests of Collateral Agent and any other Secured Party in Borrower, FEC-GP, FEC-LP, the Project Companies and their respective assets as provided in the Credit Documents, (b) Liens of Borrower and the Project Companies for any tax, assessment or other governmental charge, either secured by a bond or other security reasonably acceptable to Administrative Agent or not yet due or being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Projects, the Sites or any Easements, or ownership interest in either Project Company, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of the Projects, the Sites or any Easements, or ownership interest in either Project Company, (ii) a bond or other security reasonably acceptable to Administrative Agent has been posted or provided in such manner and amount as to assure Administrative Agent that any taxes, assessments or other charges determined to be due will be promptly paid in full when such contest is determined, or (iii) adequate cash reserves have been provided therefor, (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens of the Project Companies, arising in the ordinary course of business or in connection with the construction of the Projects, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Projects, the Sites or any Easements, or ownership interest in either Project Company, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of the Projects, the Sites or any Easements, or ownership interest in either Project Company, (ii) a bond or other security reasonably acceptable to Administrative Agent has been posted or provided in such manner and amount as to assure Administrative Agent that any amounts determined to be due will be promptly paid in full when such contest is determined, or (iii) adequate cash reserves have been provided therefor, (d) Liens of Borrower and the Project Companies arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other security reasonably acceptable to Administrative Agent have been provided or are fully covered by insurance, (e) Title Exceptions with respect to the Project Companies, (f) Liens, deposits or pledges of the Project Companies to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business, not to exceed $500,000 in the aggregate at any time, and with any such Lien to be released as promptly as practicable, (g) other Liens of the Project Companies incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of the property or assets of Borrower or the value of such property or assets for the purposes of such business, (h) involuntary Liens of Borrower or the Project Companies as contemplated by the Operative Documents (including a lien of an attachment, judgment or execution) securing a charge or obligation, on any of the applicable Borrower Party's property, either real or personal, whether now or hereafter owned in the aggregate sum of less than $500,000, (i) the rights and interests of NSP in MEC as provided under the NSP Subordinated Mortgage (as supplemented by the NSP Acknowledgement of Subordination), and (j) Liens created to secure Debt incurred pursuant to clause (g) of the definition of Permitted Debt.

            "Person" means any natural person, corporation, partnership, limited liability company, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

            "Plans and Specifications" means the plans and specifications for the construction and design of each Project as set forth in the applicable Construction Contracts and, in the case of FEC, the Dow Agreements, as updated from time to time, and any other similar design, engineering or technical documents referred to in such Construction Contracts.

            "Power Market Consultant" means Pace Global Energy Services.

            "Power Purchase Agreement" means the Purchased Power Agreement, dated as of March 11, 2004, between NSP and MEC.

            "Principal Repayment Dates" means (a) the Initial Principal Repayment Date and each three month anniversary thereof until the Term Loan Maturity Date, and (b) the Term Loan Maturity Date.

            "Project Budget" has the meaning given in Section 3.1.18 of the Credit Agreement.

            "Project Commercial Operation Date" has the meaning given in the Capacity Sales Agreement.

            "Project Companies" has the meaning given in the Recitals of the Credit Agreement.

            "Project Company Guaranties" means the FEC Guaranty and the MEC Guaranties.

            "Project Costs" means, other than as set forth in the proviso below, all costs associated with the development, design, engineering, construction, testing, installation, equipping, assembly, inspection, completion, and start-up of the Projects incurred prior to the Term Period Commencement Date, including:
(a) all amounts payable under the Construction Contracts, any state taxes on equipment, site acquisition and preparation costs, any interconnection costs payable by MEC pursuant to the Interconnection Agreement, any interconnection costs payable by FEC pursuant to, or in connection with the FEC Interconnection Agreement, all water and wastewater disposal interconnection and pumping station or water well costs by FEC or MEC, (b) financing, advisory, legal and other fees, (c) all other Project-related costs and other development costs, insurance costs, management services fees and expenses and expenses to complete the development, design, construction and financing of both Projects, (d) contingency funds, start-up costs and initial working capital costs, (e) O&M Costs due and payable prior to Term-Conversion, (f) interest and fees incurred on or in respect of any Construction Loan or the Construction Loan Commitment pursuant to the Credit Agreement prior to Term-Conversion, (g) payments and fees under the Interest Rate Agreements payable prior to Term-Conversion, (h) amounts necessary to fund the Debt Service Reserve Account up to 50% of the DSR Minimum Balance as of the Term Period Commencement Date (i) costs incurred with purchasing spare parts, and (j) amounts funded by each Project to its working capital reserve as required under the applicable Depositary Agreement; provided, that Project Costs shall not include (i) Subordinated Payments, and (ii) costs and fees associated with the maintenance of the Undertaking Support LCs and any Collateral Replacement LCs.

            "Project Document Modification" has the meaning given in Section
6.12.1 of the Credit Agreement.

            "Project Documents" means, without duplication, the FEC Project Documents and the MEC Project Documents.

            "Project Revenues" means, without duplication, all income and cash receipts of Borrower Parties derived from the ownership or operation of the Projects, including payments received by Borrower under either Completion Undertaking Agreement, MEC under the Power Purchase Agreement, the MEC Construction Contract, the MEC Construction Contract Guaranty and the MEC O&M Agreement, and payments received by FEC under the Capacity Sales Agreement, the FEC Construction Contracts, the FEC Construction Contract Guaranty, the FEC O&M Agreement, proceeds of any delay in start up or business interruption or liability insurance (to the extent such liability insurance proceeds represent reimbursement of third party claims previously paid by Borrower Parties), income derived from the sale or use of electric capacity, energy or related products transmitted or distributed or ancillary services or other related products produced by the Projects, payments for remarketing of fuel or transportation rights relating thereto and investment income on amounts in the Accounts (solely to the extent deposited in the applicable Account), but excluding (a) net payments, if any, received by Borrower Parties under Hedge Transactions, as determined in conformity with cash accounting principles, (b) any receipts derived from the sale of any property pertaining to the Projects or incidental to the operation of the Projects, as determined in conformity with cash accounting principles, (c) proceeds of casualty insurance, (d) performance liquidated damages under the Construction Contracts or the Completion Undertaking Agreements, (e) the proceeds of any condemnation awards relating to the Projects, (f) proceeds from the Collateral Documents, and (g) any liquidated damages under the Major Equipment Contracts, to the extent applied as a setoff against amounts owed to the applicable Project Company by the Construction Contractor.

            "Project Schedule" means the schedule for construction and completion of the Projects as set forth in the schedule attached as Exhibit G-4 to the Credit Agreement.

            "Projects" has the meaning given in the Recitals of the Credit Agreement.

            "Proportionate Share" means (a) in the context of voting in matters requiring the vote of all or a percentage of the Lenders and indemnification obligations of the Lenders under Section 9.5 of the Credit Agreement, with respect to each Lender (including without duplication, to the extent provided herein, each Hedge Bank in its capacity as a Lender under Section 5.21.3 of the Credit Agreement) at any time, a percentage equal to the quotient of (i) the sum of (A) the percentage interest of such Lender in the Total Construction Loan Commitment (or, after Term-Conversion, the Total Term Loan Commitment), as set forth on Exhibit H to the Credit Agreement (as may be amended pursuant to Article 9 of the Credit Agreement), multiplied by the Total Construction Loan Commitment (or, after Term-Conversion, the Total Term Loan Commitment) plus (B) the percentage interest of such Lender in the Interest Rate Agreements, as set forth on Exhibit H to the Credit Agreement, multiplied by the Hedge Breaking Fees actually payable (and not on a "marked to market" basis) at such time (determined upon the close of the applicable voting period), divided by (ii) the sum of (A) the Total Construction Loan

Commitment (or, after Term-Conversion, the Total Term Loan Commitment) plus (B) the Hedge Breaking Fees actually payable (and not on a "marked to market" basis) at such time (determined upon the close of the applicable voting period), and
(b) with respect to each Lender at any time in the context of funding Construction Loans or Term Loans, the percentage participation of such Lender in the Total Construction Loan Commitment or Total Term Loan Commitment, respectively, as set forth on Exhibit H to the Credit Agreement (as may be amended pursuant to Article 9 of the Credit Agreement). Upon any transfer by a Lender of all or part of its Commitments, Administrative Agent shall revise Exhibit H to reflect the Lenders' Proportionate Shares after giving effect to such transfer.

            "Prudent Utility Practices" means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by electric generation stations in Texas (in the case of the Freeport Project) or Minnesota (in the case of the Mankato Project) of a type and size similar to the Projects as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such electrical station, with commensurate standards of safety, performance, dependability, efficiency and economy, provided however, that, so long as the FEC O&M Agreement remains in full force and effect, "Prudent Utility Practices" means, for FEC, the O&M Standards (as such term is defined in the FEC O&M Agreement). "Prudent Utility Practices" does not necessarily mean one particular practice, method, equipment specification or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

            "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

            "Punchlist" means work under the applicable Construction Contracts, the failure of which to be completed does not, whether individually or in the aggregate, have, or otherwise cause, a Material Adverse Effect.

            "Punchlist Drawing" has the meaning given in Section 3.3.3(a) of the Credit Agreement.

            "Purchase Option" has the meaning given in the Capacity Sales Agreement.

            "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended.

            "Put Option" has the meaning given in the Capacity Sales Agreement.

            "Qualified Letter of Credit" means one or more unconditional, irrevocable letters of credit on terms and conditions, and in form and substance, reasonably satisfactory to Administrative Agent and shall (a) name Administrative Agent on behalf of the Secured Parties as the beneficiary thereof, (b) have an aggregate amount available to be drawn at all times greater than or equal to the amount being secured by such letter of credit, (c) be issued from a bank, banks, trust company or trust companies not a party to the Credit Agreement (and otherwise reasonably acceptable to Administrative Agent) which bank, banks, trust company or trust companies shall have a combined capital and surplus of at least $1,000,000,000 and whose long-term senior unsecured indebtedness is rated at least A by S&P and A2 by Moody's, (d) not be secured by any of the Collateral, and (e) not impose on any Borrower Party any obligation to reimburse drawing payments thereunder; provided that such letter of credit shall provide that it shall (i) automatically renew upon the expiration thereof unless, at least 60 days prior to such expiration, the issuer thereof shall provide Administrative Agent with a notice of non-renewal of such letter of credit, (ii) have an initial expiration date of at least one year after issuance, and (iii) have a stated amount equal from time to time to (or, to the extent of cash deposited, less than) amounts required to be issued as set forth in the Credit Documents.

            "Qualifying Facility" means a "qualifying facility" within the meaning of PURPA and FERC's implementing regulations pertaining thereto.

            "Quarterly Payment Date" means the last Banking Day of each calendar quarter.

            "Rate Margin" means, for Construction Loans, 1.75%, and for Term Loans, the applicable rate set forth below:

TERM PERIOD                RATE MARGIN
-----------                -----------
Years 1-2                    1.750%
Years 3-4                    1.875%
Year 5                       2.000%

            "Register" has the meaning given in Section 2.1.8 of the Credit Agreement.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor).

            "Regulatory Change" means any change after the Closing Date in federal, state, local or foreign laws, regulations, Legal Requirements or requirements under Applicable Permits, or the adoption or making after such date of any interpretations, directives or requests of or under any federal, state, local or foreign laws, regulations, Legal Requirements or requirements under Applicable Permits (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

            "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing or the like, into or upon any land or water or air, or otherwise entering into the environment.

            "Remedial Plan" has the meaning given in Section 5.4.18 of the Credit Agreement.

            "Rentech" means Rentech Boiler Systems, Inc, a state of Texas C corporation.

            "Replacement Obligor" means (a) with respect to any Person party to a Major Project Document in effect on the Closing Date, any Person satisfactory to Administrative Agent acting at the direction of the Required Lenders, or (b) with respect to any Person party to an Additional Project Document, any Person satisfactory to Administrative Agent acting at the direction of the Required Lenders, as the case may be, applying the approval standards set forth in
Section 6.18 of the Credit Agreement as would otherwise be applied to an Additional Project Document, and in each case, having credit, or acceptable credit support, equal to or greater than that of the replaced Person (or otherwise acceptable to Administrative Agent, or Administrative Agent acting at the direction of the Required Lenders, as the case may be, in its sole discretion) on the date that the applicable Major Project Document was entered into who, pursuant to any definitive agreement, definitive guarantee or definitive backup arrangement, in each case reasonably satisfactory to Administrative Agent or Administrative Agent acting at the direction of the Required Lenders, as the case may be, assumes the obligation of providing the services and products on terms and conditions no less favorable to such applicable Borrower Party than those which such Person is obligated to provide pursuant to the applicable Major Project Document.

            "Reportable Event" means any of the events set forth in Section 4043(b) or (c) of ERISA for which notice to the PBGC has not been waived.

            "Required Lenders" means, at any time, Lenders having Proportionate Shares which in the aggregate equal or exceed 66-2/3%.

            "Reserve Requirement" means, for LIBOR Loans, the maximum rate (expressed as a percentage) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period therefor under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBO Rate or LIBOR Loans is to be determined,
(b) any category of liabilities or extensions of credit or other assets which include LIBOR Loans, or (c) any category of liabilities or extensions of credit which are considered irrevocable commitments to lend.

            "Responsible Officer" means, as to any Person, its president, chief executive officer, any vice president, treasurer, or secretary or any natural Person who is a managing general partner or manager or managing member of a limited liability company (or any of the preceding with regard to any such managing general partner, manager or managing member).

            "Restricted Payment Conditions" has the meaning given in Section
6.6.2 of the Credit Agreement.

            "Revenue Accounts" means the Borrower Revenue Account, the FEC Revenue Account and the MEC Revenue Account.

            "Rights of Way" has the meaning given in Section 3.1.23 of the Credit Agreement.

            "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

            "Secured Parties" means Administrative Agent, the Lead Arrangers, the Collateral Agent, the Depositary Agent, any Lender (or Affiliate of any Lenders) which is a counterparty to an Interest Rate Agreement entered into by Borrower in accordance with the Credit Agreement, each Lender and each of their respective successors, transferees and assigns; provided, that no Affiliate of Sponsor shall be a "Secured Party" hereunder or under any other Credit Document.

            "Security Agreement" means the Security Agreement, dated as of the Closing Date, in substantially the form of Exhibit D-3 to the Credit Agreement, between Borrower and Collateral Agent.

            "Security Fund" has the meaning given in Section 11.1 of the Power Purchase Agreement.

            "Security Fund LC" has the meaning given in Section 2.2.1 of the Credit Agreement.

            "Security Fund LC Cash Collateral Account" has the meaning given in the Borrower Depositary Agreement.

            "Security Fund LC Commitment" means, at any time with respect to each Lender, such Lender's Proportionate Share of the Total Security Fund LC Commitment at such time.

            "Security Fund LC Fee" has the meaning given in Section 2.5.1 of the Credit Agreement.

            "Security Fund LC Loan" has the meaning given in Section 2.2.2 of the Credit Agreement.

            "Security Fund LC Loan Note" has the meaning given in Section 2.1.4 of the Credit Agreement.

            "Settlement Amount" has the meaning given in Section 5.11.6(b) of the Credit Agreement.

            "Siemens Turbines" has the meaning given in the Borrower Security Agreement.

            "Site" means the FEC Site and the MEC Site.

            "Site Services Agreement" means the Site Services Agreement, dated as of May 27, 2004 between FEC and Dow.

            "SPC" has the meaning given in Section 9.13.2 of the Credit
Agreement.

            "Sponsor" means Calpine Corporation, a Delaware corporation.

            "Stated Amount" means with respect to the Security Fund LC, the total amount available to be drawn thereunder at the time in question in accordance with the terms of the Security Fund LC.

            "Subject Claims" has the meaning given in Section 5.11.1(a) of the Credit Agreement.

            "Subordinated Notes" means each of the Subordinated Demand Promissory Notes, dated as of February 25, 2005, issued by Borrower to Construction Contractor in the original principal amount of $44,070,758.00 and $43,971,622.00, respectively.

            "Subordinated Payments" means any fees, bonuses, profits and any other amounts payable by either Project Company to any Affiliate under any Project Document and which are subject to subordination under a Subordination Agreement.

            "Subordination Agreements" means the COSCI Subordination Agreement, the CCMCI Subordination Agreement and any other subordination agreement substantially in the form of Exhibit D-7 to the Credit Agreement which is approved by the Majority Lenders pursuant to Section 6.8 of the Credit Agreement.

            "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which such Person: (a) owns 10% or more of the shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity and/or (b) controls the management, directly or indirectly through one or more intermediaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of a Person.

            "Target Debt to Equity Ratio" means a Debt to Equity Ratio equal to
(a) $466,500,000 divided by (b) the sum of (i) $96,249,010.70 and (ii) the Dow
Change Order Drawing (the amount in this clause (ii) expressed as a negative number).

            "Taxes" has the meaning, with respect to the Loans, given in Section 2.6.4(a) of the Credit Agreement.

            "Template Operating Report" means an operating report required by
Section 5.8.2 of the Credit Agreement, in substantially the form of Exhibit G-8 to the Credit Agreement.

            "Term-Conversion" means satisfaction or waiver of the conditions set forth in Section 3.3 of the Credit Agreement, causing conversion of Construction Loans to Term Loans. "Term-Convert" is the verb form of "Term-Conversion."

            "Term Loan" has the meaning given in Section 2.1.2(a) of the Credit Agreement.

            "Term Loan Commitment" means, at any time with respect to each Lender, such Lender's Proportionate Share of the Total Term Loan Commitment at such time.

            "Term Loan Maturity Date" means the earlier of (a) December 31, 2011, and (b) the date on which the entire outstanding principal balance of the Term Loans, together with all unpaid interest, fees, charges and costs, becomes due and payable under the Credit Agreement.

            "Term Note" has the meaning given in Section 2.1.4 of the Credit Agreement.

            "Term Period Commencement Date" has the meaning given in Section 3.3 of the Credit Agreement.

            "Term Title Policy" has the meaning given in Section
6.6.2(h)(ii)(B).

            "Title Exception" means those exceptions to coverage listed on Schedule B-II of the Title Policy, other than the standard printed exceptions contained therein.

            "Title Insurer" means Stewart Title Guaranty Company.

            "Title Policies" means those certain policies of title insurance issued by the Title Insurer dated as of the Closing Date, as provided in Section
3.1.22 of the Credit Agreement, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

            "Total Construction Loan Commitment" has the meaning given in
Section 2.3.2(a)(ii) of the Credit Agreement.

            "Total Security Fund LC Commitment" means $36,500,000.

            "Total Term Loan Commitment" has the meaning given in Section 2.3.2(b) of the Credit Agreement.

            "True-Up Drawing" has the meaning given in Section 3.3.3(d) of the Credit Agreement.

            "Type" means the type of Loan, whether a Base Rate Loan or LIBOR
Loan.

            "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof and of the other Credit Documents relating to such perfection or priority and for purposes of definitions related to such provisions.

            "Undertaking Support LCs" means the letters of credit provided to Borrower pursuant to Section 2.2(a) of the respective Completion Undertaking Agreements.

            "Underwriters" means CoBank, ACB, Calyon New York Branch, UFJ Bank Limited, HSH Nordbank AG and Bayerische HYPO- Und Verinsbank AG, New York Branch, each acting in its capacity as underwriters for the Lenders under the Credit Agreement.

            "Unsatisfied Condition" means a condition in a Permit that has not been satisfied and that either (a) must be satisfied before such Permit can be come effective, (b) must be satisfied as of the date on which a representation is made or a condition precedent must be satisfied under the Credit Agreement, or (c) must be satisfied as of a future date but with respect to which facts or circumstances exist which, to Borrower's knowledge, could reasonably be expected to result in a failure to satisfy such Permit condition.

            "Unutilized Security Fund LC Commitment" means $18,250,000 minus any increases in the Stated Amount of the Security Fund LC pursuant to Sections
2.2.1 and/or 2.2.4 of the Credit Agreement.

            "Upfront Fee Letter" means that certain letter agreement regarding fees, dated as of the Closing Date, by and between Lead Arrangers and Borrower.

            "Variable O&M Costs" means, with respect to MEC, those O&M Costs described in the line-items of the Base Case Project Projections entitled "Reverse Osmosis - Water Treatment", "Demineralizer/EDI/Polishing - Water Treatment", "Boiler/Steam Chemicals - Water Treatment", "Cooling Tower - Water Treatment", "Gas Turbine Gases/Chemicals", "Waste Water Disposal", "Ammonia
(SCR)" and "Electricity Usage Cost."

            "Waterfall Levels" means the Borrower Waterfall Levels, the MEC Waterfall Levels and the FEC Waterfall Levels.

            "Water Services Agreement" means the Water Services Agreement, dated November 10, 2004, between MEC and the City of Mankato, Minnesota.

                             RULES OF INTERPRETATION

      1. The singular includes the plural and the plural includes the singular.

      2. "or" is not exclusive.

      3. A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

      4. A reference to a Person includes its permitted successors, permitted replacements and permitted assigns.

      5. Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

      6. The words "include", "includes" and "including" are not limiting.

      7. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document. In the event of any conflict between the provisions of the Credit Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of the Credit Agreement shall control.

      8. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, modified and supplemented from time to time and in effect at any given time.

      9. The words "hereof", "herein" and "hereunder" and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

      10. References to "days" shall mean calendar days, unless the term "Banking Days" shall be used. References to a time of day shall mean such time in New York, New York, unless otherwise specified.

      11. If, at any time after the Closing Date, Moody's or S&P shall change its respective system of classifications, then any Moody's or S&P "rating" referred to herein shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

      12. The Credit Documents are the result of negotiations between, and have been reviewed by Borrower, each Affiliate of Borrower party thereto, Administrative Agent, the Lead

Arrangers, each Lender and their respective counsel. Accordingly, the Credit Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against Borrower, any Affiliate of Borrower party thereto, Administrative Agent or any Lender solely as a result of any such party having drafted or proposed the ambiguous provision.

                                       41